   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 2002.


                                                      REGISTRATION NO. 333-74194

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------
                             ON2 TECHNOLOGIES, INC.
                        (Name of small business issuer)

              DELAWARE                                7370                               84-1280679
  (State or Other Jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   Incorporation or Organization)         Classification Code Number)               Identification No.)

                         ------------------------------

                               145 HUDSON STREET
                            NEW YORK, NEW YORK 10013
                                 (917) 237-0500
         (Address and Telephone Number of Principal Executive Offices)

                              DOUGLAS A. MCINTYRE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ON2 TECHNOLOGIES INC.
                               145 HUDSON STREET
                            NEW YORK, NEW YORK 10013
                                 (917) 237-0500
           (Name, Address and Telephone Number of Agent for Service)
                         ------------------------------

                                    COPY TO:

                            William A. Newman, Esq.
                                McGuireWoods LLP
                               9 West 57th Street
                                   Suite 1620
                            New York, New York 10019
                                 (212) 548-2100
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as the selling shareholders may decide.

    If any of the securities being registered on this form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE


         TITLE OF EACH CLASS                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
         OF SECURITIES TO BE                AMOUNT TO           OFFERING PRICE             AGGREGATE            REGISTRATION
            REGISTERED(1)                 BE REGISTERED            PER SHARE            OFFERING PRICE              FEE
Common Stock par value, $0.01 per
  share, to be offered pursuant to
  Common Stock Purchase Agreement with
  Crossover Ventures, Inc.............      4,925,000              $0.345(2)             $2,694,450(2)              $675
Common Stock par value, $0.01 per
  share, to be offered by the selling
  stockholder, Travelers Insurance
  Company.............................      4,704,717              $0.46(3)              $2,164,170(3)              $520

Total                                       9,629,717                                     $4,858,620             $1,195(4)


(1) Pursuant to Rule 416 under the Securities Act of 1933, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of computing the registration fee, based on the average of the high and low sales prices of the common stock as reported by the American Stock Exchange on November 28, 2001 in accordance with Rule 457 under the Securities Act of 1933.


(3) Estimated solely for the purpose of computing the registration fee, based on the average of the high and low sales prices of the common stock as reported by the American Stock Exchange on January 23, 2001 in accordance with Rule 457 under the Securities Act of 1933.



(4) Registrant previously paid $675 of the registration fee in connection with the filing of this Registration Statement.

                         ------------------------------

    THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED JANUARY 29, 2002



                             ON2 TECHNOLOGIES INC.
                                9,629,717 SHARES
                                  COMMON STOCK
                               ($0.01 PAR VALUE)



    Of the shares of common stock being offered by this prospectus, we may issue 4,925,000 shares to Crossover Ventures, Inc. pursuant to a common stock purchase agreement further described in this prospectus. We will receive the sale price of any common stock that we sell pursuant to the common stock purchase agreement, and Crossover Ventures, the selling stockholder, may resell those shares pursuant to this prospectus.



    This prospectus also relates to the public offering of 4,704,717 shares of our common stock by The Travelers Insurance Company and The Travelers Indemnity Company, collectively referred to as Travelers. Travelers acquired the 4,704,717 shares in connection with the June 1999 merger transaction that involved On2 Technologies, Inc., formerly known as Applied Capital Funding, Inc., and The Duck Corporation and a private placement made in connection with that merger. We will not receive proceeds from the sale of these shares.



    In addition, we filed a registration statement on September 13, 2001 to register 10,041,000 shares of common stock, also pursuant to a common stock purchase agreement with Crossover Ventures. The amount of shares offered to Crossover Ventures, Inc. pursuant to both registration statements will not exceed 10,041,000 shares.



    We have also filed registration statements relating to the resale of our shares by selling stockholders on a delayed basis. These shares include:



    - 1,235,332 shares of common stock issued and outstanding at the time of registration



    - 2,974,366 shares of common stock underlying the conversion rights of convertible preferred stock



    - 1,050,140 shares of common stock underlying the conversion rights of warrants



    Crossover Ventures and Travelers have advised us that they will each sell the shares from time to time in the open market, on the American Stock Exchange, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under "Plan of Distribution."



    Crossover Ventures is deemed to be an "underwriter" within the meaning of the Securities Act of 1933 in connection with its sale. We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by Crossover Ventures on account of its sale of shares of common stock. We will indemnify Crossover Ventures and Travelers against certain liabilities, including certain liabilities under the Securities Act.



    Our common stock is traded on the American Stock Exchange under the symbol "ONT." On January 28, 2002, the closing price of the common stock was $0.43 per share.


                            ------------------------


    BEFORE MAKING ANY INVESTMENT IN OUR SECURITIES, YOU SHOULD READ AND CAREFULLY CONSIDER RISKS DESCRIBED IN THE RISK FACTORS BEGINNING ON PAGE 3.

                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               ____________, 2002

                                    SUMMARY

    We are a leading technology firm for video compression. We have developed a proprietary technology platform and video compression/decompression software technology ("codecs") to deliver high quality video at the lowest possible data rates via the Internet and over closed area networks. We offer a suite of products and services, including high-level video encoding, encoding workstations, hosting, streaming, customized engineering and technical support, and consulting services. In addition, we license our high quality video codecs for use in closed area networks such as set-top boxes, electronic gaming devices and wireless applications.

    Our principal executive offices are located at 145 Hudson Street, New York, New York 10013, and our telephone number is (917) 237-0500.


THE COMMON STOCK PURCHASE AGREEMENTS



    On December 1, 2000, we entered into a common stock purchase agreement with Crossover Ventures for the sale, from time to time, of shares of our common stock. On December 8, 2000, we registered 5,459,000 shares of our common stock to be issued pursuant to that agreement. On May 22, 2001 our shareholders approved the sale of up to 15,500,000 shares of common stock to Crossover Ventures. The additional 10,041,000 shares were registered pursuant to a registration statement filed September 13, 2001. As of January 15, 2002, we had sold 10,566,515 shares to Crossover Ventures.


    Because of the low trading volume and price of our common stock, we are not likely to sell all of the 15,500,000 shares of common stock authorized by our shareholders pursuant to the common stock purchase agreement dated December 1, 2000. On November 21, 2001, we entered into a separate common stock purchase agreement to sell shares of our common stock to Crossover Ventures. We may sell an aggregate of 15,500,000 shares of common stock under both the common stock purchase agreement dated December 1, 2000 and the common stock purchase agreement dated November 21, 2001. However, the amount of shares that we will sell under both common stock purchase agreements will not exceed 15,500,000 shares.


    Pursuant to the registration statement of which this propectus is a part, we are registering 4,925,000 shares of our common stock for resale by Crossover Ventures under the November 21, 2001 common stock purchase agreement. Any of the 4,925,000 shares which may be issued to Crossover Ventures and offered for sale pursuant to the registration statement of which this prospectus is a part will reduce the shares available under the registration statement previously filed. Similarly, shares offered for resale under the previously filed registration statement will reduce the number of shares which may be offered by Crossover Ventures pursuant to the registration statement of which this prospectus is a part.



    Under each of the common stock purchase agreements, we may request a draw up to a maximum amount based on a formula of the weighted average common stock price and the average trading volume of our common stock. If the volume weighted average common stock price for a 10-day period exceeds $0.30 per share, the maximum amount of the draw-down that we may request will not be less than $500,000. See "COMMON STOCK PURCHASE AGREEMENT."



TRAVELERS





    On May 22, 1997, Travelers purchased 1,823,553 shares of Series A Preferred Stock from the Duck Corporation, a privately owned entity. The shares of Series A Preferred Stock were subsequently increased to 2,369,668 as a result of certain anti-dilution adjustments to which Travelers was entitled. On May 27, 1999, Travelers received an additional 1,121,389 shares of Duck common stock for consulting and advisory services rendered to Duck. These services related to Duck's anticipated merger with a subsidiary of Applied Capital Funding, Inc., a publicly traded corporation, subsequently renamed

On2.com Inc. and thereafter On2 Technologies, Inc. On June 15, 1999, a wholly-owned subsidiary of Applied Capital Funding was merged with and into Duck. In the Merger, Travelers' shares of Duck's Series A Preferred Stock were converted into 3,104,717 shares of our common stock. Immediately prior to the Merger, Travelers purchased the equivalent of 1,600,000 additional shares of our common stock from Applied Capital Funding in a private placement transaction.



Common stock which may be offered by Crossover Ventures
  pursuant to this prospectus and available to be offered
  pursuant to the prospectus which is a part of the
  registration statement filed September 13, 2001...........   4,933,485 shares
Common stock which may be offered by Travelers pursuant to
  this prospectus...........................................   4,704,717 shares
Common stock to be outstanding after the offerings..........  45,519,012 shares
American Stock Exchange Symbol..............................                ONT


    The number of shares of common stock that will be outstanding after this offering excludes:


    - shares issuable upon the exercise of 8,353,367 options outstanding as of January 15, 2002; and



    - 847,050 additional shares reserved for issuance under our 1999 Amended and Restated Incentive and Non-Statutory Stock Option Plan and our 2000 Non-Qualified Stock Option Plan.



    - 3,929,436 shares reserved for issuance under our 2001 Employee Stock Purchase Plan, which shares will be issued at a 15% discount from market value.



    - 10,688,934 additional shares reserved for issuance pursuant to our outstanding warrants and 15,715,279 additional shares reserved for issuance pursuant to our outstanding preferred shares and convertible debentures that convert into 4,444,444 shares of our common stock.


SUMMARY FINANCIAL DATA

    The following table summarizes the financial data for our business. You should read the following information in conjunction with the consolidated financial statements and the related financial statement notes appearing elsewhere in this prospectus.

                                                            NINE MONTHS
                                                               ENDED
                                                           SEPTEMBER 30,     YEAR ENDED DECEMBER 31,
                                                               2001        ---------------------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:                  (UNAUDITED)        2000           1999
------------------------------------------                 -------------   ------------   ------------
Revenues.................................................  $  1,301,504    $  1,003,566   $    178,112
Loss from operations.....................................   (11,102,834)    (44,048,062)   (10,307,661)
Net loss attributable to common shareholders.............   (16,835,509)    (62,631,444)   (10,087,542)
Basic and diluted net loss per share (1).................  $      (0.53)   $      (2.40)  $      (0.51)
Weighted average basic and diluted shares outstanding
  (1)....................................................    31,738,183      26,067,668     19,609,647

--------------------------

(1) Weighted average shares do not include any common stock equivalents because the inclusion of common stock equivalents would have been anti-dilutive.

                                                              SEPTEMBER 30,         DECEMBER 31,
                                                                  2001        ------------------------
CONSOLIDATED BALANCE SHEET DATA:                               (UNAUDITED)       2000         1999
--------------------------------                              -------------   ----------   -----------
Cash and cash equivalents...................................    $ 575,956     $1,561,495   $15,083,419
Total assets................................................    7,189,486     11,210,057    22,431,872
Long-term debt..............................................    1,963,344             --            --
Stockholders' equity........................................    4,329,099      8,581,420    20,362,941

                                  RISK FACTORS

    IN EVALUATING OUR BUSINESS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS. ANY OF THE FOLLOWING RISKS COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION AND A COMPLETE LOSS OF YOUR INVESTMENT.


IF WE DO NOT OBTAIN ADDITIONAL CASH TO OPERATE OUR BUSINESS, WE MAY NOT BE ABLE
  TO EXECUTE OUR BUSINESS PLAN AND MAY NOT ACHIEVE PROFITABILITY.



    Since our inception, we have incurred significant losses and negative cash flow from operations, and as of September 30, 2001, we had an accumulated deficit of approximately $94.8 million. On October 31, 2001, we had cash reserves of $729,515. During fiscal 2001, we expect to meet our working capital obligations and other cash requirements with cash derived from operations, from sales of our common stock under the equity line of credit arrangements with Crossover Ventures, Inc., and other financing as required. There can be no assurance, however, that cash from operations and the other sources described above will be achieved or will be sufficient for our operating needs or that we will be able to achieve profitability on a consistent basis, if at all. In the event that cash flow from operations is less than anticipated and we are unable to secure additional funding, in order to preserve cash, we would be required to further reduce expenditures and effect further reductions in our corporate infrastructure, either of which could have a material adverse effect on our ability to continue our current level operations. Even if we obtain additional working capital in the near future, to the extent that operating expenses increase or we need additional funds to make acquisitions, develop new technologies or acquire strategic assets, the need for additional funding may be accelerated and there can be no assurances that any such additional funding can be obtained on terms acceptable to us, if at all.



IF WE CANNOT OPERATE AS GOING CONCERN, OUR STOCK PRICE WILL DECLINE AND YOU MAY
  LOSE YOUR ENTIRE INVESTMENT.



    In February, 2001, our auditors expressed doubt about our viability as a going concern. Our auditors have included an explanatory paragraph in their report on our financial statements for the year ended December 31, 2000 which states that, due to recurring losses from operations, there is substantial doubt about our ability to continue as a going concern. Our financial statements for the year ended December 31, 2000 do not include any adjustments that might result from our inability to continue as a going concern. These adjustments could include additional liabilities and the impairment of certain assets. If we had adjusted our financial statements for these uncertainties, our operating results and financial condition would have been harmed.



    If we are not able to generate sufficient capital, either from operations or through additional financing, to fund our current operations, we may not be able to continue as a going concern. If we are unable to continue as a going concern, we may be forced to significantly reduce or cease our current operations. This could significantly reduce the value of our securities which could result in our de-listing from the American Stock Exchange and cause investment losses for our shareholders.



IF WE CANNOT GENERATE SUFFICIENT POSITIVE CASH FLOWS FROM OUR OPERATIONS, OUR
  OPERATING RESULTS AND OUR STOCK PRICE MAY BE HARMED.



    Although we have significantly decreased our operating expenses throughout 2001, we are still incurring approximately $700,000 of monthly operating costs. We currently do not generate sufficient revenues to offset our operating costs. Our current sources of financing are two common stock purchase agreements entered into in December 2000 and November 2001 as well as any additional financings into which we may enter. However, our current commitments for capital do not guarantee us enough cash to cover our current level of operating expenses. Moreover, as we continue to expand our product and service offerings to maintain our competitive advantage, we may be required to incur additional costs to hire and retain additional personnel, license complementary third party technology for use in our proprietary software or expand both our international and domestic presence to enter new markets. These costs may significantly increase our current level of monthly operating expenses. Failure to generate sufficient capital through both our revenue streams and financings may require us to execute additional corporate restructurings, scale back our product or service offerings or limit the markets into which we enter. Any of these items, or a combination thereof, could have a harmful effect on our operating results and our stock price.


WE HAVE A HISTORY OF LOSSES AND NEGATIVE CASH FLOW AND ANTICIPATE CONTINUED
  LOSSES.


    We have not achieved profitability, and we expect to continue to incur operating losses for the foreseeable future as we fund operating and capital expenditures in implementing our business plan. Our business model assumes that consumers will be attracted to and use broadband-specific video compression technology to access content available on customer Web sites or over closed area networks that will, in turn, allow us to provide our technology solutions to customers. Our business model is not yet proven, and we cannot assure you that we will ever achieve or sustain profitability or that our operating losses will not increase in the future. Our business strategy may be unsuccessful and we may not be able to adequately address all or any of these risks. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability. In either case, our operating results and liquidity would be harmed.



BECAUSE WE RECENTLY CHANGED OUR STRATEGIC OPERATING MODEL, WE ARE ESSENTIALLY A
  NEW COMPANY AND WE MAY BE UNABLE TO MAKE THE CHANGES NECESSARY TO OPERATE AS A NEW COMPANY AND EXECUTE OUR BUSINESS PLAN.



    From June 1999 to April 2000, we were primarily engaged in the development of interactive, broadband web channels with television-quality video. In April 2000, we implemented a new business plan focusing on the distribution of our video compression technology for use over the Internet and in closed area networks, such as those networks which include set-top boxes. As a result, our company is essentially a new venture. In transitioning to our new business model, we are substantially changing our business operations, sales and implementation practices, customer service and support operations and management focus. If we are not successful, we may not achieve profitability. To implement our business plan and achieve profitability, we will face new risks and challenges, including a lack of meaningful historical financial data upon which to plan future budgets, competition from a new range of sources, the need to develop strategic relationships and other risks described below.


    Our ability to generate profits will depend on our ability:

    - to attract customers to use our technology infrastructure and support services;


    - to generate revenues from software licensing and sales, broadband streaming services and consulting and engineering services for customers wishing to deliver broadband content to end users; and


    - to control costs.


    Therefore, we do not have a significant operating history upon which you can evaluate us and our prospects, and you should not rely upon our past performance to predict our future performance.


WE ANTICIPATE CONTINUED SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE
  AND OUR FINANCIAL RESULTS ARE UNCERTAIN AND ARE DIFFICULT TO PREDICT.


    We have experienced significant operating losses and anticipate continued losses for the forseeable future. For the year ended December 31, 2000, we had a loss from operations of approximately $44.0 million, and for the nine months ended September 30, 2001, we had a loss from operations of approximately
$11.1 million. The decrease in the loss is primarily attributable to cost-saving measures implemented by us, but we expect to experience continuing losses for the forseeable future. In addition, as a result of our limited operating history, we have little experience forecasting our revenues and believe that period-to-period comparisons of financial results are not necessarily meaningful. Therefore, you should not rely on period-to-period comparisons of our historical financial results as an indication of our future financial results. Moreover, our financial results may vary from period to period due to the uncertainties of our business.



OUR STOCK PRICE MAY FLUCTUATE FOR REASONS BEYOND OUR CONTROL WHICH COULD RESULT
  IN LOSSES ON YOUR INVESTMENT IN OUR STOCK.



    Fluctuations in the market price of our common stock may adversely affect our access to capital and financing and our ability to attract and retain qualified personnel. Historically, our common stock price has fluctuated widely, with a 52-week range as of January 17, 2002 of $2.75 to $0.28. We expect fluctuations to continue in the future for a number of reasons, including:


    - quarterly variations in our operating results;

    - competitive announcements;

    - the operating and stock price performance of other companies that investors may deem comparable to us;

    - news relating to trends in our markets; and


    - changes in financial estimates by securities analysts or failure to meet analyst estimates.


    In addition, the stock market generally has experienced significant price and volume fluctuations, and the market prices of companies in our industry have been highly volatile. Due to the volatility of the stock market generally, the price of our common stock could fluctuate for reasons beyond our control.


THE SALE OF SHARES ELIGIBLE FOR FUTURE SALE IN THE OPEN MARKET MAY CAUSE OUR
  STOCK PRICE TO DECLINE AND COULD HINDER OUR FUTURE ABILITY TO RAISE CAPITAL.



    Sales of significant amounts of our common stock in the public market in the future, the perception that sales will occur or the registration of shares could significantly depress the market price of our common stock or hinder our future ability to raise capital. We have granted some of the holders of those securities demand registration rights. We may also issue additional shares in acquisitions and may grant additional stock options to our employees, officers, directors and consultants under the stock option plans.



    In addition, we have entered into two common stock purchase agreements with Crossover Ventures for the sale of up to 15,500,000 shares of common stock. We may sell those 15,500,000 shares pursuant to either common stock purchase agreement, based upon formulas and limitations contained in the common stock purchase agreements. Those shares may be offered for resale pursuant to a prior registration statement or the registration statement of which this prospectus is a part.



    In addition, the shares issuable to Crossover Ventures under the common stock purchase agreements will be issued at a discount to the daily volume weighted average prices of our common stock. As we sell shares of common stock to Crossover Ventures under the common stock purchase agreements, and then Crossover Ventures sells the common stock to third parties, our common stock price may decrease due to the additional shares in the market. If we decide to draw down under the common stock purchase agreements as the price of our common stock decreases, we will be required to issue more shares of our common stock for any given dollar amount invested by Crossover Ventures, subject to the minimum selling price we specify. The more shares that are issued under the common stock purchase agreements, the more our shares will be diluted and the more our stock price may decline. The following table represents the number of shares of common stock we would be required to issue to Crossover Ventures at price levels ranging from $2.75 to $0.25 (adjusted for contractual discounts) which approximates the high and low price of our common stock over the last 52 weeks. This analysis assumes we request a draw down of $300,000 for a 20-day period.



                                                     NUMBER OF SHARES OF COMMON
                  VOLUME WEIGHTED                         STOCK ISSUED TO
          AVERAGE PRICE FOR 20-DAY PERIOD                CROSSOVER VENTURES
          -------------------------------            --------------------------
                       $2.75                                   109,091
                       $2.25                                   133,333
                       $1.75                                   171,429
                       $1.25                                   240,000
                       $0.75                                   400,000
                       $0.25                                 1,200,000


    This may encourage short sales, which could place further downward pressure on the price of our common stock.


    Additionally, on January 19, 2001, we entered into a Deferred Pricing Agreement with Travelers, pursuant to which, upon the earlier of (i) a change of control or (ii) December 31, 2001, we were required to (A) cancel Travelers' existing 1,644,304 shares of Series C Preferred Stock and in its place issue 1,849,057 shares of Series C-IV Preferred Stock and 4,099,678 shares of
Series C-V Preferred Stock, and (B) cancel Travelers' existing warrants to purchase 205,538 shares of common stock at an exercise price of $8.69 per share and warrants to purchase 205,538 shares of common stock at an exercise price of $10.86 per share, and in their place issue warrants to purchase 462,264 shares of common stock with an exercise price of $2.65 and warrants to purchase 1,024,920 shares of common stock with an exercise price of $1.14. We effected the exchange of preferred shares and warrants as of December 31, 2001. The newly issued shares of Series C-IV and C-V Preferred Stock are also subject to certain anti-dilution provisions. As of January 15, 2002, the Series C-IV and C-V Preferred Stock were convertible into 2,578,947 and 5,227,553 shares of common stock, respectively. The Series C-IV and C-V warrants had an exercise price of $1.90 and $0.9012 and were exercisable into 644,741 and 1,296,463 shares of common stock, respectively.



BECAUSE WE DEPEND ON THE GROWTH OF BROADBAND INTERNET USE, AS GROWTH FOR
  BROADBAND DECLINES, OUR REVENUE MAY DECLINE AND WE MAY NOT ACHIEVE PROFITABILITY.



    We derive, and expect to continue to derive substantially all of our revenue from the sale of technology and services used over Internet connections and closed area networks that require broadband access. If the long-term growth in demand for broadband access does not grow as we expect, the demand for many of our products and services may decline or grow more slowly than we expect. As a result, we may not be able to grow our business, and our revenue and profitability may decline from current levels.


    Broadband web usage may be inhibited for a number of reasons, such as:

    - inadequate network infrastructure;

    - security concerns;

    - inconsistent quality of service; and


    - availability of cost-effective, high-speed service.



IF WE ARE UNABLE TO CONTINUE TO ATTRACT, RETAIN AND MOTIVATE HIGHLY SKILLED
  EMPLOYEES, WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS PLAN.



    Our ability to execute our growth plan and be successful depends on our continuing ability to attract, retain and motivate highly skilled employees. As we continue to grow, we will need to hire additional personnel in all operational areas. We may be unable to retain our key employees or attract, assimilate or retain other highly qualified employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, customers could experience delays in service, which could, in turn, adversely affect our operating results and revenue. Additionally, retention of highly skilled employees may require additional personnel costs or the issuance of certain equity compensation. These factors would reduce profitability and the price of our common stock.



MUCH OF OUR TECHNOLOGY RELIES ON OWNED OR LICENSED INTELLECTUAL PROPERTY, AND IF
  SUCH RIGHTS ARE NOT PROTECTED FROM THE USE OF OTHERS, INCLUDING POTENTIAL COMPETITORS, OUR BUSINESS PROSPECTS MAY BE HARMED.



    The failure to protect our intellectual property could seriously harm our businesses and prospects because we believe that our technology is unique and that its proprietary nature is critical to our success. If our prospects are harmed, the price of our common stock may decline because we may be less attractive to investors. Our efforts to protect our intellectual property through trademarks, copyrights, patents, trade secret laws, access to information and confidentiality agreements may not be adequate to protect our proprietary rights. Even with all of these precautions, it could be possible for someone else to either copy or otherwise obtain and use our proprietary information without our authorization or to develop similar technology independently. In addition, effective trademark, copyright and trade secret protection may not be available in every country in which our products and services are made available, and policing unauthorized use of our proprietary information is difficult and expensive. We cannot be sure that the steps we have taken will prevent misappropriation of our proprietary information. In the future, we may need to go to court to either enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. That litigation might result in substantial costs and diversion of resources and management attention.



    Although we do not currently license material third party technologies the loss of which could adversely effect our business, we do from time to time license from third parties technologies incorporated into some of our products and services. As we continue to introduce new services that incorporate new technologies, we may be required to license additional technology from others. We cannot be sure that these third-party technology licenses will continue to be available on commercially reasonable terms, if at all.



THE BROADBAND VIDEO SERVICES AND TECHNOLOGY MARKETS ARE HIGHLY COMPETITIVE, AND
  OUR FAILURE TO COMPETE EFFECTIVELY COULD HURT OUR REVENUE AND REDUCE OUR GROSS MARGINS AND PROFITABILITY.



    We face significant competition in the market for our technology and services. In establishing our broadband strategy, we face a number of strong, firmly entrenched competitors, who are currently providing similar services to low-bandwidth users and high-bandwidth users and have greater financial, technical and marketing resources than us. These and other companies have announced plans to provide broadband video-based services and technology. In addition to competition from other Internet content and technology companies, well-established media distribution companies, particularly in the cable television and satellite markets, have established, and continue to seek to establish, interactive, on-demand digital services through the development of sophisticated digital set-top technology and related back-end server systems. Those competitors could cause us to lose customers and impair our ability to attract new customers.

IF WE FAIL TO KEEP PACE WITH TECHNOLOGICAL ADVANCES IN OUR INDUSTRY OR IF WE
  PURSUE TECHNOLOGIES THAT DO NOT BECOME COMMERCIALLY ACCEPTED, CUSTOMERS MAY NOT BUY OUR PRODUCTS AND OUR REVENUE AND PROFITABILITY MAY DECLINE.


    Our future success depends, in large part, on our ability to use leading technologies effectively, to develop our technological expertise, to enhance our existing services and to develop new services that meet changing customer needs on a timely and cost-effective basis. We are unable to predict which technological developments will challenge our competitive position or the amount of expenditures that will be required to respond to a rapidly changing technological environment. Our failure to respond in a timely and effective manner to new and evolving technologies could have a negative impact on our operating results and financial condition.


POTENTIAL CUSTOMERS MAY NOT PURCHASE OUR TECHNOLOGY AND SERVICES AT ANTICIPATED
  LEVELS IF INTERNET CAPACITY CONSTRAINTS CONTINUE TO IMPAIR THE ABILITY OF CONSUMERS TO ACCESS OUR WEB SITE OR OUR CUSTOMER'S WEB SITES, WHICH COULD HINDER OUR ABILITY TO GENERATE REVENUE.



    Our success will depend, in large part, upon a robust communications industry and infrastructure for providing Internet access and carrying Internet traffic. Lack of the necessary infrastructure or broadband capacity will limit our ability to generate revenue from encoding and streaming services. The Internet may ultimately not prove to be a viable commercial medium because of:


    - inadequate development of the necessary infrastructure such as a reliable network backbone;

    - failure to timely develop complementary products such as high speed modems that will enable broadband access for individuals;

    - delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity; or

    - increased government regulation.

    If the Internet continues to experience significant growth in the number of users and the level of use, then the Internet infrastructure may not be able to continue to support the demands placed on it.


REGULATORY CHANGES IN THE INTERNET INDUSTRY INVOLVE UNCERTAINTIES, AND THE
  RESOLUTION OF THESE UNCERTAINTIES COULD ADVERSELY AFFECT OUR BUSINESS BY RAISING OUR COSTS OR REDUCING POTENTIAL REVENUES.



    Although we are not currently subject to direct regulation by any governmental agency other than rules and regulations that apply to businesses generally and any export and import controls which may apply to our products, laws and regulations specifically pertaining to the Internet are new and developing. These laws, when enacted may require us to comply with new procedures or limit the scope of our technology or services, which could raise our expenses or reduce our revenues. The developing laws and regulations govern matters such as online content, intellectual property, user privacy, e-commerce, information security and taxation. Moreover, we may be liable to third parties for any content that we encode, distribute or make available on our website if that content violates a third party's intellectual property rights or violates any applicable laws, such as obscenity laws or defamation laws. In addition, the applicability of existing laws to the Internet is uncertain and evolving.



EFFECTS OF ANTI-TAKEOVER PROVISIONS COULD INHIBIT POTENTIAL INVESTORS OR DELAY
  OR PREVENT A CHANGE OF CONTROL THAT MAY FAVOR YOU.


    Some of the provisions of our certificate of incorporation, our bylaws and Delaware law could, together or separately:

    - discourage potential acquisition proposals;

    - delay or prevent a change in control; and

    - limit the price that investors might be willing to pay in the future for shares of our common stock.

    In particular, our board of directors is authorized to issue up to 20,000,000 shares of preferred stock (less any outstanding shares of preferred stock) with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock.


WE HAVE NEVER PAID DIVIDENDS AND DO NOT ANTICIPATE PAYING DIVIDENDS IN THE
  FORESEEABLE FUTURE.


    We currently intend to retain earnings, if any, to support our growth strategy. We do not anticipate paying dividends on our stock in the foreseeable future.

SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

    Some statements in this prospectus under the caption "Risk Factors," and elsewhere may constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are discussed in "Risk Factors" and in our filings with the SEC.

    When used in our documents or presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements. We qualify any such forward-looking statements entirely by these cautionary factors.

                                USE OF PROCEEDS


    We will not receive any proceeds from the sale of the shares offered by Travelers. However, we will receive proceeds from the sale of the shares to Crossover Ventures under the common stock purchase agreements. Those proceeds, if any, will be used for general corporate purposes. General corporate purposes may include expenses for research and development associated with the development and enhancement of our technology and products, expenses for sales and marketing and general administrative expenses associated with salaries and other expenses. General corporate purposes may also include acquisitions or other capital expenditures. We may invest the net proceeds temporarily until we use them for their stated purpose.

                                 CAPITALIZATION

    The following table sets forth our capitalization as of September 30, 2001 on an actual basis. You should read this table in conjunction with our financial statements and the accompanying notes to our financial statements, "Selected Financial Information" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included elsewhere in this prospectus.

                                                              SEPTEMBER 30, 2001
                                                                    ACTUAL
                                                              -------------------
                                                                  (UNAUDITED)
Total long-term debt........................................        1,963,344

Shareholders' equity:
    Preferred stock, $0.01 par value........................     $     86,242
    Common stock, $0.01 par value...........................          354,074
    Additional paid-in capital..............................       98,721,051
    Accumulated other comprehensive loss....................           (8,399)
    Accumulated deficit.....................................      (94,823,869)
        Total stockholders' equity..........................        4,329,099
        Total Capitalization................................     $  6,292,443

                                DIVIDEND POLICY

    It is our present policy not to pay cash dividends and to retain future earnings to support our growth. We do not anticipate paying any cash dividends in the foreseeable future.

                                    BUSINESS

OVERVIEW

    We are a leading technology firm for video compression. We have developed a proprietary technology platform and video compression/decompression software technology ("codecs") to deliver high quality video at the lowest possible data rates via the Internet and over closed area networks. We offer a suite of products and services, including high-level video encoding, encoding workstations, hosting, streaming, interface design, customized technical support, and consulting services. In addition, we license our high quality video codecs for use in closed area networks such as set-top boxes, electronic gaming devices and wireless applications.

    From 1999 until May 2001 our corporate name was On2.com Inc.

    We were founded in 1992 as The Duck Corporation. Initially we developed and marketed codecs that enabled developers of computer video games, video games for dedicated video game consoles and multi-media presentations on computers to convert an analog video signal to a digital video signal, and to compress the signal for storage and playback on the required device. The Company also developed its own video streaming technology, enabling delivery of high quality video signals over high bandwidth networks, and technology allowing for real-time captures, compression and storage of digital video signals.

    In June of 1999, The Duck Corporation was merged with and into a wholly owned subsidiary of Applied Capital Funding, Inc., a public company whose name was later changed to On2.com Inc. Through the first quarter of 2000, we devoted substantially all of our efforts to building a proprietary content network and developing the technology to operate a broadband content site. In June of 2000, we made a strategic decision to de-emphasize the development of our content site and redirected our strategic operating focus toward providing its proprietary broadband technology solutions to customers requiring television quality video signals for distribution over the broadband Internet or to consumer electronic devices.

BUSINESS STRATEGY

    Our strategy is to be the premiere provider of video compression/decompression software technology and compression tools. We are striving to achieve our goals by implementing the following key strategies:

    - developing and expanding our expertise in video compression and streaming software;

    - continuing our research and development efforts to increase the quality of video technology in order to improve the experience for end users;

    - leveraging our existing products and services to support new products and services and to expand into multiple industries including the Internet, wireless applications and consumer electronics; and

    - expanding into selective international markets.

OUR TECHNOLOGY

    Our technology is designed to deliver the highest quality video at the lowest possible data rates. We currently license and develop a number of products for the Internet and consumer electronic industries related to our TrueMotion line of codecs and TrueCast line of server products.

TRUEMOTION VP3 SERIES

    Our TrueMotion VP3 series of codecs includes VP3, VP3.1 and VP3.2. VP3 was introduced in January of 2000 and was the original codec used on our website at data rates between 300 and 400 kbps. VP3.1 was launched in June of 2000 and provided for full-motion, full-screen television quality video over the Internet at data rates as low as 250 kbps, scaling dynamically to 500 kbps and more. Introduced in August of 2000, VP3.2 is designed to offer the highest quality video transmission over broadband Internet connections and supply television quality at data rates as low as 200 kbps. VP3 files are encoded in multiple bit rates and at optimum frame rates (usually 29.97 fps) within a single file. This multiple bit rate file is designed to work optimally with both On2's TrueCast server and Real servers running the VP3 plug-in for Real.

TRUEMOTION VP4

    We released our next generation video compression technology, VP4, in the second quarter of 2001. Initially optimized for set-top boxes and closed environments, VP4 achieves near-DVD quality at 450 kbps and near-VHS quality at 150 kbps at full-screen and full-motion. VP4 offers a 60-70% bandwidth reduction over some of our competitor's technologies allowing for greatly reduced costs for comparable quality video. VP4 also offers video streamed at 56 kbps (narrowband) at 192x144 and 15-20 fps, and is considered one of the best possible streaming video products on the market for narrowband users. VP4 has met with considerable critical acclaim within the video streaming industry.

    Additional VP4 features include an improved quantization strategy that serves to improve overall sharpness and detail and improved frame reconstruction and prediction to maintain video integrity at the lowest possible data rates. VP4 also introduces dynamic resolution adjustments as well as further improvements to post processing techniques. VP4 is fully backwards compatible so that most content encoded in previous versions of On2's technology, including VP3.2, will be dramatically enhanced.

TRUEMOTION 2X (TM2X)

    Originally developed as our state of the art video compression codec in 1998, the TM2X codec is optimized for hard-drive, Kiosk, or CD-ROM based video playback. The TM2X video delivery algorithm was licensed for use in Sega's Dreamcast and Saturn and is also licensed to gaming developers and manufacturers interested in high quality video on machines with limited processing capabilities.

    TM2X offers high resolutions (320x240, 640x480) and high bit-rates, that can play back smoothly on a wide range of CPUs. The product was part of QuickTime and Video for Windows, and can be used in programs such as Adobe Premiere and Terran's Media Cleaner Pro. It is also a cross platform codec, with QuickTime working on both MacIntosh computers and personal computers.

ON2'S VP3 PLUG-INS FOR REAL AND QUICKTIME

    In order to allow our quality encoding to be viewed on non-VP3 players, we developed VP3-based plug-ins for other media formats, like Apple's QuickTime and RealNetworks' RealPlayer. Content providers gain access to our high quality encoding algorithms and processes with an expanded choice of playback mechanisms. These codecs enable us to encode content using state-of-the-art VP3 plug-in technology engineered to play back through these other popular player-formats.

    The TrueMotion VP3.2 video format plug-in for RealNetworks' RealSystem allows TrueMotion video to be streamed from a RealServer. The TrueMotion plug-in to the RealPlayer became available for distribution via RealNetworks' AutoUpdate Service in March of 2001. VP3.2 through the RealPlayer allows users looking for broadcast-quality Internet video solutions to take advantage of our compression technology to deliver full-screen, full-motion, TV quality video over traditional IP networks.

    We have also developed a plug-in for Apple's QuickTime 5 that enables Internet users to view full-screen, full-motion, television quality VP3 encoded video through the QuickTime player. The On2 VP3 for QuickTime plug-in is available on the On2 website, located at www.on2.com, and as part of QuickTime 5's component download feature. After installing the VP3 for QuickTime codec, it becomes available with all QuickTime compatible applications. VP3 for QuickTime encoded video files may be streamed from the QuickTime StreamServer or may be served off a web server for progressive download.

OUR SERVICES AND PRODUCTS

    In addition to licensing our technology, we offer the following broadband technology services to our customers:

    ENCODING SERVICES

    Our core competence is in the development and implementation of high-quality video compression technology. We encode video assets into our proprietary VP3 format, or into a variety of other formats including RealNetworks' Real, Apple's QuickTime, and Microsoft's Windows Media, in a range of data rates, from narrowband to broadband. On2's quality video encoding service includes remastering our clients' video files before they are compressed for frame rate optimization, color correction and balancing, audio optimization and scene-by-scene preprocessing.

    HOSTING AND STREAMING SERVICES

    On2 offers various hosting and streaming services to our clients for both VP3 encoded assets and non-VP3 encoded assets. For VP3 encoded video assets, On2 offers installed multiple POP's (Points Of Presence) provisioned with its TrueCast video server "farms" (numerous units in a single physical location, remotely maintainable) across the United States. These "farms" can collectively support many thousands of simultaneous users, and can be scaled up quickly. The TrueCast Server system contains the following features:

    - Content Replication: To optimize the time it takes video files to reach all the appropriate servers, each video server replicates content to other servers, pushing out a single master copy, which is then replicated over the network.

    - Server Stability: To enable files to be available to end users, once a file is published, the On2 content management system distributes the file completely across the network so that even if a particular server or server farm is down at the time, that file will be available as soon as it comes back online.

    - Media Tracking: On2 has established a proprietary tracking system that keeps track of the publishing process.

    - Site Reports: On2 provides custom reports on video usage, encoding, storage, and streaming.

    CUSTOM ENGINEERING

    We provide custom engineering services designed to support customers that are interested in licensing and porting On2's technologies and algorithm libraries into set top boxes, gaming devices and other closed network applications.

    THE ON2 ENCODING WORKSTATION

    We sell an encoding workstation that allows for the digital re-mastering and compression of video files in On2's VP3.2 format. The encoding workstation features On2 video capture and storage hardware, as well as On2's proprietary encoding software for licensing. Beginning with capturing uncompressed video through high quality SDI inputs, users can create an optimized digital file using On2's proprietary re-mastering tools. These tools are geared toward the video professional that wants exact control over the optimization process. Once the raw file has been optimized, On2's compression software has the capability of creating multiple data rate compressed files. Optional features of the encoding workstation include frame rate control, video level adjustment and cropping and scaling.

    Our encoding workstation features tools for the precise optimization of digitized video. A combination of manual and automatic processes gives the user exact control of the final pre-compressed file. The workstation comes with a professional quality SDI (Serial Digital Interface) capture card for pristine uncompressed raw video. Other input formats are available with the purchase of an optional SDI converter.

    VIDEO-MAIL

    On2's V-Mail software is a program that enables non-technical users to import video from a webcam. Once the video is captured, a user need only click the mouse to compress the video into On2's VP3 format and upload the video onto servers where the video is stored. From this central repository, the user can send an email containing the link to the video to others over the Web, or post the video to other sites on the Internet.

RESEARCH AND DEVELOPMENT


    The focus of our research and development activities is to improve and expand upon our core codec technology to improve the video experience for end users. Our research and development efforts have enabled us to provide quality video compression and decompression at lower broadband data rates and certain narrowband data rates. We believe that continuing to make advances in technology is key to the success of our business. Consequently, we devote a substantial portion of our resources to our research and development efforts. Research and development expenses for the year ended December 31, 2000 were $11,758,024 as compared to $4,713,209 for the year ended December 31, 1999. Research and development expenses for the year ended December 31, 2000 also included costs associated with the development of a broadband content website and costs associated with producing, acquiring, processing and distributing content for it. However, as a result of a strategic decision to focus on providing services and products that include our proprietary broadband technology solutions, we do not expect to incur such costs in future periods. As a result of the cost saving initiatives completed in December 2000, we expect research and development costs to decrease in absolute dollars in the near future periods. Most of our technology is developed internally, but we also purchase and license technologies from third parties. We currently do not have any material third party technology licenses.



    In January 2002, we announced the completion of our integration of our VP4 compression technology into RealNetworks' RealOne and RealPlayer. This includes the development of VP4 "plug-ins" for the RealPlayer and the RealSystem Server that enables VP4 content to be streamed over the RealNetworks' streaming architecture. RealNetworks is currently certifying the software under our Development and Services License Agreement. Once certified, we will begin licensing this software with the RealNetworks system. Also in January 2002, we announced the upcoming release of VP4i, our next-generation compression technology that enables real-time capture and encoding. The development of VP4i is complete and we are demonstrating it to customers. We will base additional engineering requirements on customer feedback.


SALES AND BUSINESS DEVELOPMENT

    The goal of our sales and business development departments is to build relationships that fall into two basic categories: in-house encoding and product licensing. In-house encoding focuses on large jobs for major clients where quality is the customer's primary concern. Our sales team targets large studios and television networks, sports leagues and large sports sites, and news sites as potential customers for our in-house encoding. Product licensing focuses on including our codec on chips that will be used in set top devices, wireless devices and game devices. These arrangements typically require engineering services and involve licensing of our codecs.

INTERNATIONAL


    We believe that we are well positioned to expand our business internationally on a selective basis. One method of international expansion that we are pursuing is to appoint resellers of our technology, especially encoding, throughout Europe and Asia where such resellers would pay us an annual license fee for some portion of a particular market, geographic or otherwise, in exchange for access to our encoding workstations and server software. To date, we have signed reseller agreements for both the Japanese and Korean markets.



    We generated less than 1% of our revenues from customers outside the United States through December 31, 2000. For the nine months ended September 30, 2001, customers outside the United States generated approximately 47% of our revenues. As of September 30, 2001, all of our significant operations and assets were based within the United States.


COMPETITION


    We believe that our principal competitive advantage is our ability to deliver video that is comparable in quality to other compression technologies at significantly lower data rates. This attribute significantly reduces the amount of bandwidth necessary to deliver video of similar quality and allows our customers to realize a greater profit on their video delivery initiatives.



    The Internet industry is highly competitive and affected by rapid change. We believe that the principal competitive factors in our business include technological innovation, versatility of products, pricing, customer service, network quality, service offerings and the flexibility to adapt to changing market conditions. In the broadband codec market, we compete with companies such as Microsoft, Intel, RealNetworks, Apple and Sorenson and in the closed-area networks market, we compete with MPEG2 and MPEG4 and several codecs that position themselves as "MPEG4-based". We also compete with companies that provide encoding services and companies that encode their content in-house. In establishing our broadband strategy, we face a number of strong, firmly entrenched competitors who are currently providing similar services to low-bandwidth users and high-bandwidth users. These and other companies have announced plans to provide broadband video-based services and technology. In addition to competition from other Internet content and technology companies, well-established media distribution companies, particularly in the cable television and satellite markets, have established, and continue to seek to establish, interactive, on-demand digital services through the development of sophisticated digital set-top technology and related back-end server systems. Many of our existing competitors have, and some future competitors may have, significantly greater financial and technical resources than we have.



CUSTOMERS



    Our customers typically represent large digital communication and media companies, entertainment companies, telecommunication companies and other global corporations that operate within the digital media industry. For the nine months ended September 30, 2001, two customers each accounted for 20% of our total revenues and another accounted for 18% of total revenue. For the year ended December 31, 2000, four customers accounted for 19%, 15%, 10% and 10% of our total revenues.


INTELLECTUAL PROPERTY


    We regard our copyrights, service marks, trademarks, trade secrets, proprietary technology and similar intellectual property as critical to our success, and we rely on trademark, copyright, trade secret and patent protection to protect our proprietary rights. We currently hold several U.S. patents and have some U.S. patent applications pending. We believe that the patents that are currently issued are not material to our business. While we try to assure that the quality of the On2.com brand is maintained through such measures, there can be no assurance that steps we have taken and continue to take to protect our proprietary rights will be adequate or that third parties will not infringe on our intellectual property. In addition, there can be no assurance that third parties will not assert infringement claims against us which, even if not meritorious, could result in the expenditure of substantial resources and management effort.



    We regard much of our technology as proprietary and try to protect it by relying on trademarks, copyrights, patents, trade secret laws and confidentiality agreements. In connection with our license agreements with third parties, we seek to control access to and distribution of our technology, documentation and other proprietary information. Even with all of these precautions, it could be possible for someone else to either copy or otherwise obtain and use our proprietary information without our authorization or to develop similar technology independently. Effective trademark, copyright and trade secret protection may not be available in every country in which our services are made available through the Internet, and policing unauthorized use of our proprietary information is difficult and expensive. We cannot be sure that the steps we have taken will prevent misappropriation of our proprietary information. Any misappropriation could have a material adverse effect on our business. In the future, we may need to go to court to either enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. That litigation might result in substantial costs and diversion of resources and management attention.



    We currently license from third parties technologies incorporated into some of our products and services. Although we do not currently have material third party technology licenses, we continue to introduce new services that incorporate new technologies, we may be required to license additional technology from others. We cannot be sure that these third-party technology licenses will continue to be available on commercially reasonable terms, if at all.


GOVERNMENT REGULATION

    We are not currently subject to direct regulation by any governmental agency other than rules and regulations that apply to businesses generally, except that certain U.S. export controls and import controls of other countries, including controls on the use of encryption technologies, which may apply to our products. Laws and regulations specifically pertaining to the Internet are new and developing. These laws or regulations govern matters such as online content, intellectual property, user privacy, e-commerce, information security and taxation. In addition, the applicability of existing laws to the Internet is uncertain and evolving. As a result of this uncertainty, it is difficult to predict the impact, if any, that future regulation or changes in regulation may have on our operations.

    Moreover, we may be liable to third parties for any content that we encode, distribute or make available on our website if that content violates a third party's intellectual property rights or violates any applicable laws, such as obscenity laws or defamation laws. Although we try to mitigate this risk by seeking indemnification from our customers and suppliers, we may still be subject to liability if indemnification is not obtained, is contested or does not provide us with enough resources to cover any potential liability.

EMPLOYEES


    As of January 15, 2002, we had approximately 46 full-time employees. None of our employees are represented by a labor union, and we consider our relationship with our employees to be good. We supplement our work force from time to time with contractors, administrative personnel through employment agencies, and part time employees.


LEGAL PROCEEDINGS

    From time to time we have been named in claims arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    We are a leading technology firm for video compression. We have developed a proprietary technology platform and video compression/decompression software technology ("codecs") to deliver high quality video at the lowest possible data rates via the Internet and over closed area networks. We offer a suite of products and services, including high-level video encoding, encoding workstations, hosting, streaming, interface design, customized technical support, and consulting services. In addition, we license our high quality video codecs for use in closed area networks such as set-top boxes, electronic gaming devices and wireless applications.


    In December 2000, we completed cost savings initiatives that included a reduction in workforce, the closing of offices in San Francisco and Los Angeles and the sale of content-related, non-strategic assets associated with acquisitions made in connection with the development of a broadband content site. We anticipated annualized cash savings of approximately $5.7 million to $6.0 million and have been able to achieve those results to date. Our strategic focus is to provide the highest level of broadband technology services and products to customers for delivery of DVD quality video over the Internet and to consumer electronic devices. We believe that, subsequent to our restructuring and cost savings initiatives, we have sufficient personnel to continue our research and development efforts as well as to create products and perform services that encompass our proprietary broadband technologies.


    In view of the rapidly evolving nature of our business and our limited operating history, we have limited experience forecasting revenues and operating costs. Therefore, we believe that period-to-period comparisons of financial results are not necessarily meaningful and should not be relied upon as an indication of future performance. To date, we have incurred substantial costs to create technology products and services. As of September 30, 2001, we had an accumulated deficit of $94.8 million. We will continue to incur costs to develop, introduce and enhance products and services, build brand awareness and grow the business. We may also incur significant additional costs related to technology, marketing or acquisitions of businesses and technologies to respond to changes in this rapidly developing industry. These costs may not correspond with any meaningful increases in revenues in the near term, if at all. As such, these costs may result in negative operating cash flows until such time as we generate sufficient revenue to offset such costs.

RESULTS OF OPERATIONS


    REVENUES. Revenues for the year ended December 31, 2000 were $1,003,566 as compared to $178,112 for the year ended December 31, 1999. Revenues for the year ended December 31, 2000 were derived primarily from encoding, streaming and hosting services, engineering services and the licensing of DVD assets acquired in connection with the acquisition of Quickband. Through the first quarter of 2000, we devoted substantially all our efforts to building the On2.com network and developing the technology to operate a broadband content site. Commencing with the second quarter of 2000, we made a strategic decision to de-emphasize the development of our content site and re-directed our strategic operating focus toward providing our proprietary broadband technology solutions to customers requiring television quality video signals for distribution over the broadband Internet or to consumer electronic devices. We did not generate any revenue from our broadband content site. The majority of our current and future revenue is and will be derived from broadband Internet video encoding, streaming and hosting services, engineering and consulting services and licensing our technology to video content owners who want to use our technology to distribute television quality video images to broadband Internet users.


    Revenues for the three months ended September 30, 2001 were $497,556 as compared to $289,750 for the three months ended September 30, 2000. Revenues for the three months ended September 30, 2001 were derived primarily from engineering and consulting services and the licensing of our products.

Revenues for the three months ended September 30, 2000 were derived primarily from historical licensing agreements, encoding services and the sale of our legacy DVD assets. Revenues for the nine months ended September 30, 2001 were $1,301,504 as compared to $618,724 for the nine months ended September 30, 2000. Revenues for 2001 were primarily derived from engineering fees, encoding services and licensing of our technology and products. Revenues for 2000 were primarily derived from encoding services, licensing fees and the sale of our legacy DVD assets. The period-to-period increase is primarily attributable to our engineering and consulting projects as well as an increase in encoding services. The majority of our current and future revenue is and will be derived from broandband video encoding services, engineering and consulting services and licensing our technology and products to video content owners who want to use our technology to distribute television quality video images to broadband end users.

OPERATING EXPENSES

    Our operating expenses consist of research and development, sales and marketing, general and administrative expenses, restructuring and impairment charges and non-cash stock based compensation.

    RESEARCH AND DEVELOPMENT. Research and development expenses consist primarily of salaries and related expenses for personnel and consulting fees associated with the development and enhancement of our proprietary broadband technology services and applications, hosting costs, depreciation and operating leases for certain equipment. Research and development expenses for the year ended December 31, 2000 were $11,758,024 as compared to $4,713,209 for the year ended December 31, 1999. The period-to-period increase in absolute dollars is primarily attributable to an increase in internal personnel and consulting fees associated with developing and enhancing the new technology and products. A portion of research and development expenses to date has been focused on the development of technology to deliver television quality video signals to broadband Internet users. Additionally, we have incurred expenses developing products that encompass our proprietary technology for sale or license to third parties. Research and development expenses for the year ended December 31, 2000 also included costs associated with the development of a broadband content website and costs associated with producing, acquiring, processing and distributing content for it. As a result of a strategic decision to focus on providing services and products that include its proprietary broadband technology solutions, we do not expect to incur such costs in future periods. Additionally, we did not incur content development and distribution costs for the year ended December 31, 1999. We believe that continued investments in research and development are necessary to maintain our competitive advantage and meet our strategic objectives. However, as a result of the cost saving initiatives completed in December 2000, we expect research and development costs to decrease in absolute dollars in the near future periods. We plan to hire additional engineers and consultants as necessary to develop and enhance our broadband technology services and applications.

    Research and development expenses for the three months ended September 30, 2001 were $1,132,045 as compared to $2,590,394 for the three months ended September 30, 2000. Research and development expenses for the nine months ended September 30, 2001 were $4,526,418 as compared to $8,715,055 for the nine months ended September 30, 2000. The period-to-period decrease in absolute dollars is primarily attributable to a decrease in internal personnel and consulting fees associated with developing and enhancing the new technology and products. Additionally, as a result of certain cost-savings initiatives, we disposed of certain non-strategic, content related assets that decreased certain personnel and production costs as well. Moreover, research and development expenses for the nine months ended September 30, 2000 included costs associated with the development of a broadband content Website and costs associated with producing, acquiring, processing and distributing content for it. As a result of a strategic decision to focus on providing services and products that include our proprietary broadband technology solutions, we did not incur content development and distribution costs during 2001 nor do we expect to incur such costs in future periods. We believe that continued investments in research and development are necessary to maintain our competitive advantage and meets our strategic objectives. Therefore, we will hire additional engineers and consultants as necessary to develop and enhance our broadband technology services and products.

    SALES AND MARKETING. Sales and marketing expenses consist primarily of salaries and related costs of sales, business development and marketing personnel, tradeshow expenses, advertising costs, marketing and promotional costs incurred to create brand awareness and public relations expenses. Sales and marketing expenses for the year ended December 31, 2000 were $7,073,894 as compared to $1,956,491 for the year ended December 31, 1999. The period-to-period increase is primarily attributable to increased staffing to sell and market our technology products and services, increased tradeshow costs, and advertising and marketing costs incurred to create brand awareness for our broadband technology solutions. We incurred significant advertising costs in the first quarter of 2000 associated with the creation of our broadband content site. As a result of a strategic decision to focus on providing services and products that include our proprietary broadband technology solutions, we do not expect to incur such costs in the near future periods. We intend to continue to recruit and hire experienced personnel, as necessary, to sell and market our products and services.

    Sales and marketing expenses were $332,787 for the three months ended September 30, 2001 as compared to $995,496 for the three months ended September 30, 2000. Sales and marketing expenses were $1,744,598 for the nine months ended September 30, 2001 as compared to $5,386,091 for the nine months ended September 30, 2000. The period-to-period decrease is primarily attributable to a decrease in personnel, advertising costs and tradeshow costs associated with our cost saving initiatives implemented in December 2000. However, we intend to continue to recruit and hire experienced personnel, as necessary, to sell and market our products and services.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses consist primarily of salaries and related personnel costs for general corporate functions including finance, human resources, legal and facilities, outside legal and professional fees, amortization of goodwill and other intangible assets and general operating overhead. General and administrative costs for the year ended December 31, 2000 were $10,926,264 as compared to $3,816,073 for the year ended December 31, 1999. The period-to-period increase is attributable to increased salaries and related costs to build our basic infrastructure, increased legal and accounting fees, increased amortization of goodwill and other intangibles related to acquisitions, and increased costs associated with operating a public company, such as investor relations costs and directors and officers insurance. In addition, general and administrative expenses for the year ended December 31, 2000 included severance costs associated with the reduction in workforce resulting from our cost-savings initiatives.

    General and administrative costs were $1,513,803 for the three months ended September 30, 2001 as compared to $2,785,993 for the three months ended September 30, 2000. General and administrative costs were $5,163,082 for the nine months ended September 30, 2001 as compared to $8,054,912 for the nine months ended September 30, 2000. The period-to-period decrease in absolute dollars is primarily attributable to a decrease in administrative personnel, rent, legal and professional fees and amortization of goodwill and intangible assets associated with our cost saving initiatives implemented in December 2000.

    IMPAIRMENT AND RESTRUCTURING CHARGES. In December 2000, in connection with cost-saving and corporate restructuring initiatives, our Board of Directors approved a plan that included the sale of content-related, non-strategic assets that would no longer be used in our operations, closing our offices in San Francisco and Los Angeles, and a reduction in our workforce.

    As a result of these initiatives, we recorded a non-cash restructuring charge of $2,968,665 for the year ended December 31, 2000. The non-cash restructuring charge was comprised of the following: (1) $2,539,134 related to the write-off of goodwill and intangible assets associated with our acquisitions of content-related entities that are being disposed of (2) $235,759 related to the write-off of fixed assets, consisting primarily of furniture and fixtures and leasehold improvements, associated with the closing of our offices in San Francisco and Los Angeles and (3) $193,772 related to the write-off of office security deposits and prepaid assets from which we would not derive any future benefit.

    We recorded a non-cash restructuring charge of $293,200 for the three months ended March 31, 2001. The non-cash restructuring charge was comprised of the following: (1) $210,000 related to the termination of an employment contract which was satisfied through the issuance of 150,000 shares of common stock in February 2001 and (2) $83,200 related to the termination of a commercial lease obligation in San Francisco which was satisfied through the issuance of 80,000 shares of common stock in March 2001. The agreements were consummated subsequent to fiscal year-end 2000, and the obligations could not be measured at December 31, 2000.

    For three and nine months ended September 30, 2001, we recorded an impairment charge of $20,000 and $470,000 respectively, related to our Quickbank content library. We are actively pursuing the sale of our Quickband content library and recorded the impairment charge to reflect the fair market value of the library as of September 30, 2001.

    We recorded a charge of $63,333 for the three and nine months ended September 30, 2001 related to a trademark that we would no longer use. The write-off reflected the net book value of the asset at the time it was no longer deemed to have value.

    NON-CASH STOCK BASED COMPENSATION. Non-cash stock based compensation was $12,324,781 for the year ended December 31, 2000. There were no similar charges for the year ended December 31, 1999. Non-cash stock based compensation is primarily the result of cashless exercises of stock options granted to employees under our 1999 Amended and Restated Incentive and Nonqualified Stock Option Plan. As the 1999 Stock Option Plan was self-administered between January 2000 and May 2000, generally accepted accounting principles required recognition of the full fair market value of all shares exercised under the cashless provision during that period. We have now contracted a third party to administer all stock option exercises. Thus, we do not anticipate non-cash charges from cashless exercises in future periods. The non-cash stock based charge related to these cashless exercises for the year ended December 31, 2000 was $10,257,883. We also recorded a non-cash stock based charge of $766,898 in connection with the acceleration of options granted to employees that were terminated in 2000. Additionally, during the first quarter of 2000, we recorded a non-cash stock based charge of $1,300,000 in connection with the issuance of a warrant to a business partner who agreed to sponsor our web site.

    Non-cash stock based compensation was $43,707 for the three months ended September 30, 2001 as compared to $-0- for the three months ended September 30, 2000. Non-cash stock based compensation was $143,707 for the nine months ended September 30, 2001 as compared to $11,557,883 for the nine months ended September 30, 2000. The non-cash stock based charge for the three and nine months ended September 30, 2001 is a result of shares of common stock issued to our Non-Executive Chairman in lieu of cash compensation and options to purchase shares of Common Stock granted to certain consultants. A portion of the non-cash compensation for the three and nine months ended September 30, 2000 is the result of cashless exercises of stock options granted to employees under our 1999 Amended and Restated Stock Option Plan (the "1999 Plan"). As the 1999 Plan was self-administered between January 2000 and May 2000, generally accepted accounting principles required us to recognize the full fair market value of all shares exercised under the cashless provision during that period. The non-cash stock based charge related to these cashless execises for the three and nine months ended September 30, 2000 was $-0- and $10,257,883, respectively. We have now contracted with a third party to administer all stock option exercises. Thus, we do not anticipate non-cash charges from cashless exercises in future periods. Additionally, for the nine months ended September 30, 2001, we recorded a non-cash stock based charge of $1,300,000 in connection with the issuance of a warrant to a business partner who agreed to sponsor our web site.

    INTEREST AND OTHER INCOME (EXPENSE), NET. Interest and other income, net primarily consists of interest income earned on our cash and cash equivalents and interest expense incurred from our capital lease obligations and a note payable to a stockholder and the amortization of debt discounts. Interest and other income, net for year ended December 31, 2000 was $506,693 as compared to $243,052 for the year ended December 31, 1999. The period-to-period increase is primarily attributable to an increase in the average balance of our cash and cash equivalents during 2000 as compared to 1999, offset by interest expenses related to our capital lease obligations and interest paid on a note payable to a stockholder.

    Interest and other income (expense) was ($477,258) for the three months ended September 30, 2001 as compared to $69,285 for the three months ended September 30, 2000. Interest and other income (expense) was ($1,555,357) for the nine months ended September 30, 2001 as compared to $495,444 for the nine months ended September 30, 2000. The period-to-period decrease is a result of a decrease in the average balance of our cash and cash equivalents, the amortization of a debt discount related to the company's convertible debenture financing and the impairment of our equity investments.

    INCOME TAXES. Income taxes are based solely on state and local taxes on business and investment capital. Income taxes for the year ended December 31, 2000 were $102,089 as compared to $22,933 for the year ended December 31, 1999. The period-to-period increase is attributable to an increase in our investment capital.

LIQUIDITY AND CAPITAL RESOURCES

    At December 31, 2000, we had cash and cash equivalents of $1,561,495 as compared to $15,083,419 at December 31, 1999. At September 30, 2001, we had cash and cash equivalents of $575,956.

    Net cash used in operating activities was $24,417,074 and $9,257,076 for the years ended December 31, 2000 and 1999, respectively. The increase in net cash used in operating activities is primarily attributable to an increase in our net operating losses, excluding depreciation and amortization, non-cash stock based charges and restructuring charges and a decrease in accounts payable and accrued expenses offset by a decrease in other assets.

    Net cash used in operating activities was $8,899,445 and $19,212,239 for the nine months ended September 30, 2001 and 2000, respectively. The decrease in net cash used in operating activities is primarily attributable to a decrease in our net operating losses, excluding depreciation and amortization, non-cash stock based charges, impairment and restructuring charges and the amortization of debt discounts and a decrease in prepaid and other current assets. These amounts were offset by a decrease in accounts payable and accrued expenses and deferred revenue.

    Net cash used in investing activities was $4,085,065 and $1,674,290 for the years ended December 31, 2000 and 1999, respectively. The period-to-period increase is primarily attributable to an increase in the purchases of property and equipment and net cash paid for acquisitions.

    Net cash used in investing activities was $106,894 and $3,380,762 for the nine months ended September 30, 2001 and 2000, respectively. The period-to-period decrease is primarily attributable to decreases in the purchases of property and equipment, advances to affiliates and cash paid for acquisitions, net of cash acquired.

    Net cash provided by financing activities was $14,983,922 and $24,787,338 for the years ended December 31, 2000 and 1999, respectively. The period-to-period difference is primarily attributable to amounts received from private issuances of convertible preferred stock and common stock and an increase in the principal payments of notes to stockholders offset by proceeds received from the exercise of options and warrants to purchase shares of common stock.

    Net cash provided by financing activities was $8,025,229 and $12,545,044 for the nine months ended September 30, 2001 and 2000, respectively. The period-to-period decrease is primarily attributable to a difference in the proceeds received from the issuance of Preferred Stock, Common Stock and convertible debentures and a decrease in proceeds received from the exercise of stock options.

    Currently, we have no material commitments other than those under our capital and operating lease arrangements.

    The market for distribution of broadband technology services is highly competitive and may require significant capital expenditures. Our capital requirements depend on numerous factors, including market acceptance of our technology and services, research and development costs and the resources we spend on marketing and selling our technology and services. Additionally, we continue to evaluate investments in complementary businesses, products and services, some of which may be significant. We have experienced increases in our capital expenditures, consistent with the growth of our business, and significant operating losses and negative operating cash flows to date.

    We will require additional funding during the next 12 months to finance the growth of our current operations and fulfillment of our strategic objectives. Additionally, we may require more financing to fund acquisitions, develop new technologies or acquire strategic assets.

    In December 2000, we entered into a common stock purchase agreement with Crossover Ventures, for the sale, from time to time, of our common stock. Pursuant to the stock purchase agreement, the investor has committed to purchase up to $23,000,000 of common stock over a 36-month period. The investor may be required to invest an additional $17,000,000 upon the attainment of certain trading volumes and weighted average market prices in our common stock. Our ability to procure funds through that common stock purchase agreement is limited by the trading volume and weighted average price of our common stock. Therefore, we entered into another common stock purchase agreement for the sale of our common stock, and Crossover Ventures has committed to purchase additional common stock. Under both common stock purchase agreements, we will not sell more than an aggregate of 15,500,000 shares of common stock without further approval from our shareholders.

    In connection with agreements entered into with RealNetworks, we issued to RealNetworks 1,785,714 shares of our common stock in July 2001, and received proceeds of $1,000,000. Also, in July 2001, we entered into an agreement with Travelers, which agreement was amended on August 10, 2001 to provide that Travelers would receive 3,571,429 shares of preferred stock and warrants. Each share of preferred stock is convertible into one share of our common stock after a period of six months, and each warrant is exercisable into 1.5 shares of our common stock after a period of six months. The exercise price of the warrant is $0.56 per share. We received proceeds of $2,000,000 from Travelers.

    Our management is actively pursuing increases to cash flows and additional sources of financing and believes that increases to cash flow and additional financing will generate sufficient cash flow to fund our operations through fiscal year 2001. Our management's plan to increase our cash flows from operations relies significantly on increases in revenue generated from our broadband technology services, products and licenses and decreases in operating expenses. However, there are no assurances that we will be successful in effecting such increases. In that event, we could reduce the development of our products and services, scale back current operations until funds become available on terms acceptable to us, and the auditor's report on our December 31, 2001 financial statements could potentially be modified.

IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS


    In July 1999, the Financial Accounting Standards Board ("FASB") approved SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -Deferred of the Effective date of FASB Statement No. 133." SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivatives fair value be recognized in earnings unless specific hedge accounting criteria are met. The adoption of SFAS 133 did not have a material effect on our consolidated financial statements.

    In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition In Financial Statements." SAB 101 provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. We have adopted the provisions of SAB 101. The adoption of this pronouncement has not had a material impact on our operating results or its financial position.


    In March 2000, the FASB issued Interpretation No. 44, "Accounting For Certain Transactions Involving Stock Compensation, An Interpretation of APB
No. 25." FIN 44 provides guidance on aspects of applying APB No. 25. FIN 44 is effective July 1, 2000, but is also effective for some events that have occurred after December 15, 1998. We have adopted the provisions of FIN 44 in its consolidated financial statements.


    In March 2000, the Emerging Issues Task Force of the FASB reached a consensus on Issue No. 00-2, "Accounting For Web Site Development Costs" ("Issue No. 00-2") which provides guidance on when to capitalize versus expense costs incurred to develop a web site. The consensus is effective for web site development costs in quarters beginning after June 30, 2000. Issue No.00-2 has not had a material impact on our consolidated financial statements.


    During June 2001, the FASB issued Statements of Financial Accounting Standards No. 141, "Business Combination" ("SFAS No. 141") and No. 142 "Goodwill and other Intangible Assets" ("SFAS No. 142"). SFAS No. 141 changes the accounting for business combinations, requiring that all business combinations be accounted for using the purchase method and that intangible assets be recognized as assets apart from goodwill if they arise from contractual or other legal rights, or if they are separable or capable of being separated from the acquired entity and sold, transferred, licensed, rented or exchanged. SFAS
No. 141 is effective for all business combinations initiated after June 30, 2001. SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and intangible assets with indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001.


    SFAS No. 142 requires that the useful lives of intangible assets acquired on or before June 30, 2001 be reassessed and the remaining amortization periods adjusted accordingly. Previously recognized intangible assets deemed have indefinite lives shall be tested for impairment. Goodwill recognized on or before June 30, 2001, shall be assigned to one or more reporting units and shall be tested for impairment as of the beginning of the fiscal year in which SFAS No. 142 is initially applied in its entirety.

    We have not fully assessed the potential impact of the adoption of SFAS
No. 142 which is effective for us as of January 1, 2002. The reassessment of intangible assets must be completed during the first quarter of 2002 and the assignment of goodwill to the reporting units, along with the completion of the first step of the transitional goodwill impairment tests, must be completed during the first six months of 2002.


    In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS No. 143"), which is effective October 1, 2003. SFAS No. 143 requires, among other things, the accounting and reporting of legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, deelopment, or normal operation of a long-lived asset. We are currently assessing, but have not yet determined the effect, of SFAS No. 143 on our financial position, results of operations, and cash flows.



    In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), which is effective October 1, 2002, but may be early adopted. SFAS No. 144 addresses accounting and reporting of all long-lived assets, except goodwill, that are either held and used or disposed of through sale or other means. We are currently assessing but have not yet determined the effect of SFAS 144 on our financial position, results of operations and cash flows.


LIMITATION ON USE OF NET OPERATING LOSS AND OTHER TAX CREDIT CARRY-FORWARDS

    At December 31, 2000, we had available net operating loss carry-forwards of approximately $52.0 million for federal income tax purposes. The net operating loss carry-forwards expire at various dates through 2020.

    Section 382 of the Internal Revenue Code provides that when a corporation undergoes an "ownership change," the corporation's use of its net operating losses is limited in each subsequent year. An "ownership change" occurs when, as of any testing date, the sum of the increases in ownership of each shareholder that owns five percent or more of the value of a company's stock as compared to that shareholder's lowest percentage ownership during the preceding three-year period exceeds fifty percentage points. For purposes of this rule, certain shareholders who own less than five percent of a company's stock are aggregated and treated as a single five-percent stockholder.

    The merger of The Duck Corporation with and into a wholly owned subsidiary of Applied Capital Funding, Inc. may have involved an "ownership change" and thus we may be unable to use a material portion of our available federal net operating loss carry-forwards. Furthermore, in the ordinary course of our future business operations, it could become necessary to issue shares in conjunction with acquisitions or additional financing, in order to meet our growth objectives and liquidity constraints. In addition, the exercise of outstanding warrants and options to purchase shares of common stock may require us to issue additional shares of common stock. The issuance of a significant number of shares of common stock could result in an "ownership change." If we were to experience such an "ownership change," we might not be able to use a substantial amount of our available federal net operating loss carry-forwards to reduce future taxable income.

    The extent of the actual future use of our federal net operating loss carry-forwards is subject to inherent uncertainty because it depends on the amount of otherwise taxable income we may earn. We cannot give any assurance that we will have sufficient taxable income in future years to use any of our federal net operating loss carry-forwards before they would otherwise expire.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

    Our accounts receivables are subject, in the normal course of business, to collection risks. Although we regularly assess these risks and have policies and business practices to mitigate the adverse effects of collection risks, significant losses may result due to the non-payment of receivables by our customers.

    Our return on our investments in cash and cash equivalents is subject to interest rate risks. We regularly assess these risks and have established policies and business practices to mange the market risk of our cash and cash equivalents.

    We transact business in the United Kingdom. Accordingly, we may be subject to exposure from the adverse movements in foreign currency exchange rates. The effect of foreign currency exchange rate fluctuations have not been material to date. We do not use derivative financial instruments to limit our foreign currency risk exposure.

                            DESCRIPTION OF PROPERTY

    We do not own any real property. We lease approximately 12,000 square feet of space where our principal executive and administrative offices are located at 145 Hudson Street, New York, NY 10013 at an annual rental of approximately $330,000, effective January 1, 2002. We were previously paying annual rent of $480,000. This lease expires on December 31, 2003. We maintain an engineering office in the Albany, New York area of 4,680 square feet at an annual rental of approximately $62,000. This lease expires on November 30, 2002. Our management believes these facilities are all in usable condition and that these facilities are sufficient to meet our needs for the immediate future.

                           CERTAIN MARKET INFORMATION

    Our common stock is traded on the American Stock Exchange under the symbol "ONT". On November 28, 2001, our common stock closed at a price of $0.34 per share.

    The following table sets forth for the fiscal periods indicated the high and low bid prices of the common stock, as reported on the American Stock Exchange, during the two most recent fiscal years and the current fiscal year:


                                                                HIGH       LOW
                                                              --------   --------
FISCAL YEAR 2002
  First Quarter (through January 28, 2002)..................   $ 0.52     $ 0.37

FISCAL YEAR 2001
  First Quarter.............................................   $ 2.05     $ 0.46
  Second Quarter............................................   $ 0.85     $ 0.43
  Third Quarter.............................................   $ 0.87     $ 0.46
  Fourth Quarter............................................   $ 0.41     $ 0.29

FISCAL YEAR 2000
  First Quarter.............................................   $31.87     $13.00
  Second Quarter............................................   $14.88     $ 5.25
  Third Quarter.............................................   $ 6.75     $ 2.40
  Fourth Quarter............................................   $ 4.30     $ 0.33

FISCAL YEAR 1999
  June 15, 1999 to June 30, 1999............................   $ 6.38     $ 5.56
  Third Quarter.............................................   $15.00     $ 5.00
  Fourth Quarter............................................   $36.25     $10.63


    As of September 30, 2001, there were approximately 240 shareholders of record.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The names, ages and titles of all of our directors and executive officers are:

NAME                                           AGE  POSITION
----                                           ---  --------
Douglas A. McIntyre..........................   46  President, Chief Executive Officer and Director
Daniel B. Miller.............................   41  Founder, Chief Technology Officer and Director
Stephen D. Klein.............................   41  Director
William A. Newman............................   53  Director
Jack L. Rivkin...............................   60  Director
Strauss Zelnick..............................   43  Director
                                                    Executive Vice President and Chief Financial
Mark J. Meagher..............................   69  Officer

    Each director is elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Each officer serves at the discretion of the Board of Directors, subject to any applicable employment agreements.

    DOUGLAS A. MCINTYRE, President, Chief Executive Officer, has been our President and Chief Executive Officer since April of 2000 and a Director since May of 2000. From 1998 to March of 2000, he served as President and Chief Executive Officer of FutureSource/Bridge L.L.C. From 1996 to 1997, he served as President of Switchboard.com Inc. Mr. McIntyre also serves as a director on the board of TheStreet.com.

    DANIEL B. MILLER, Founder, Chief Technology Officer, Director, is one of our founders and has been a Director since 1992. He has been our Chief Technology Officer since April of 2000. Prior to that time, he served as our Chief Executive Officer from June of 1999 to April of 2000 and President from 1994 to June of 1999.

    STEPHEN D. KLEIN, Director, has served as a Director since December of 1999. From May of 1997 until the present, he has been the Chairman/ Founder of iBalls LLC, a digital marketing company serving clients seeking to attract customers via the Internet, that was acquired by Avenue A, a publicly traded company. From 1989 to December 1999, he was the Managing Partner/Director of Media and Interactive Services at Kirshenbaum, Bond & Partners, a full-service advertising agency. In addition, since 1997, Mr. Klein has been a Co-founder and Chairman of the Board of Wattage Monitor, Inc.


    WILLIAM A. NEWMAN, Director, has served as a Director since August of 2000. From November of 1999 until the present, Mr. Newman has been the managing partner of the New York office of the law firm of McGuireWoods LLP. From
March of 1998 until November of 1999, he was a stockholder at the law firm of Greenberg Traurig and, from 1990 to February of 1998, he was a partner at the law firm of Blumenthal & Lynne, PC.



    JACK L. RIVKIN, Director, has served as a Director since May of 1997. From November of 1995 until his retirement on December 31, 2001, Mr. Rivkin was Executive Vice President of Citigroup Investments, Inc., an affiliate of Travelers. He was Vice Chairman and Director of Global Research at Smith Barney from March of 1993 to October of 1995. Mr. Rivkin is a director of eMagin Corporation and is a director of a number of private companies.



    STRAUSS ZELNICK, Director, has served as a Director since January of 2000 and has been the Non-Executive Chairman of the Board since January of 2001. From January 2001 until the present Mr. Zelnick has been the founder and Chief Executive Officer of Zelnick Media. From July of 1998 until December of 2000, Mr. Zelnick was the President and Chief Executive Officer of BMG Entertainment, a unit of Bertelsmann AG. From 1994 to June 1998, he was the President and Chief Executive Officer of BMG's North American business unit.


    MARK J. MEAGHER, Executive Vice President And Chief Financial Officer, has been our Executive Vice President and Chief Financial Officer since May of 2000. From September of 1998 to April of 2000, he was the Executive Vice President and Chief Operating Officer of FutureSource/Bridge L.L.C. From January of 1997 until August of 1998, he was the Chief Financial Officer and Director of BKB Pharm. L.L.C. Prior to that, he was a partner in Holding Capital Group.

                             EXECUTIVE COMPENSATION

    The table below sets forth, for the fiscal year ended December 31, 2000, the fiscal year ended December 31, 1999, the three month transition period ended December 31, 1998, and the fiscal year ended September 30, 1998, the annual and long-term compensation for services in all capacities to the Company and its subsidiaries of those persons who, at December 31, 2000, were the Company's Chief Executive Officer and the next three highest compensated executive officers (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                               ANNUAL COMPENSATION         COMPENSATION    ALL OTHER
                                         -------------------------------   (1)OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR(2)     SALARY    BONUS ($)   SARS (#)(3)       ($)(4)
---------------------------              --------   --------   ---------   ------------   ------------
Douglas A. McIntyre(5).................     2000    $265,625   $253,000      1,600,000       $   --
  President and Chief Executive Officer

Daniel B. Miller.......................     2000    $150,000   $ 96,552(8)     400,000       $2,002
  Founder and Chief Technology Officer      1999     150,000     75,000             --        1,125
                                          1998-T      41,296         --             --          310
                                            1998     221,478         --             --        1,661

Mark J. Meagher(6).....................     2000    $123,333   $ 35,000(9)     375,000       $   --
  Executive Vice President and Chief
  Financial Officer

Douglas Song(7)........................     2000    $158,000   $     --         25,000       $  875
  Senior Vice President, Finance and        1999      48,386         --        125,000           --
  Corporate Development

------------------------

(1) We did not pay to our Chief Executive Officer or any named executive officer any compensation intended to serve as incentive for performance to occur over a period longer than one year pursuant to a long-term incentive plan in the time period indicated above. We do not have any defined benefit or actuarial plan with respect to our Chief Executive Officer or any named executive officer under which benefits are determined primarily by final compensation and years of service.

(2) After the merger with The Duck Corporation on June 15, 1999, the historical records of Duck became our historical records. The fiscal year end of Duck was September 30. Our fiscal year end remained December 31. Under Securities and Exchange Commission reporting rules, this constitutes a change in fiscal year as of the merger date and results in the requirement for a "transition report" for the historical three-month period ended December 31, 1998 to reconcile Duck's historical financial results to our December 31 year end. The results reported in the "Summary Compensation Table" for the period designated "1998-T" are for the three months transition period ended December 31, 1998.

(3) Options to acquire shares of common stock. We do not have any outstanding stock appreciation rights.

(4) Represents matching contributions under defined contribution plan.

(5) Mr. McIntyre has been the President and Chief Executive Officer since April of 2000.

(6) Mr. Meagher has been the Executive Vice President and Chief Financial Officer since May of 2000.

(7) Mr. Song joined On2 in September of 1999 and left in February of 2001.

(8) $43,552 of this amount was earned in fiscal year 2000 and paid pro ratably over the first six months of fiscal year 2001.

(9) This amount was earned in fiscal year 2000 and paid pro ratably over the first six months of fiscal year 2001.

EMPLOYMENT AGREEMENTS

    In April of 2000, Douglas McIntyre entered into a four-year employment agreement with us as our Chief Executive Officer. Mr. McIntyre's compensation under the employment agreement is $375,000 for each year with the first year's bonus being $250,000 and subsequent bonuses contingent on our reaching specific goals as determined by the Board of Directors and Mr. McIntyre. Pursuant to his employment agreement, Mr. McIntyre has been granted options under the 1999 Amended and Restated Incentive and Non-Qualified Stock Option Plan.

    In May of 2000, Mark J. Meagher entered into a two-year employment agreement with us as our Executive Vice President and Chief Financial Officer.
Mr. Meagher's compensation under the employment agreement is $185,000 per year together with participation in our 1999 Amended and Restated Incentive and Non-Qualified Stock Option Plan.

    We maintain employment agreements, expiring at various intervals, with several of our non-executive employees. The employment agreements provide for a minimum salary, incentive compensation and certain benefits, among other items.

DIRECTORS COMPENSATION

    In January and May of 2000, we granted Mr. Zelnick options to acquire an aggregate of 270,000 shares of common stock under the 1999 Stock Option Plan as compensation for serving as a director on the Board of Directors. In addition, we granted Mr. Zelnick options to acquire 250,000 shares of common stock under the 1999 Stock Option Plan and agreed to pay Mr. Zelnick an annual fee of $200,000 (payable in common stock or cash), as compensation for serving as the Non-Executive Chairman of the Board of Directors. By resolution of the Board of Directors, each other non-employee director is entitled to a grant of 30,000 options each fiscal year under the 1999 Stock Option Plan, vesting one-third each year with an exercise price determined at the close of business on the trading day prior to the date of grant. See "Executive Compensation--Stock Option Plans."

EMPLOYEE STOCK INCENTIVE PLAN

    In June of 1999, we adopted the 1999 Stock Option Plan that replaced all outstanding option plans to date. Under the 1999 Stock Option Plan, all options issued under prior plans were recognized as issued and outstanding under the original terms granted. We had originally reserved 4,000,000 shares of common stock for issuance under the 1999 Stock Option Plan.

    In February of 2000, we amended the 1999 Stock Option Plan to create the 1999 Amended and Restated Incentive and Nonqualified Stock Option Plan referred to as the 1999 Plan. The 1999 Plan increased the shares of common stock reserved for issuance from 4,000,000 to 5,500,000. Our stockholders approved the 1999 Plan in May of 2000. The 1999 Plan provides for the issuance of incentive stock options, which are intended to qualify under section 422 of the Internal Revenue Code, non-qualified stock options and restricted stock grants. The granting of incentive stock options is subject to the limitations as set forth in the 1999 Plan. Directors, officers, employees and consultants are eligible to receive grants under the 1999 Plan.

    The Compensation Committee of the Board of Directors has the authority to approve option grants and the terms, which include the option price and the vesting terms. Options granted under the 1999 Plan expire after a ten-year period and are subject to acceleration upon the occurrence of certain events.

    In September of 2000, the Board of Directors adopted the 2000 Nonqualified Stock Option Plan referred to as the 2000 Plan. The 2000 Plan reserved for issuance 5,000,000 shares of common stock. The 2000 Plan authorizes the Board of Directors to issue nonqualified stock options as provided in section 422 of the Code, restricted stock and stock appreciation rights. Only employees, including executive officers, are eligible to receive grants under the 2000 Plan. Stockholder approval of the 2000 Plan is not required. The Compensation Committee of the Board of Directors has the authority to approve option grants and the terms, which include the option price and the vesting terms. Options granted under the 2000 Plan expire after a ten-year period and are subject to acceleration upon the occurrence of certain events.

    In February 2001, the Board of Directors adopted the 2001 Employee Stock Purchase Plan referred to as the ESPP. The ESPP provides eligible employees the opportunity to apply a portion of their after tax compensation to purchase shares of our common stock at a 15% discount from market value. We have reserved 4,000,000 authorized but unissued shares of common stock for issuance under the ESPP. The ESPP was approved by the stockholders at our Annual Meeting of Stockholders on May 22, 2001.

OPTION/SAR GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)

    The following table sets forth additional information concerning individual grants of stock options and/or stock appreciation rights during the last completed fiscal year to any of the Named Executive Officers:


                                        INDIVIDUAL GRANTS
                                      ----------------------
                                       PERCENT
                        NUMBER OF       TOTAL                                          POTENTIAL REALIZABLE VALUE
                        SECURITIES     OPTIONS/                                        AT ASSUMED ANNUAL RATES OF
                        UNDERLYING       SARS      EXERCISE                           STOCK PRICE APPRECIATION FOR
                       OPTIONS/SARS   GRANTED TO    OR BASE                              10-YEAR OPTION TERM(1)
                         GRANTED      EMPLOYEES      PRICE                            -----------------------------
NAME                      (#)(2)       IN 2000      ($/SH)       EXPIRATION DATE         5% ($)          10% ($)
----                   ------------   ----------   ---------   --------------------   -------------   -------------
Douglas A.              1,200,000(3)    18.49%      $11.82           April 17, 2010    $23,104,241     $36,789,643
  McIntyre...........     400,000(4)     6.16%        2.50        December 11, 2010      1,628,895       2,593,742

Daniel B. Miller.....     300,000(5)     4.62%      $ 8.50             June 1, 2010    $ 4,153,681     $ 6,614,043
                          100,000(7)     1.54%        2.50        December 11, 2010        407,224         648,436

Mark J. Meagher......     250,000(6)     3.85%      $10.75               May 1,2010    $ 4,377,654     $ 6,970,683
                          125,000(7)     1.93%        1.20        December 11, 2010        244,334         389,061

Douglas Song.........      25,000(8)     0.39%      $11.81             May 17, 2010    $   480,931     $   765,802


------------------------

(1) The potential realizable value is calculated assuming the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. All options listed have a term of 10 years. Stock price appreciation of 5% and 10% is assumed pursuant to the rules of the SEC. There can be no assurance that the actual stock price will appreciate over the 10-year option term at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting.

(2) Options to acquire shares of common stock. We do not have any outstanding stock appreciation rights.

(3) These options vest in 16 equal installments with the first two installments vesting on October 31, 2000 and the remaining installments vesting on each of January 31, April 30, July 31 and October 31 through April of 2004.

(4) One-half of these options vest on each June 30 of 2001 and 2002.

(5) One-third of these options vest on each June 1 of 2001, 2002 and 2003.

(6) One half of these options vest on each May 1 of 2001 and 2002.

(7) One half of these options vested on December 11, 2000 and one half of these options vest on June 30, 2001.

(8) All of these options were cancelled when Mr. Song left in February of 2001.

                              RELATED TRANSACTIONS

    We believe that the terms of each transaction described below are comparable to, or more favorable to, us than the terms that would have been obtained in an arms' length transaction with an unaffiliated party.


    On July 18, 2001, we entered into a Unit Purchase Agreement with Travelers whereby we sold an aggregate of 3,571,429 units which consisted of a share of our common stock and a warrant to purchase 1.5 shares of our common stock. We received net proceeds of $2,000,000. On August 10, 2001, we entered into a new agreement with Travelers, rescinding the Unit Purchase Agreement and providing that Travelers would receive 3,571,429 shares of preferred stock which are not convertible into our common stock for a period of six months. In addition, we agreed to issue warrants to Travelers which cannot be exercised for a period of six months. The price per share paid by Travelers was approximately $0.56 per share. The average closing price of our common stock for the 10 days prior to July 18, 2001 was approximately $0.51 per share. Travelers also received warrants to acquire our common stock that were issued in the private placement to compensate the investor for purchasing shares that are not registered for resale under the Securities Act. Jack L. Rivkin, a director, was an officer of an affiliate of Travelers until December 31, 2001.



    Also on July 18, 2001, we entered into a Development Services and License Agreement and a Common Stock Purchase Agreement with RealNetworks whereby we agreed to use RealNetworks as our exclusive delivery platform for streamed content over the internet in exchange for which RealNetworks acquired 1,785,714 shares of our common stock and became a holder of 5.05% of our common stock. In connection with our agreements with RealNetworks, we will license our proprietary VP4 compression technology for use in RealNetworks' proprietary media delivery products and services. Our agreements with RealNetworks have a term of 4 years and contemplate payments to us for the license and other services to be provided by us. Management believes that the contract with RealNetworks is of significant benefit to us. RealNetworks was not a related party prior to entering into this transaction with it, and the arrangement with it was negotiated at arms' length.



    For the year ended December 31, 2000, we purchased $377,500 of Internet advertising services from iBalls LLC, an interactive media buying and marketing services company, of which Stephen D. Klein, a director, is chairman. These services were used to purchase advertising space on our behalf on third party Internet publishers' websites. Like our other advertising suppliers, we based our advertising on short-term purchase contracts and do not have any long-term arrangements with iBalls. In addition, the amount spent for advertising from iBalls was consistent with the amount spent by us for other advertising suppliers and was for a proportionately similar amount of advertising.



    During the years ended December 31, 2000 and December 31, 1999, the Company retained McGuireWoods LLC and Greenberg Traurig to perform certain legal services on its behalf and incurred approximately $970,000 and $645,000, respectively, for such legal services. Both Greenberg Traurig and McGuireWoods LLP provided the same hourly fee structure to us that they provide to their other clients, which hourly fees are customary for legal services rendered in their geographic and practice area markets. William A. Newman, a director, is a partner at McGuireWoods LLC and was a stockholder at Greenberg Traurig.



    In June of 2000, we issued 1,644,304 shares of Series C Preferred Stock and warrants to purchase 411,076 shares of our common stock to Travelers. In addition, on January 19, 2001, we and Travelers entered into a Deferred Pricing Agreement whereby as of December 31, 2001, we (A) canceled the Series C Preferred Stock and in its place issued 1,849,057 shares of Series C-IV Preferred Stock, par value $0.01 per share, and 4,099,678 shares of Series C-V Preferred Stock, par value $0.01 per share, and (B) canceled the Series C warrants and in their place issued 462,264 warrants with an exercise price of $2.65 and 1,024,920 warrants with an exercise price of $1.14. Jack L. Rivkin, a director, was an officer of an affiliate of Travelers until December 31, 2001 and Travelers is one of our stockholders.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


    The table below sets forth certain information regarding the beneficial ownership of our common stock as of January 15, 2002, by each person we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock. The information set forth below is based on 40,585,527 shares of common stock outstanding as of January 15, 2002. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.


BENEFICIAL OWNERS OF MORE THAN 5% OF OUR COMMON STOCK


NAME AND ADDRESS                                              AMOUNT AND NATURE
OF BENEFICIAL OWNER                                       OF BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
-------------------                                       --------------------------   ----------------
Citigroup Inc.(2).......................................          23,780,993                 39.9%
  399 Park Avenue
  New York, NY 10022
Abanat Limited(3).......................................           6,282,443                 13.5%
  c/o PO Box 222
  Jeddah, Saudi Arabia 21411
Edelson Technology Partners III, L.P.(4)................           2,349,998                  5.8%
  300 Tice Boulevard
  Woodcliff Lake, NJ 07675


------------------------

(1) Pursuant to current regulations of the SEC, securities must be listed as "beneficially owned" by a person who directly or indirectly has or shares the power to vote or to direct the voting of ("voting power") or the power to dispose or to direct the disposition of ("dispositive power") the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he or she has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise.


(2) Includes 4,704,717 shares of common stock, 11,777,929 shares of Series A, Series C-IV, Series C-V and Series C-VI Preferred Stock convertible into common stock, and warrants to purchase 7,298,347 shares of common stock. These securities are beneficially owned by and through The Travelers Insurance Company and The Travelers Indemnity Company, which are indirect subsidiaries of Citigroup Inc.



(3) Includes 388,199 shares of common stock, 1,449,800 shares of common stock to be issued upon the exercise of outstanding warrants and 4,444,444 shares of common stock underlying convertible debentures. H.E. Abdul Aziz Al-Sulaiman exercies investment and voting control over all of our securities owned by Abanat Limited.



(4) Harry Edelson, General Partner, excercises investment and voting control over all of our securities owned by Edelson Technology Partners III, L.P.



    The following table sets forth the beneficial ownership of common stock of the Directors and Executive Officers, based on 40,585,527 shares of common stock outstanding as of January 15, 2002. Unless otherwise indicated below, the address of each person named in the table below is in the care of On2 Technologies, Inc., 145 Hudson Street, New York, New York 10013.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


NAME AND ADDRESS                                              AMOUNT AND NATURE
OF BENEFICIAL OWNER                                       OF BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
-------------------                                       --------------------------   ----------------
Douglas A. McIntyre,....................................           1,225,000                  2.9%
  Director, President and Chief Executive
  Officer(2)
Daniel B. Miller........................................           1,423,681                  3.5%
  Director, Founder and Chief Technology
  Officer(3)
Mark J. Meagher,........................................             347,500                    *
  Executive Vice President, and Chief
  Financial Officer(4)
Stephen D. Klein, Director(5) ..........................             125,000                    *
  C/o iBalls
  487 Greenwich Street, 5th floor
  New York, NY 10013
William A. Newman, Director(6) .........................             125,660                    *
  McGuireWoods LLP
  9 West 57th Street
  New York, NY 10019
Jack L. Rivkin, Director(7) ............................             125,000                    *
Strauss Zelnick,........................................             646,166                  1.6%
  Director and Non-Executive Chairman of the Board (8)
All current directors and executive.....................           4,018,007                  9.3%
  officers as a group(8 persons)


------------------------

*   Represents less than one percent (1%)

(1) Pursuant to current regulations of the SEC, securities must be listed as "beneficially owned" by a person who directly or indirectly has or shares voting power or dispositive power with respect to the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he or she has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise.


(2) Includes options to purchase 1,225,000 of common stock.



(3) Includes 1,123,681 shares of common stock and options to purchase 300,000 shares of common stock.



(4) Includes 10,000 shares of common stock and options to purchase 337,500 shares of common stock.



(5) Includes options to purchase 125,000 shares of common stock.



(6) Includes 660 shares of common stock and options to purchase 125,000 shares of common stock.



(7) Includes options to purchase 125,000 shares of common stock. Mr. Rivkin is one of our Directors and served until December 31, 2001 as Executive Vice President of Citigroup Investments, Inc., an affiliate of Citigroup Inc., which is a beneficial owner of more than 10% of the outstanding common stock.



(8) Includes 199,732 shares of common stock and options to purchase 446,434 shares of common stock.

                        COMMON STOCK PURCHASE AGREEMENT

OVERVIEW

    On December 1, 2000, we entered into a common stock purchase agreement with Crossover Ventures for the sale, from time to time, of shares of our common stock. On December 8, 2000, we registered 5,459,000 shares of our common stock to be issued pursuant to that agreement. On May 22, 2001 our shareholders approved the sale of up to 15,500,000 shares of common stock to Crossover Ventures. The additional 10,041,000 shares were registered pursuant to a registration statement filed September 13, 2001. As of November 26, 2001, we had sold 7,631,181 shares to Crossover Ventures. Because of the outstanding volume and price of our common stock, we are not likely to sell all of the 15,500,000 shares of common stock authorized by our shareholders pursuant to the common stock purchase agreement dated December 1, 2000. On November 21, 2001, we entered into a separate common stock purchase agreement to sell shares of our common stock to Crossover Ventures. We may sell up to 15,500,000 shares of common stock under both the common stock purchase agreement dated December 1, 2000 and the common stock purchase agreement dated November 21, 2001. However, the amount of shares that we will sell under both common stock purchase agreements will not exceed 15,500,000 shares. Pursuant to the registration statement of which this propectus is a part, we are registering 7,810,000 shares of our common stock for resale by Crossover Ventures under the November 21, 2001 common stock purchase agreement. The amount of shares which are offered for sale pursuant to the registration statement of which this prospectus is a part will reduce the shares available under the registration statement previously filed. Similarly, shares offered for resale under the previously filed registration statement will reduce the number of shares which may be offered pursuant to the registration statement of which this prospectus is a part.


    In addition to the $23,000,000 that Crossover Ventures committed pursuant to the previous common stock purchase agreement, it has committed up to an additional $23,000,000 to purchase shares of our common stock over a 36-month period pursuant to the November 21, 2001 common stock purchase agreement. Crossover Ventures may be required to commit an additional $17,000,000 for the purchase of our common stock pursuant to that common stock purchase agreement, if after one year:


    - the average daily market price of our common stock during any 10 consecutive trading days exceeds $10, and

    - the average trading volume of our common stock during any 20 consecutive trading days, which includes the relevant 10 trading days above, equals or exceeds 100,000 shares.


    Although the total number of shares that we may sell under both common stock agreements will not exceed 15,500,000 shares, Crossover Ventures has committed up to $46,000,000 under both common stock purchase agreements. If we meet the above two conditions, Crossover Ventures will be required to commit $80,000,000 to purchase no more than the 15,500,000 shares.



    Crossover Ventures will receive a six percent (6%) discount to the average daily market price of our common stock if the average market price for the relevant 10 trading day period is equal to or greater than $2.43. It will receive a ten percent (10%) discount to the average daily market price of our common stock if the average market price for the relevant 10 trading day period is less than $2.43. We will receive the amount of the draw down less an escrow agent fee of $750 if Crossover Ventures chooses to use an escrow agent.



    In connection with the previous common stock purchase agreement, we have issued to Crossover Ventures warrants to purchase 50,000 shares of our common stock with an exercise price of $1.52. The warrants are exercisable beginning on June 1, 2001 and will expire on June 1, 2004.


    Our shareholders have approved the issuance of up to 15,500,000 shares of common stock to Crossover Ventures pursuant to both of the common stock purchase agreements. We may not issue more than 15,500,000 of our common stock to Crossover Ventures pursuant to either common stock purchase agreement and the warrant delivered to Crossover Ventures without obtaining further stockholder approval. In addition, the common stock purchase agreement does not permit us to draw down funds if the issuance of shares of common stock to Crossover Ventures pursuant to the draw down would result in Crossover Ventures or its affiliates owning more than 9.9% of our outstanding common stock on the date we exercise a draw down.

THE DRAW DOWN PROCEDURE

    We may request a draw down by faxing a draw down notice to Crossover Ventures, setting forth:

    - the amount of the draw down

    - the minimum threshold price, if any, at which we are willing to sell the shares of our common stock, and

    - the date the pricing period begins.

    The first 10 trading days from the date which the pricing period begins will be used to determine the number of shares of our common stock we will issue to Crossover Ventures on the first settlement with respect to that draw down.

    The second 10 trading day period will be used to determine the number of shares to be issued on the second settlement with respect to that same drawn down.


    At the end of each of two 10 consecutive day trading periods following the draw down request, we and Crossover Ventures will calculate, based upon the volume-weighted average stock price during each of these 10-day periods, the following with respect to a separate settlement for each 10-day trading period:



    - any limit on the draw down amount for each period,



    - the number of shares of our common stock that we will issue to Crossover Ventures at the end of each 10-day period, and



    - the price per share paid by Crossover Ventures.


AMOUNT OF THE DRAW


    Once every 25 trading days, we may request, and Crossover Ventures, Inc. is obligated to fund, a draw up to a maximum amount based on a formula of the weighted average common stock price and the average trading volume of our common stock. The minimum draw down amount under this common stock purchase agreement is also based upon a formula of the weighted average common stock price and the average trading volume of our common stock. If the volume weighted average common stock price for a 10-day trading period exceeds $0.30, the minimum draw down amount will be $300,000. The maximum draw down amount will be the greater of (a) $500,000 or (b) $300,000 and 4.5% of the volume weighted average common stock price for the preceding 30-day period multiplied by the total trading volume of the common stock for the preceding 3-month period. If the volume weighted average common stock price for a 10-day trading period exceeds $0.20 and is equal to or less than $0.30, the minimum draw down amount will be $200,000. The maximum draw down amount will be $200,000 and 4.5% of the volume weighted average common stock price for the preceding 30-day period multiplied by the total trading volume of the common stock for the preceding 3-month period. If the volume weighted average common stock price for a 10-day trading period exceeds $0.10 and is equal to or less than $0.20, the minimum drawn down amount will be $100,000. The maximum draw down amount will be $100,000 and 4.5% of the volume weighted average common stock price for the preceding 30-day period multiplied by the total trading volume of the common stock for the preceding 3-month period. We may not request a draw down if the 10-day average of the price of our common stock is less than $.10.

    If the volume-weighted average daily price for any given trading day is below the threshold price set by us in the draw down notice during the 20 trading days immediately following the date we give notice, then the draw down amount that Crossover Ventures is obligated to pay is correspondingly reduced by 1/20th for each day that is below the threshold price. Thus, if the daily price for a day is below the threshold price we will not issue any shares of our common stock and Crossover Ventures will not purchase any shares of common stock for that day. In addition, if the trading of our common stock is suspended for more than three hours on any trading day or if the registration statement covering the common stock is not effective, then the amount of the draw down shall be reduced by 1/20th and Crossover Ventures will not purchase any shares of our common stock for that day.


    As we sell shares of common stock to Crossover Ventures under the common stock purchase agreements, and then Crossover Ventures sells the common stock to third parties, our common stock price may decrease due to the additional shares in the market. If we decide to draw down under the common stock purchase agreements as the price of our common stock decreases, we will be required to issue more shares of our common stock for any given dollar amount invested by Crossover Ventures, subject to the minimum selling price we specify. The more shares that are issued under the common stock purchase agreements, the more our shares will be diluted and the more our stock price may decline. The following table represents the number of shares of common stock we would be required to issue to Crossover Ventures at price levels ranging from $2.75 to $0.25 (adjusted for contractual discounts), which approximates the high and low price of our common stock over the last 52 weeks. This analysis assumes we request a draw down of $300,000 for a 20-day period.



                                                     NUMBER OF SHARES OF COMMON
                  VOLUME WEIGHTED                         STOCK ISSUED TO
          AVERAGE PRICE FOR 20-DAY PERIOD                CROSSOVER VENTURES
          -------------------------------            --------------------------
                       $2.75                                   109,091
                       $2.25                                   133,333
                       $1.75                                   171,429
                       $1.25                                   240,000
                       $0.75                                   400,000
                       $0.25                                 1,200,000


SPECIAL ACTIVITY DRAW DOWN

    If we expect to incur a one time charge for any reason, including an acquisition, we may notify Crossover Ventures of that special activity 21 days in advance, and we will be able to issue a draw down notice to Crossover Ventures every 22 days instead of every 25 days for a 10 week period. In connection with a special activity draw down, Crossover Ventures shall receive an additional three percent (3%) discount to the average daily market price of our common stock.

NECESSARY CONDITIONS BEFORE CROSSOVER VENTURES IS OBLIGATED TO PURCHASE OUR
  COMMON STOCK

    The following conditions must be satisfied before Crossover Ventures is obligated to purchase shares of our common stock:

    - A registration statement for the shares of common stock we will be issuing must be declared effective by the SEC and must remain effective and available as of the draw down settlement date for making resales of the shares of common stock purchased by Crossover Ventures.

    - No event has occurred that has a material adverse effect on our business, operations, properties or financial conditions;

Trading in our shares of common stock must not have been suspended by the SEC or the national exchange on which our shares are listed, nor shall minimum prices have been established on securities whose trades are reported by the national exchange on which our shares are listed; and

    - Other conditions set forth in the common stock purchase agreement.

TERMINATION OF THE COMMON STOCK PURCHASE AGREEMENT

    Crossover Ventures may terminate the equity draw down facility under the common stock purchase agreement if any of the following events occur:

    - We suffer a material adverse change in our business, operations, properties, or financial condition;

    - Our shares of common stock are delisted from the American Stock Exchange unless such delisting is in connection with the listing of those shares of common stock on the New York Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market; or

    - We file for protection from creditors.

LIMITATIONS ON CONSOLIDATION, MERGER AND FUTURE FINANCING

    We may not merge or consolidate with any other entity, unless that entity assumes the obligations under the common stock purchase agreement. We have also agreed not to enter into any other standby equity-based credit facility during the term of the common stock purchase agreement.

INDEMNIFICATION OF CROSSOVER VENTURES.

    Crossover Ventures is entitled to customary indemnification from us for any losses or liabilities suffered by it based upon material misstatements or omissions from the registration statement and the prospectus, except as they relate to information supplied by Crossover Ventures to us for inclusion in the registration statement and prospectus.

                            SELLING SECURITY HOLDERS



    The shares being offered by Travelers, include shares issued upon conversion of preferred stock purchased from our predecessor, The Duck Corporation as well as shares received for advisory and consulting services rendered to The Duck Corporation and shares purchased from shareholders of The Duck Corporation prior to our merger with it.



    In addition, another 4,925,000 shares are being offered by Crossover Ventures pursuant to the common stock purchase agreement.



    Except as noted below, the selling stockholders are not affiliates of us and have not had any position, office or other material relationship with us within the past three years, except as stockholders. All of the shares of common stock that have been or may be acquired by the selling stockholders are being registered and offered pursuant to the registration statement of which this prospectus forms a part.



                                               NUMBER OF
                               NUMBER OF       SHARES OF
                               SHARES OF      COMMON STOCK                   AMOUNT OF      PERCENT OF
                             COMMON STOCK     BENEFICIALLY    NUMBER OF      SHARES OF     COMMON STOCK
                             BENEFICIALLY     OWNED BEFORE    SHARES OF     COMMON STOCK   BENEFICIALLY
NAME OF SELLING              OWNED BEFORE       OFFERING     COMMON STOCK   OWNED AFTER    OWNED AFTER
STOCKHOLDER                 OFFERING-DIRECT     INDIRECT       OFFERED        OFFERING       OFFERING
---------------             ---------------   ------------   ------------   ------------   ------------
Crossover
  Ventures, Inc.(2).......       922,600            --        4,925,000             (1)          (1)
Travelers(3)..............    23,780,993            --        4,704,717      19,076,276        32.0%


------------------------


(1) Because Crossover Ventures, Inc. may offer all or some of the common stock pursuant to the offering contemplated by this prospectus, no estimate can be given as to the amount of shares of common stock that will be held by Crossover Ventures, Inc. after completion of this offering. See "Plan of Distribution."



(2) David Sims, a member of the Board of Directors of Crossover Ventures, Inc., exercises voting and investment control for all of our securities owned by Crossover Ventures, Inc.



(3) Travelers' shares are beneficially owned by and through The Travelers Insurance Company and The Travelers Indemnity Company, which are indirect subsidiaries of Citigroup Inc. See "Security Ownership of Certain Beneficial Owners and Management" and "Related Transactions."

                              PLAN OF DISTRIBUTION


TRAVELERS



    Travelers has advised us that it may offer common stock at various times in one or more transactions on the American Stock Exchange, in private offerings, exchange distributions, secondary distributions, negotiated transactions or any combination of the foregoing. It may sell at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. We will not receive any part of the proceeds of sales of shares made hereunder by Travelers.



    Travelers may also use broker-dealers to sell its shares. In connection with any sales, Travelers and any brokers or dealers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. Any broker-dealers participating in such transactions as agent may receive commissions from Travelers or purchasers of the shares offered hereby (and, if they act as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees may be paid by Travelers.



    Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principals. We have agreed to indemnify Travelers against certain liabilities, including liabilities under the Securities Act.



    We are responsible for all costs, expenses and fees incurred in registering the securities offered hereby, except for any brokerage commissions payable by Travelers. There can be no assurance that Travelers will sell any or all of the shares of common stock offered by Travelers hereunder.



CROSSOVER


    Crossover Ventures may offer for sale up to 7,810,000 shares of our common stock under this prospectus which they will originally acquire under the terms of the common stock purchase agreement as more fully described under "Common Stock Purchase Agreement." Any shares of common stock offered under the registration statement filed September 13, 2001 will reduce the number of shares which may be offered by this prospectus, and any shares offered by this prospectus will reduce the number of shares that may be offered under the registration statement filed September 13, 2001. Crossover Ventures will offer the shares for their own account. We do not know for certain how or when Crossover Ventures will choose to sell their shares of common stock.

    We will not receive any proceeds from Crossover Ventures' sale of shares of common stock, but we will receive proceeds from our sale of common stock to Crossover Ventures.

    To permit Crossover Ventures to resell the shares of common stock issued to them, we agreed to file a registration statement and all necessary amendments and supplements with the SEC for the purpose of registering and maintaining the registration of the shares. We will bear all costs relating to the registration of the common stock offered by the prospectus.

    Crossover Ventures will offer our common stock into the public market from time to time using this prospectus, although there can be no assurance that they will in fact sell any or all of the securities covered by this prospectus. The sales may be made on the American Stock Exchange, on the over-the-counter market or otherwise at prices related to the then current market price, or in negotiated private transactions, or in a combination of these methods. Crossover Ventures will act independently of us in making decisions with respect to the form, timing, manner and size of each sale. Crossover Ventures has informed us that there are no existing arrangements between them and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of shares of common stock which they may sell through this prospectus.

    The shares of common stock may be sold in one or more of the following manners:

    - block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

    - purchases by a broker or dealer for its account under this prospectus; or

    - ordinary brokerage transactions and transactions in which the broker solicits purchases.

    Crossover Ventures will pay all commissions and their own expenses, if any, associated with the sale of the shares of common stock. Crossover Ventures will sell shares without paying any underwriting discounts or commissions, except for usual and customary selling commissions paid to brokers or dealers. However, in effecting sales, brokers or dealers engaged by Crossover Ventures may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or other concessions from Crossover Ventures in amounts to be negotiated immediately prior to the sale. The compensation to a particular broker-dealer may be in excess of customary commissions. Profits on any resale of the shares of common stock as a principal by these broker-dealers and any commissions received by these broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any broker-dealer participating in these transactions as agent may receive commissions from Crossover Ventures and from the purchaser of the shares of common stock if the broker-dealer acts as agent for the purchaser.

    Broker-dealers may agree with Crossover Ventures to sell a specified number of shares of common stock at a stipulated price per share and, to the extent a broker-dealer is unable to do so acting as agent for Crossover Ventures, to purchase as principal any unsold shares of common stock at a price required to fulfill the broker-dealer commitment to Crossover Ventures. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions, which may involve crosses and block transactions and which may involve sales to and through and other broker-dealers, including transactions of the nature described above, on the American Stock Exchange, in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with the resales may pay to or receive from the purchasers of the shares of common stock commissions computed as described above. Brokers or dealers who acquire shares of common stock as principal and any other participating brokers or dealers may be deemed to be underwriters in connection with resales of the shares of common stock.

    Crossover Ventures is deemed a statutory underwriter within the meaning of
Section 2(11) of the Securities Act of 1933 with respect to any shares it sells. Crossover Ventures has agreed to be named as a statutory underwriter and will be acting as an underwriter in its resales of the shares of common stock under this prospectus. Because Crossover Ventures is deemed a statutory underwriter, the discounts and concessions it receives upon purchases of our common stock, and any profits it receives on the resale of the shares, will be deemed to be underwriting discounts and commissions under the Securities Act. Each time Crossover Ventures purchases shares of our common stock under the common stock purchase agreement, it will receive a substantial discount to then current market price of our common stock. The price at which we will issue shares of common stock to Crossover Ventures will be six percent (6%) below the daily volume weighted average prices of the common stock on the American Stock Exchange if the average market price of our common stock for the relevant 10 trading day period is equal to or greater than $2.43. If the average market price of our common stock for the relevant 10 trading day period is less than $2.43, we will issue shares of common stock to Crossover Ventures at a ten percent (10%) discount to the average daily market price of our common stock. In connection with the previous common stock purchase agreement, we granted 50,000 warrants to Crossover Ventures, which are exercisable for $1.52 per share of common stock beginning on June 1, 2001 and expiring on June 1, 2004. The warrants granted to Crossover Ventures will also be deemed to be underwriting commission under the Securities Act. We estimate that the fair market value of the

50,000 warrants using customary pricing models is $33,545. Lastly, at the closing under the common stock purchase agreement on December 1, 2000, we paid $25,000 to Crossover Ventures to cover legal and administrative expenses in connection with negotiating the common stock purchase agreement.

    Crossover Ventures is also subject to applicable state and federal securities laws, rules and regulations, including Rule 10b-5 and Regulation M under the Exchange Act of 1934, and the rules and regulations of the Nasdaq National Market. Under these rules, Crossover Ventures may not:

    (1) engage in market making activities at the same time as they are engaged in a distribution of the shares of common stock for a period beginning when this person becomes a distribution participant and ending upon this person's completion of participation in a distribution;

    (2) engage in any stabilization activity in connection with our securities;

    (3) impose penalty bids or effect passive market making bids; and

    (4) bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock other than as permitted under the Exchange Act.

    In addition, if Crossover Ventures is an "affiliated purchaser" as defined in Regulation M, they must coordinate their sales under this prospectus with each other and with us for purposes of Regulation M as required by Securities Exchange Act Release 34-38067 (December 20, 1996). Crossover Ventures and any of its controlling persons, have not been an officer, director or otherwise an affiliate of our company during the last three years. In addition to the rules and regulations applicable to it, Crossover Ventures has also agreed not to engage in any short sales of our common stock during the term of the common stock purchase agreement. These restrictions, and the other rules and regulations applicable to Crossover Ventures, may affect the marketability of the shares of common stock.

    We granted registration rights to Crossover Ventures to enable it to sell the common stock it purchases under the common stock purchase agreement. We will assume no obligation or responsibility whatsoever to determine a method of disposition for the shares.

    We may file one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material change to the information in this prospectus, including with respect to the plan of distribution, for as long as Crossover Ventures holds shares of our stock or until the shares can be sold under an appropriate exemption from registration. This obligation may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing:

    - the name of any broker-dealers;

    - the number of shares of common stock involved;

    - the price at which the shares of common stock are to be sold;

    - the commissions paid or discounts or concessions allowed to broker-dealers, where applicable;

    - that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

    - any other facts material to the transaction.

                           DESCRIPTION OF SECURITIES


    Our authorized capital consists of 100,000,000 shares of common stock, $.01 par value per share, of which 40,585,527 shares of common stock are issued and outstanding prior to this offering. Our authorized capital stock also consists of 20,000,000 shares of preferred stock, $.01 par value per share, of which 12,928,630 shares of preferred stock are issued and outstanding. These shares of preferred stock are convertible into up to 15,715,279 shares of our common stock. In addition, prior to this offering we have outstanding warrants exercisable (in some cases on a cashless basis), and options to purchase up to 10,688,934 shares of common stock as well as 4,444,444 shares of common stock underlying convertible debentures. We expect to issue additional common and preferred shares, options and warrants in the future.


COMMON STOCK

    The holders of shares of common stock are entitled to share equally in dividends and distributions declared by the Board of Directors and in any assets available for distribution to holders of common stock upon our liquidation. Upon liquidation, assets will only be available for distribution after satisfaction or provision for all debts and our other obligations. The holders of shares of common stock have one vote per share in person or by proxy at all meetings of stockholders. There are no cumulative voting rights with respect to the election of our directors, which means that holders of more than 50% of the shares of common stock voting in an election for directors can elect all of the directors then to be elected. There are no preemptive, conversion, sinking fund or redemption rights applicable to the common stock.

DELAWARE ANTI-TAKEOVER LAW

    We and our stockholders are subject to Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. A "business combination" includes merger, asset sale and other transaction resulting in a financing benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS

    Our Bylaws contain certain provisions, described below, that could delay, defer, or prevent a change in control if the Board of Directors determines that such a change in control is not in our and our stockholders' best interests, and could have the effect of making it more difficult to acquire us or remove incumbent management.

    Our Bylaws provide that all actions taken by the stockholders must be taken at an annual or special meeting of the stockholders or by unanimous written consent. The Bylaws provide that special meetings of the stockholders may be called only by a majority of the members of the Board of Directors, the Chairman or President. Under our Bylaws, stockholders are required to comply with advance notice provisions with respect to any nominations for elections to the Board of Directors.

    Section 6.2 of our Certificate of Incorporation provides that no director shall be liable to us or our stockholders for monetary damages except:

    -- for any breach of the director's duty of loyalty to us or our stockholders;

    -- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    --  for the types of liability set forth in Section 174 of the Delaware
       General Corporation Law; or

    -- for any transaction from which the director received any improper personal benefit.

    Article 7 of our Certificate of Incorporation and Section 6.1 of our Bylaws provide that, to the fullest extent permitted by the Delaware General Corporation Law, we shall indemnify any party to an action, suit or proceeding by reason of the fact that such person serves as our director or officer or as a director or officer of another entity at our request against all losses or amounts reasonably incurred or suffered in connection therewith. Section 145 of the Delaware General Corporation Law authorizes us to provide this protection to directors and officers and contains the standards for determining whether indemnification shall be made.

    Indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                 TRANSFER AGENT

    Our transfer agent and registrar is Corporate Stock Transfer, Inc., 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209.

                                 LEGAL MATTERS

    The validity of the common stock being offered hereby is being passed upon for us by McGuireWoods LLP. William A. Newman is a Partner with McGuireWoods LLP and serves as a Director.

                                    EXPERTS

    The audited financial statements included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock, warrants and shares of common stock underlying the warrants to be offered hereby. As used herein, the term "registration statement" means the initial registration statement and any and all amendments thereto. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to us and our common stock and the warrants, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete and such instance reference is made to such contract or other document filed with the SEC as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.


    A copy of the registration statement, including the exhibits thereto, may be inspected without charge at the Public Reference section of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.


    Our common stock is registered under Section 12 of the Securities Exchange Act of 1934 as amended, and we are therefore subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended. In accordance therewith, we file periodic reports with the Securities and Exchange Commission. Our periodic reports are available for inspection and copying at the public reference facilities and other regional offices referred to above.

    All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended after the date of this prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this prospectus and made a part hereof from the date of filing of such documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents which we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

    We hereby undertake to provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in the documents. You should direct requests for such copies to General Counsel, On2 Technologies, Inc., 145 Hudson Street, New York, New York 10013 (telephone: (917) 237-0500).

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


AUDITED YEAR-END CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Public Accounts.......................     F-2

Consolidated Balance Sheets as of December 31, 2000 and
  1999......................................................     F-3

Consolidated Statements of Operations for the years ended
  December 31, 2000 and 1999................................     F-4

Consolidated Statements of Stockholders' Equity for the
  years ended December 31, 2000
  and 1999..................................................     F-5

Consolidated Statements of Cash Flows for the years ended
  December 31, 2000 and 1999................................     F-6

Notes to Unaudited Condensed Consolidated Financial
  Statements................................................     F-8

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets at September 30, 2001
  (Unaudited) and
  December 31, 2000.........................................    F-29

Unaudited Condensed Consolidated Statements of Operations,
  Three and Nine Months
  Ended September 30, 2001 and 2000.........................    F-30

Unaudited Condensed Consolidated Statements of Cash Flows
  Nine Months Ended September 30, 2001 and 2000.............    F-31

Notes to Unaudited Condensed Consolidated Financial
  Statements................................................    F-33

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To On2.com Inc.:

    We have audited the accompanying consolidated balance sheets of On2.com Inc. and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of On2.com Inc. and its subsidiaries as of December 31, 2000 and 1999 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Arthur Andersen LLP

New York, New York
February 20, 2001

                                  ON2.COM INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31,
                                                              -----------------------------
                                                                  2000            1999
                                                              -------------   -------------
                                          ASSETS

Current assets:
  Cash and cash equivalents.................................  $   1,561,495   $  15,083,419
  Accounts receivable, less allowance for doubtful accounts
    of $25,000 and $-0- as of December 31, 2000 and 1999,
    respectively............................................        392,943         136,766
  Prepaid and other current assets..........................        566,540         753,919
                                                              -------------   -------------
    Total current assets....................................      2,520,978      15,974,104

Property and equipment, net.................................      2,522,188       1,322,690
Goodwill and other intangible assets, net...................      5,747,842       4,617,058
Other assets................................................        419,049         518,020
                                                              -------------   -------------
    Total assets............................................  $  11,210,057   $  22,431,872
                                                              =============   =============
                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses.....................  $   1,509,401   $   1,412,650
  Accrued compensation......................................        769,221           6,657
  Deferred revenue..........................................         72,604              --
  Notes payable.............................................        251,311              --
  Notes payable to stockholders.............................             --         649,624
  Capital lease obligations.................................         26,100              --
                                                              -------------   -------------
    Total current liabilities...............................      2,628,637       2,068,931

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $0.01 par value; 20,000,000 shares
    authorized; 5,052,770 and 2,000,000 shares issued and
    outstanding at December 31, 2000 and 1999,
    respectively............................................         50,528          20,000
  Common stock, $0.01 par value; 100,000,000 shares
    authorized; 27,684,171 and 24,286,596 shares issued and
    outstanding at December 31, 2000 and 1999,
    respectively............................................        276,842         242,866
  Additional paid-in capital................................     86,293,786      35,457,250
  Deferred compensation.....................................        (47,410)             --
  Accumulated other comprehensive loss......................         (3,966)           (259)
  Accumulated deficit.......................................    (77,988,360)    (15,356,916)
                                                              -------------   -------------
    Total stockholders' equity..............................      8,581,420      20,362,941
                                                              -------------   -------------
    Total liabilities and stockholders' equity..............  $  11,210,057   $  22,431,872
                                                              =============   =============

          See accompanying notes to consolidated financial statements

                                  ON2.COM INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                                  2000            1999
                                                              -------------   -------------
Revenues....................................................  $   1,003,566   $     178,112
Operating expenses:
    Research and development(1).............................     11,758,024       4,713,209
    Sales and marketing(2)..................................      7,073,894       1,956,491
    General and administrative(3)...........................     10,926,264       3,816,073
    Restructuring charge....................................      2,968,665              --
    Non-cash stock based compensation.......................     12,324,781              --
                                                              -------------   -------------
Total operating expenses....................................     45,051,628      10,485,773
                                                              -------------   -------------
Loss from operations........................................    (44,048,062)    (10,307,661)
Interest and other income, net..............................        506,693         243,052
                                                              -------------   -------------
Loss before provision for income taxes......................    (43,541,369)    (10,064,609)
Provision for income taxes..................................        102,089          22,933
                                                              -------------   -------------
Net loss....................................................    (43,643,458)    (10,087,542)
Non-cash convertible preferred stock dividend...............     18,987,986              --
                                                              -------------   -------------
Net loss attributable to common stockholders................  $ (62,631,444)  $ (10,087,542)
                                                              =============   =============
Basic and diluted net loss per common share.................  $       (2.40)  $       (0.51)
                                                              =============   =============
Weighted average basic and diluted common
  shares outstanding........................................     26,067,668      19,609,647
                                                              =============   =============


------------------------


(1) Excluding $5,490,691 of non-cash stock based compensation for the year ended December 31, 2000.



(2) Excluding $4,714,376 of non-cash stock based compensation for the year ended December 31, 2000.



(3) Excluding $2,119,714 of non-cash stock based compensation for the year ended December 31, 2000.


          See accompanying notes to consolidated financial statements

                                  ON2.COM INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                            CONVERTIBLE
                                             PREFERRED
                                               STOCK                    COMMON STOCK         ADDITIONAL
                                     --------------------------   ------------------------     PAID-IN        DEFERRED
                                       SHARES         AMOUNT        SHARES       AMOUNT        CAPITAL      COMPENSATION
                                     -----------   ------------   ----------   -----------   -----------   ---------------
Balance at December 31, 1998.......           --   $         --   15,302,374   $   153,023   $ 7,017,990     $       --
Net loss...........................
Foreign currency translation
   adjustment......................
Comprehensive loss.................
Purchase and retirement of common
   stock...........................                                 (302,374)       (3,024)     (336,976)
Reverse merger with the Duck
   Corporation.....................                                8,000,000        80,000       (45,880)
Issuance of Series A convertible
   preferred stock and warrants,
   net of expenses.................    2,000,000         20,000                               14,594,113
Issuance of common stock and
   warrants in connection with
   private placement...............                                  799,825         7,998    10,160,451
Issuance of common stock in
   connection with the exercise of
   stock options...................                                   20,750           208        46,480
Issuance of common stock in
   connection with the exercise of
   warrants........................                                  114,263         1,143        (1,143)
Issuance of common stock in
   connection with acquisitions....                                  351,758         3,518     4,021,215
Issuance of warrant to purchase
   common stock....................                                                                1,000
                                     -----------   ------------   ----------   -----------   -----------     ----------
Balance at December 31, 1999.......    2,000,000         20,000   24,286,596       242,866    35,457,250             --
Net loss...........................
Foreign currency translation
   adjustment......................
  Comprehensive loss...............
Non-cash stock based
   compensation....................                                  542,876         5,429    12,319,352
Issuance of common stock in
   connection with the exercise of
   stock options...................                                  369,722         3,697       490,746
Issuance of warrants to purchase
   common stock....................                                                              112,646       (112,646)
Amortization of deferred
   compensation....................                                                                              65,236
Conversion of Series A convertible
   preferred stock to common
   stock...........................   (1,600,000)       (16,000)   1,600,000        16,000
Issuance of Series B convertible
   preferred stock in connection
   with an acquisition.............       34,100            341                                  468,106
Issuance of common stock in
   connection with acquisitions....                                  884,977         8,850     3,538,062
Issuance of Series C convertible
   preferred stock and warrants,
   net of expenses.................    1,644,304         16,443                                9,974,382
Issuance of Series C-II convertible
   preferred stock and warrants,
   net of expenses.................      924,527          9,245                                2,440,755
Issuance of Series C-III
   convertible preferred stock and
   warrants, net of expenses.......    2,049,839         20,499                                2,529,501
Transaction costs paid in
   connection with equity credit
   line............................                                                              (25,000)
Non-cash convertible preferred
   stock dividends.................                                                           18,987,986
                                     -----------   ------------   ----------   -----------   -----------     ----------
Balance at December 31, 2000.......    5,052,770   $     50,528   27,684,171   $   276,842   $86,293,786     $  (47,410)
                                     ===========   ============   ==========   ===========   ===========     ==========


                                          OTHER                            TOTAL
                                      COMPREHENSIVE     ACCUMULATED    STOCKHOLDERS
                                          LOSS            DEFICIT         EQUITY
                                     ---------------   -------------   -------------
Balance at December 31, 1998.......   $          --    $ (5,235,254)   $  1,935,759
Net loss...........................                     (10,087,542)    (10,087,542)
Foreign currency translation
   adjustment......................            (259)                           (259)
                                                                       ------------
Comprehensive loss.................                                     (10,087,801)
                                                                       ------------
Purchase and retirement of common
   stock...........................                                        (340,000)
Reverse merger with the Duck
   Corporation.....................                         (34,120)             --
Issuance of Series A convertible
   preferred stock and warrants,
   net of expenses.................                                      14,614,113
Issuance of common stock and
   warrants in connection with
   private placement...............                                      10,168,449
Issuance of common stock in
   connection with the exercise of
   stock options...................                                          46,688
Issuance of common stock in
   connection with the exercise of
   warrants........................                                              --
Issuance of common stock in
   connection with acquisitions....                                       4,024,733
Issuance of warrant to purchase
   common stock....................                                           1,000
                                      -------------    ------------    ------------
Balance at December 31, 1999.......            (259)    (15,356,916)     20,362,941
Net loss...........................                     (43,643,458)    (43,643,458)
Foreign currency translation
   adjustment......................          (3,707)                         (3,707)
                                                                       ------------
  Comprehensive loss...............                                     (43,647,156)
                                                                       ------------
Non-cash stock based
   compensation....................                                      12,324,781
Issuance of common stock in
   connection with the exercise of
   stock options...................                                         494,443
Issuance of warrants to purchase
   common stock....................                                              --
Amortization of deferred
   compensation....................                                          65,236
Conversion of Series A convertible
   preferred stock to common
   stock...........................                                              --
Issuance of Series B convertible
   preferred stock in connection
   with an acquisition.............                                         468,447
Issuance of common stock in
   connection with acquisitions....                                       3,546,912
Issuance of Series C convertible
   preferred stock and warrants,
   net of expenses.................                                       9,990,825
Issuance of Series C-II convertible
   preferred stock and warrants,
   net of expenses.................                                       2,450,000
Issuance of Series C-III
   convertible preferred stock and
   warrants, net of expenses.......                                       2,550,000
Transaction costs paid in
   connection with equity credit
   line............................                                         (25,000)
Non-cash convertible preferred
   stock dividends.................                     (18,987,986)             --
                                      -------------    ------------    ------------
Balance at December 31, 2000.......   $      (3,966)   $(77,988,360)   $  8,581,420
                                      =============    ============    ============

          See accompanying notes to consolidated financial statements

                                  ON2.COM INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                                  2000            1999
                                                              -------------   -------------
Cash flows from operating activities:
  Net loss..................................................  $ (43,643,458)  $ (10,087,542)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
      Non-cash stock based charges..........................     12,324,781              --
      Restructuring charges.................................      2,968,665              --
      Depreciation and amortization.........................      3,588,905         609,714
      Deferred compensation.................................         65,236              --
      Reserve for bad debts.................................         25,000              --
      Loss on sale of assets................................         16,904              --
  Changes in operating assets and liabilities, net of effect of acquisitions:
      Accounts receivable, net..............................         (5,386)       (123,004)
      Prepaid and other current assets......................       (240,713)       (442,091)
      Other assets..........................................        (88,933)       (401,944)
      Accounts payable and accrued expenses.................        499,321       1,187,791
      Deferred revenue......................................         72,604              --
                                                              -------------   -------------
        Net cash used in operating activities...............    (24,417,074)     (9,257,076)
                                                              -------------   -------------
Cash flows from investing activities:
  Purchases of property and equipment.......................     (2,392,271)     (1,233,575)
  Purchase of trademarks and patents........................             --         (50,000)
  Cash paid for acquisitions, net of cash acquired..........     (1,692,794)       (390,715)
                                                              -------------   -------------
        Net cash used in investing activities...............     (4,085,065)     (1,674,290)
                                                              -------------   -------------
Cash flows from financing activities:
  Principal payments on capital lease obligations...........        (47,403)             --
  Principal payments on notes payable to stockholders.......       (355,000)        (42,912)
  Principal payments on notes payable.......................        (73,943)             --
  Financing costs...........................................        (25,000)             --
  Proceeds from the issuance of Series A Preferred Stock,
    net.....................................................             --      14,614,113
  Proceeds from the sale of common stock, net...............             --      10,168,449
  Proceeds from the issuance of Series C Preferred Stock,
    net.....................................................      9,990,825              --
  Proceeds from the issuance of Series C-II Preferred Stock,
    net.....................................................      2,450,000              --
  Proceeds from the issuance of Series C-III Preferred
    Stock, net..............................................      2,550,000              --
  Proceeds from exercise of common stock options and
    warrants................................................        494,443          47,688
                                                              -------------   -------------
        Net cash provided by financing activities...........     14,983,922      24,787,338
                                                              -------------   -------------
Net change in cash and cash equivalents.....................    (13,518,217)     13,855,972
Effect of exchange rate changes on cash and cash
  equivalents...............................................         (3,707)           (259)
Cash and cash equivalents, beginning of period..............     15,083,419       1,227,706
                                                              -------------   -------------
Cash and cash equivalents, end of period....................  $   1,561,495   $  15,083,419
                                                              =============   =============

                                  ON2.COM INC.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND NON-CASH TRANSACTIONS:

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                                 2000          1999
                                                              -----------   -----------
Cash paid during the period for:
  Interest..................................................  $   32,395    $      754
                                                              ==========    ==========
  Taxes.....................................................  $   82,027    $   22,441
                                                              ==========    ==========
Non-cash transactions:
  Acquisition of fixed assets under capital leases..........  $   72,750    $       --
                                                              ==========    ==========
  Issuance of Series B Preferred Stock in connection with
    acquisitions............................................  $  468,447    $       --
                                                              ==========    ==========
  Issuance of common stock in connection with
    acquisitions............................................  $3,546,912    $4,024,743
                                                              ==========    ==========
  Issuance of notes payable in connection with
    acquisitions............................................  $       --    $  350,000
                                                              ==========    ==========

    On June 9, 1999, the Company entered into a Separation and Release Agreement ("Release Agreement") with an officer and shareholder. In connection with the Release Agreement, the Company repurchased 302,374 shares of the its Common Stock from the officer and shareholder at a price of $1.12 per share through the issuance of a note payable to the shareholder. Under the terms of the Release Agreement, on January 15, 2000, the Company offset the remaining balance of the note payable, which amounted to $299,624, against certain notes and advances receivable from the shareholder, which amounted of $294,624. The Company paid the difference of $5,000 in cash to the former officer.

          See accompanying notes to consolidated financial statements

                                  ON2.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A)  ORGANIZATION AND DESCRIPTION OF THE BUSINESS

    On June 15, 1999, Applied Capital Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Applied Capital Funding, Inc., merged with and into The Duck Corporation ("Duck") (collectively, the "Merger"). Applied Capital Funding, Inc. changed its name to On2.com Inc. ("On2" or the "Company") concurrently with the Merger. In connection with the Merger, the Company issued 15,000,000 shares of its Common Stock to the shareholders of Duck in exchange for 100% of the issued and outstanding common stock of Duck. Subsequent to the Merger, the former Duck stockholders owned approximately 65% of the Company's issued and outstanding Common Stock. The Merger has been accounted for as a reverse merger in which Duck is the accounting acquirer. The historical records of Duck became the historical records of the Company. Following the Merger, the business conducted by the Company is the business conducted by Duck prior to the Merger.

    Prior to the Merger, the Company was a non-operating "shell" corporation. Pursuant to SEC rules, the merger of a private operating company (Duck) into a non-operating public shell corporation with nominal net assets (On2) is considered a capital transaction and has the consequences referred to in the following paragraph. The accounting is identical to that of a reverse merger but there are no material assets, liabilities or operations included with those of Duck as of June 15, 1999.

    Historical operations of the Company include only those operations of Duck. Historical stockholders' equity and loss per share prior to the Merger have been retroactively restated for the equivalent number of shares received in the Merger after giving effect to the difference in par value of Duck's common stock ($.001 par value) and the Company's Common Stock (no par value) at the time of the Merger. Duck common stock outstanding prior to the Merger has been converted to an equivalent number of shares of the Company's Common Stock that were issued to Duck stockholders as a consequence of the Merger. Common stock acquired by Duck prior to the Merger from an officer and stockholder, pursuant to a Separation and Release Agreement (see note 4), was converted to equivalent shares of the Company's Common Stock at December 31, 1998.

    On May 17, 2000, the Company effected an Amended and Restated Agreement and Plan of Merger between On2.com Inc., a Colorado corporation, and On2.com Inc., a Delaware corporation, that effectively reincorporated the Company in Delaware (the "Reincorporation"). The Reincorporation did not materially affect the Company's Certificate of Incorporation, the Bylaws, officers, directors or the stock based compensation plans in effect immediately prior to the Reincorporation. Each issued and outstanding share of the Company's Common Stock, no par value, was exchanged for an equivalent share of Common Stock, $0.01 par value. Each issued and outstanding share of Preferred Stock, no par value (as defined in note 6), was exchanged for an equivalent share of Preferred Stock, $0.01 par value. The Reincorporation does not affect the rights or privileges of the Preferred Stockholders. No other property, shares, other securities or considerations were issued in connection with the Reincorporation.

    The Company has developed proprietary video compression and streaming technology that combines the classic elements of television with the interactivity of the Internet or consumer electronic devices for delivery to broadband end users. The Company's business model is to provide broadband Internet video encoding, streaming and hosting services, broadband consulting and engineering services and to license its proprietary broadband technology solutions to owners of video content and consumer electronic devices who want to distribute television quality video images to broadband end users.

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) The Company's business is characterized by rapid technological change, new product development and evolving industry standards. Inherent in the Company's business model are various risks and uncertainties, including its limited operating history, unproven business model and the limited history of broadband technology services on the Internet. The Company's success may depend, in part, upon the emergence of the Internet as a communications medium, prospective product and service development efforts, and the acceptance of the Company's broadband technology solutions by the marketplace.

    The Company's consolidated financial statements have been prepared assuming that it will continue as a going concern. The Company has incurred recurring operating losses and negative operating cash flows since its inception and will require additional financing within the next 12 months. In addition, the Company will need to increase cash flows from operations and/or obtain financing from its equity line of credit (see note 10) or other sources in order to fund its working capital requirements for fiscal year 2001. These factors raise doubt about the Company's ability to continue as a going concern. Management is actively pursuing increases to cash flows and additional sources of financing and believes that such increases and additional financing will generate sufficient cash flow to fund the Company's operations through fiscal year 2001. Management's plan to increase the Company's cash flows from operations relies significantly on increases in revenue generated from its broadband technology services, products and licenses and decreases in operating expenses. However, there are no assurances that such matters will be successfully consummated. See "Management's Discussion and Analysis-- Risk Factors That May Affect Future Operating Results."

    (B)  PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly owned-subsidiaries from their respective dates of acquisition. All intercompany accounts and transactions have been eliminated in consolidation.

    (C)  CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. There were no cash equivalents at December 31, 2000. Cash equivalents at December 31, 1999 were $3.9 million and consisted primarily of certificates of deposit.

    (D)  PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost, net of accumulated depreciation and amortization. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the related assets, generally three to five years for equipment and software and five to seven years for furniture and fixtures. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Equipment under capital leases is stated at the present value of the minimum lease payments and is amortized using the straight-line method over the estimated useful life of the asset.

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999

(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (E)  GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and other intangible assets relates primarily to the Company's acquisitions accounted for under the purchase method of accounting or the purchase of intangible assets. Under the purchase method of accounting, the excess of the purchase price over the identifiable net tangible assets of the acquired entity is recorded as identified intangible assets and goodwill. Goodwill and other intangible assets is stated at cost, net of accumulated amortization, and is being amortized using the straight-line method over the expected period of benefit (3 to 4 years). As of December 31, 2000, accumulated amortization was $1,232,943.

    (F)  IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates the recoverability of its long-lived assets in accordance with SFAS No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF" ("SFAS No. 121"). The Company assesses the impairment of long-lived assets when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. The Company has accounted for the impairment of certain long-lived assets through its restructuring charge (see note 7).

    (G)  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of cash and cash equivalents, accounts receivable and notes payable approximate book value based on the short term maturities of these financial instruments. The fair value of the Company's capital lease obligation approximates book value based upon the implicit interest rate of the lease.

    (H)  INCOME TAXES

    The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated results of operations in the period that the tax change occurs. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

    (I)  REVENUE RECOGNITION

    The Company generates revenue primarily from (1) broadband technology services and (2) licensing and selling broadband technology applications.

BROADBAND TECHNOLOGY SERVICES

    Encoding Services consist of services that convert video and audio content into formats for delivery over the Internet. Encoding services are generally provided under per unit or time and materials

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) contracts. Under these contracts, the Company recognizes revenue when services have been rendered and the Company has no further interest or obligation in the goods and services, which is generally the date on which the goods or services have been delivered to the customer.

    Consulting and Engineering Services consist of services provided by the Company that enable customers to utilize streaming media within intranets, websites, Internet applications and consumer electronic devices. Consulting and engineering services are generally provided under short-term contacts that are primarily fixed price milestone-based or time and materials based. Under milestone-based contracts with customer acceptance clauses, revenues are recognized under the outputs method, with the outputs measured by completion and acceptance of the milestones by the customer. Revenues under time and materials based contracts are recognized when services have been rendered and no further obligations exist. The Company records deferred revenue for arrangements in which cash has been received prior to providing services or the achievement of designated milestones.

    Creative Services consist of creating digital solutions for customers utilizing streaming media. Revenues from creative services are recognized using the percentage-of-completion method for fixed price contracts and as time is incurred for time and materials contracts, provided that collection of the receivable is reasonably assured. Receivables representing time and costs incurred on projects in excess of the amounts billed are recorded as work-in-process in the accompanying balance sheets. Amounts billed in excess of costs incurred are recognized as deferred revenue in the accompanying balance sheets. To the extent costs incurred and anticipated costs to complete a project are in excess of anticipated billings, a loss is recognized in the period such determination is made.

    Hosting Services consist of fees associated with hosting and streaming content for customers. Hosting services are generally provided under guaranteed minimum contracts, whereby the customer pays minimum fees on a recurring monthly basis, or per unit contracts in which the customer pays monthly fees based on bandwidth usage and content hosted.

BROADBAND TECHNOLOGY APPLICATIONS


    Broadband Technology Applications revenues are generated from licensing and selling the Company's proprietary compression and streaming technologies. The Company's revenue recognition policies are in accordance with SOP 97-2, "SOFTWARE REVENUE RECOGNITION" ("SOP 97-2"), as amended by SOP 98-9, "SOFTWARE REVENUE RECOGNITION". Under SOP 97-2, in general, license revenues are recognized when a non-cancelable license agreement has been signed and the customer acknowledges an unconditional obligation to pay, the products or applications have been delivered, there are no uncertainties surrounding customer acceptance, the fees are fixed and determinable, and collection is considered probable. Revenues recognized from multiple-element software arrangements are allocated to each element of the arrangement based on the fair values of the elements, such as products, upgrades, enhancements, post-contract customer support, or training. The determination of the fair value is based on the objective evidence available to the Company. If such evidence of the fair value of each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence of the fair value does exist or until all elements of the arrangement are delivered. The Company's licensing arrangements typically consist of two elements: a software license and post-contract customer support ("PCS"). The Company recognizes license revenues based on the residual method after all elements other than PCS have been delivered as prescribed by SOP 98-9. The

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999

(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Company recognizes PCS revenues over the term of the maintenance contract or on a "per usage" basis, whichever is stated in the contract. In accordance with SOP 97-2, vendor specific objective evidence of the fair value of PCS is determined by reference to the price the customer will have to pay for PCS when it is sold separately (i.e. the renewal rate). Each license agreement offers additional PCS at a stated price.


    The Company has adopted the provisions of Staff Accounting Bulletin No. 101, "REVENUE RECOGNITION." The adoption of this pronouncement did not have a material impact on the Company's operating results or its financial position.

    (J)  SOFTWARE DEVELOPMENT

    The Company recognizes costs associated with new software or product development and/or significant enhancements to current software or products in accordance with SFAS No. 86, "SOFTWARE DEVELOPMENT COSTS" ("SFAS 86"). Under SFAS 86, these costs are expensed until technological feasibility has been established, at which time any additional costs are capitalized. The Company essentially has completed its software development concurrently with technological feasibility and, accordingly, has not capitalized any software development costs to date.

    Software developed for internal use is recognized in accordance with SOP 98-1, "ACCOUNTING FOR THE COST OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE" ("SOP 98-1"). SOP 98-1 requires all costs related to the development of internal use software other than those incurred during the application development stage to be expensed as incurred. Its also provides guidance on the capitalization of costs incurred during the application development stage for computer software developed or obtained for internal use. SOP 98-1 has not had a material impact on the Company's operating results.

    (K)  STOCK-BASED COMPENSATION

    The Company follows the provisions of SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" ("SFAS 123"), which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 allows entities to continue to apply the provisions of APB Opinion No. 25 ("APB 25") and provide pro forma net earnings disclosures for employee stock option grants as if the fair-value-based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion 25 and provide the pro forma disclosure provisions of SFAS 123.

    (L)  NET LOSS PER COMMON SHARE

    The Company computes net loss per common share in accordance with Statement of Financial Accounting Standard No. 128, "COMPUTATION OF EARNINGS PER SHARE," ("SFAS 128"). In accordance with SFAS 128, basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon the conversion of the Convertible Preferred Stock (using the if-converted method) and shares issuable upon the exercise of stock options and warrants (using the Treasury Stock method); common equivalent shares are excluded from the calculation if their effect is anti-dilutive.

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Diluted loss per share has not been presented separately, as the convertible preferred stock and the outstanding stock options and warrants are anti-dilutive for each of the periods presented.

    (M)  USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    (N)  CONCENTRATION OF CREDIT RISK

    Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company invests its cash and cash equivalents primarily in money market funds and certificates of deposits. The Company performs periodic evaluations of these investments and the relative credit standings of the institutions with which it invests. At certain times, the Company's cash balances with any one financial institution may exceed Federal Deposit Insurance Corporation insurance limits.

    The Company's customers are primarily concentrated in the United States. The Company performs ongoing credit evaluations of its customers' financial condition and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information; to date, such losses have been within management's expectations.

    (O)  SEGMENT REPORTING

    The Company adopted the provisions of SFAS No. 131, "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION" ("SFAS 131"). SFAS 131 establishes annual and interim reporting standards for operating segments of a company. SFAS 131 requires disclosures of selected segment-related financial information about products, major customers and geographic areas. The Company is organized in a single operating segment for purposes of making operating decisions and assessing performance. The chief operating decision maker evaluates performance, makes operating decisions and allocates resources based on financial data consistent with the presentation in the accompanying consolidated financial statements.

    The Company's revenues have been earned primarily from customers in the United States. In addition, all significant operations and assets are based in the United States.

    (P)  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), "REVENUE RECOGNITION IN FINANCIAL STATEMENTS." SAB 101 provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. The Company has adopted the provisions of SAB
101. The adoption of this pronouncement has not had a material impact on the Company's operating results or its financial position.

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999

(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In March 2000, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 44 ("FIN 44"), "ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, AN INTERPRETATION OF APB NO. 25." FIN 44 provides guidance on certain aspects of applying APB No. 25. FIN 44 is effective July 1, 2000, but is also effective for certain events that have occurred after December 15, 1998. The Company has adopted the principles of FIN 44 in its consolidated financial statements (see note 8).

    In March 2000, the Emerging Issues Task Force of the FASB reached a consensus on Issue No. 00-2, "ACCOUNTING FOR WEB SITE DEVELOPMENT COSTS" ("Issue No. 00-2") which provides guidance on when to capitalize versus expense costs incurred to develop a web site. The consensus is effective for web site development costs in quarters beginning after June 30, 2000. Issue No.00-2 did not have a material impact on the Company's consolidated financial statements.

    (Q)  RECLASSIFICATIONS

    Certain reclassifications have been made to prior year's consolidated financial statements to conform to current year's presentation.

(2)  PROPERTY AND EQUIPMENT

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2000           1999
                                                              ------------   ------------
Furniture and fixtures......................................   $  277,997     $   86,102
Computer equipment..........................................    2,775,296      1,488,344
Leasehold improvements......................................      527,348        167,205
Licensed software...........................................      851,570        418,736
                                                               ----------     ----------
                                                                4,432,211      2,160,387
Less accumulated depreciation and amortization..............    1,910,023        837,697
                                                               ----------     ----------
  Total.....................................................   $2,522,188     $1,322,690
                                                               ==========     ==========

    As of December 31, 2000, property and equipment included assets under capital leases of $90,721 with related accumulated depreciation of $33,289. There were no assets under capital leases as of December 31, 1999.

(3)  ACQUISITIONS

    (a)  MetaVisual Creations Limited

    On September 27, 1999, the Company acquired MetaVisual Creations Limited ("MetaVisual"), a foreign private issuer organized and incorporated under the Small Companies Act of the United Kingdom, for a purchase price of $2,518,572. The purchase price consisted of $400,000 cash, a $350,000 promissory note and 169,444 shares of the Company's common stock valued at $1,768,572. The purpose of the acquisition was to obtain video signal compression/decompression technology developed by MetaVisual's majority shareholder and only employee. The Company is using the core technology acquired as part of its software architecture platform for distribution of video signals over the World Wide Web.

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999


(3)  ACQUISITIONS (CONTINUED)


    Prior to the acquisition, MetaVisual generated limited revenue from development contracts and licensing an earlier version of the technology.

    MetaVisual had no corporate facilities, distribution systems or sales force. The Company did not acquire any customer base or trade names as part of the acquisition. The historical results of operations, cash flows and financial condition of MetaVisual were not material to the Company's and have no relationship to the Company's future use of the technology.

    The purchase price was allocated to tangible assets and the identifiable intangible asset, based on their fair values, as follows:

Purchase Price:                                               $2,518,572
                                                              ==========

Cash acquired...............................................  $    9,232
Fixed assets................................................       5,989
Accounts payable............................................      (5,936)
Intangible asset--software technology.......................   2,509,287
                                                              ----------
Total.......................................................  $2,518,572
                                                              ==========

    The acquired software technology is being amortized under the straight-line method over a period of 4 years, the expected period of benefit.

    (b)  Asset Purchase of Audio Magazines, Inc.

    On November 11, 1999 the Company entered into a three-year employment agreement with an executive to provide video interviews of celebrities for distribution through the Company's broadband technology website. The purpose of the transaction was to obtain the services of a well-known entertainment syndication personality to build relationships in the entertainment community and to create celebrity interview video programming for the Company's website. The Company created Celebrity Interviews, Inc., a wholly owned subsidiary of the Company, in order to record all operations related to the acquired assets of Audio Magazines, Inc.

    The employment agreement provided for salary and benefits in exchange for the exclusive rights to the executive's services during the term of the agreement. In addition, the Company paid $250,000 in cash and issued 182,314 shares of its common stock, valued at $2,256,161. One third of the shares vested immediately. The remainder is held in escrow and vests on each anniversary date over the subsequent two years, unless either party terminates the employment agreement. The Company also received title to video and audio tapes of celebrity interviews acquired or produced by the executive prior to his employment by the Company.

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999


(3)  ACQUISITIONS (CONTINUED)

    The purchase price was allocated to intangible assets and the employment agreement, based on their fair values, as follows:

Purchase Price:                                               $2,506,161
                                                              ==========

Audio tapes acquired........................................  $  250,000
Intangible assets--employment agreement.....................   2,256,161
                                                              ----------
Total.......................................................  $2,506,161
                                                              ==========

    The employment agreement and the audio tapes were being amortized under the straight-line method over a three-year term, the expected period of benefit.

    The Company completed a restructuring of its operations in the fourth quarter of 2000 that included the sale of the assets of Celebrity Interviews, Inc. to the executive from whom they were originally purchased (see note 7). As such, the Company recorded a non-cash charge of approximately $1,531,461, which represented the difference between the aggregate net book value of the of the audio tapes and the intangible assets and the fair value received.

    (c)  Asset Purchase of DVD Mags, Inc.

    On April 4, 2000, Quickband, Inc. ("Quickband"), a wholly owned subsidiary of the Company, acquired substantially all of the assets of DVD Mags, Inc. ("DVD Mags"), a California corporation in the business of aggregating and producing short-form entertainment content for distribution across digital and traditional channels (the "Quickband Acquisition"). The Quickband Acquisition was effected pursuant to an Asset Purchase Agreement ("Purchase Agreement") dated as of March 9, 2000 by and among the Company, Quickband and DVD Mags. The assets acquired in connection with the Quickband Acquisition consisted primarily of a short form entertainment content library and other physical property used in connection with the production of the short-form entertainment content.

    The Company issued 136,339 shares of Common Stock, valued at $1,872,957, and 34,100 shares of Series B Convertible Preferred Stock (see note 6), valued at $468,447, in connection with the Purchase Agreement. In addition to the issuance of common and convertible preferred stock, the Company incurred $47,993 of acquisitions costs.

    The Quickband Acquisition was accounted for as an asset acquisition. The purchase price was allocated to tangible assets and the identifiable intangible assets, based on their fair values, as follows:

Purchase Price:                                               $2,389,397
                                                              ==========

Accounts receivable.........................................  $  272,530
Fixed assets................................................     140,587
Other assets................................................     122,350
Assumed liabilities.........................................    (230,008)
Goodwill and library content................................   2,083,938
                                                              ----------
Total.......................................................  $2,389,397
                                                              ==========

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999


(3)  ACQUISITIONS (CONTINUED)

    The historical carrying amounts of the net tangible assets acquired approximated their fair market value on the date of acquisition. The goodwill and library content was being amortized under the straight-line method over an estimated useful life of three years, the expected period of benefit.

    As part of a restructuring plan approved by the Board of Director's in which the Company would dispose of its non-strategic, content related assets, the Company decided to sell the content acquired and created in connection with the Quickband library. (see note 7). As part of the restructuring, the Company recorded a non-cash charge of $1,007,673,, which represented a write-down of the Quickband library to fair market value and a write-off of the net book value of the recorded goodwill.

    (d)  Eight Cylinder Studios, Inc.

    The Company agreed to acquire Eight Cylinder Studios, Inc. ("8CS"), a California corporation pursuant to the terms of an Agreement and Plan of Merger, dated as of July 13, 2000, as amended on September 29, 2000, October 26, 2000 and October 31, 2000 (as amended, the "8CS Merger Agreement"), by and among the Company, 8C Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, 8CS and certain shareholders of 8CS whereby 8CS was merged with and into 8C Acquisition Corp. The merger was completed on November 3, 2000. 8CS is a California corporation that offers content development and interface technologies solutions for the broadband Internet market.

    Pursuant to the 8CS Merger Agreement, the Company issued approximately 598,428 shares of Common Stock. In addition, the Company issued approximately 150,210 shares of Common Stock in exchange for all outstanding shares of 8CS preferred stock. The total Common Stock issued was valued at approximately $1,673,955. Additionally, the Company incurred approximately $499,029 of transaction costs.

    The merger will be accounted for under the purchase method of accounting. The preliminary purchase price was allocated to tangible assets and the identifiable intangible assets, based on their fair values, as follows:

Purchase Price:                                               $2,172,984
                                                              ==========

Cash........................................................  $   28,131
Fixed assets................................................     111,170
Other assets................................................      14,825
Assumed liabilities.........................................  (1,635,701)
Goodwill and other intangible assets........................   3,654,559
                                                              ----------
Total.......................................................  $2,172,984
                                                              ==========

    The Company has preliminarily determined that the historical carrying amounts of the net tangible assets acquired approximated their fair market value on the date of acquisition. The goodwill and other intangible assets are being amortized under the straight-line method over an estimated useful life of three years, the expected period of benefit.

    The following unaudited pro forma consolidated financial information gives effect to the 8CS merger and the Quickband Acquisition as if they had occurred at the beginning of the earliest period

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999


(3)  ACQUISITIONS (CONTINUED)

presented by consolidating the results of operations of the Company, Quickband and 8CS for the years ended December 31, 2000 and 1999.

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2000           1999
                                                              ------------   ------------
Revenues....................................................  $  1,018,139   $  1,038,695
Net loss attributable to common stockholders................   (65,046,155)   (13,858,548)
Net loss per share-basic and diluted........................  $      (2.47)  $      (0.68)
Weighted average basic and diluted shares outstanding.......    26,732,476     20,494,624

(4)  NOTES PAYABLE

    Pursuant to the acquisition of MetaVisual (see note 3), the Company issued to the MetaVisual selling shareholders notes payable in the amount of $350,000 due September 27, 2000 and bearing interest at a rate of 8% per annum. The note was paid in full in July 2000.

    In connection with the acquisition of 8CS, the Company assumed a note payable in the amount of $325,254. Based upon terms of the note, the Company paid $75,000 on December 15, 2000, at which time interest began to accrue at a per diem rate of $66.04. Additionally, the Company is obligated to make a payment of $65,000 on each of January 15, 2001, February 15, 2001 and March 15, 2001. Final payment of the note is due on or before April 15, 2001 and is to include the remaining unpaid principal and any accrued and unpaid interest.

(5)  INCOME TAXES

    The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

    For Federal income tax purposes, the Company has net operating loss carryforwards of approximately $52,000,000, which expire at various dates through 2020.

    In accordance with SFAS 109 "ACCOUNTING FOR INCOME TAXES", the Company recognized a deferred tax asset of $18,200,000, primarily resulting from the above net operating loss carryforward. A full valuation allowance has been recorded related to the deferred tax asset as a result of management's uncertainty as to the realization of such asset. Accordingly, no provision for federal income taxes has been recognized. There are no other significant temporary differences. The tax provision of $102,089 for the year ended December 31, 2000 relates primarily to various state and local taxes.

(6)  STOCKHOLDERS' EQUITY

    (a)  Authorized Shares

    On November 17, 2000, the Company's shareholders agreed to increase the Company's Common Stock authorized for issuance from 50,000,000 shares to 100,000,000 shares.

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999

(6)  STOCKHOLDERS' EQUITY (CONTINUED)
    (b)  Preferred Stock

    The Company has 20,000,000 shares of preferred stock authorized for issuance and, as of December 31, 2000, five series of convertible preferred stock (collectively "Preferred Stock") were issued and outstanding. Pursuant to its Certificate of Incorporation, the Company may serially designate separate classes of preferred stock up to the aggregate of its authorized limit. The holders of the various series of Preferred Stock generally have similar rights and privileges. Each class of the Preferred Stock is convertible into shares of the Company's Common Stock based on a conversion rate and has rights and preferences which are generally more senior to the Company's Common Stock and are more fully described in the Company's Certificate of Incorporation.

SERIES A CONVERTIBLE PREFERRED STOCK

    Coincident with the Merger, the Company issued in a private offering 2,000,000 preferred stock purchase units (the "Units") pursuant to Rule 506 under the Securities Act of 1933, as amended, for $7.50 per unit. The Company received proceeds, net of transaction costs, of $14,614,113.

    Each Unit consisted of one share of Series A Convertible Preferred Stock, $0.01 par value, and a warrant to purchase 1.114404 shares of Common Stock of the Company at an exercise price of $3.14 per share. Each share of Series A Preferred Stock is non-voting and may be converted at the holder's option, at any time, into one share of Common Stock of the Company. The conversion rate will be adjusted for stock splits, stock dividends and similar events.

    The Series A Convertible Preferred Stock includes a liquidation preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of shares of Series A Convertible Preferred Stock are entitled to receive an amount equal to $7.50 per share. The liquidation price per share would be paid out of the assets of the Company available for distribution prior to any payments made on any shares of the Company's Common Stock or any other capital stock other than the Preferred Stock.

    On May 25, 2000 and June 2, 2000, approximately 1,066,667 and 533,333 shares of Series A Preferred Stock, respectively, were converted into equivalent shares of the Company's Common Stock.

SERIES B CONVERTIBLE PREFERRED STOCK

    In April 2000, the Company designated and issued 34,100 shares of its authorized preferred stock as Series B Preferred Stock, $0.01 par value ("Series B Preferred"), in connection with the Quickband Acquisition. Each share of Series B Preferred converts into one share of the Company's Common Stock. The fair market value of the Series B Preferred on the closing date of the Quickband Acquisition was $468,447, as determined by the fair market value of the Company's Common Stock on such date. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B Preferred are entitled to receive an amount equal to $23.46875 per share. The liquidation price per share would be paid out of the assets of the Company available for distribution prior to any payments made on any shares of the Company's Common Stock or any other capital stock other than the Preferred Stock.

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999

(6)  STOCKHOLDERS' EQUITY (CONTINUED)
SERIES C CONVERTIBLE PREFERRED STOCK

    In June 2000, the Company designated 4,285,715 shares of its authorized preferred stock as Series C Preferred Stock, $0.01 par value ("Series C Preferred"). On June 8, 2000, the Company completed a private placement of 1,644,304 shares of the Series C Preferred with detachable warrants for an aggregate purchase price of $10,000,000, in connection with an investment by The Travelers Indemnity Company ("Travelers"). The Company incurred transaction costs of $9,175 in connection with the transaction. This investment was part of an aggregate financing of $15,000,000. The additional $5,000,000 was received and satisfied through the issuance of the Company's Series C-II and Series C-III Convertible Preferred Stock as described below. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series C Preferred are entitled to receive a liquidation amount of $6.082 per share. The liquidation price per share would be paid out of the assets of the Company available for distribution prior to any payments made on any shares of the Company's Common Stock or any other capital stock that ranks junior to the Preferred Stock.

    In addition to the Series C Preferred, Travelers received detachable warrants which provide them the right to purchase 205,538 shares of the Company's Common Stock at an exercise price of $8.69 and 205,538 shares at of the Company's Common Stock at an exercise price of $10.86 (collectively "Travelers' Warrants").


    The aggregate fair market value of the Series C Preferred on the closing date of the Travelers private placement was $14,284,891 based upon the fair market value of the Company's Common Stock on that date. Additionally, the fair market value of the warrants issued, as calculated using the Black Scholes pricing model, was $1,793,113. In accordance with EITF Issue No. 98-5, "ACCOUNTING FOR CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION RATIOS" ("EITF 98-5"), the Company allocated the net proceeds between the Series C Preferred and the detachable warrants based on the relative fair value method as described in APB Opinion No. 14, "ACCOUNTING FOR CONVERTIBLE DEBT AND DEBT ISSUED WITH STOCK PURCHASE WARRANTS" ("APB No. 14"). The Company allocated $8,876,589 to the Series C Preferred and recorded $1,114,236 of additional paid-in-capital to account for the issuance of the warrants. The difference between the net proceeds allocated to, and the fair market value of, the Series C Preferred on the closing date, which amounted to $5,408,302, was recorded as a non-cash convertible preferred stock dividend in accordance with EITF 98-5.


    Travelers was granted pricing protection on its $10,000,000 investment regarding certain subsequent investments in the Company. These pricing protections were triggered by the investments in the Series C-II and Series C-III Preferred Stock described below and allows for the following:

    Upon the earlier of (i) a change of control or (ii) December 31, 2001, the Company will (a) cancel the Series C Preferred and in its place issue 1,849,057 shares of Series C-IV Preferred Stock, par value $0.01 per share, with a conversion price of $2.65, and 4,099,678 shares of Series C-V Preferred Stock, par value $0.01 per share, with a conversion price of $1.244, and (b) cancel the Travelers Warrants and in their place issue 462,264 warrants with an exercise price of $2.65 and 1,024,920 warrants with an exercise price of $1.14. The Company recorded a deemed non-cash convertible preferred stock dividend of $12,757,019 for the additional benefit to be received by Travelers upon the future issuance of the

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999

(6)  STOCKHOLDERS' EQUITY (CONTINUED)
Series C-IV and Series C-V Preferred Stock and the related warrants. Travelers is not entitled to any further pricing protections.

    Additionally, Travelers is entitled to certain anti-dilution protections. The anti-dilution provisions primarily adjust the conversion price of the Series C Preferred and the number and exercise price of the Travelers' Warrants. The anti-dilution provisions with regard to the Series C-IV Preferred Stock and related warrant issuance under Travelers' pricing protection was triggered by the issuance of the Series C-III Preferred Stock described below. As a result, the conversion price of the Series C-IV Preferred will be adjusted to $2.537, the Company will issue 20,591 additional warrants and the exercise price of the warrants issued in connection with the Series C-IV Preferred Stock will be reduced to $2.537. The Company recorded a deemed non-cash convertible preferred stock dividend of $165,657 to record the additional benefit to be received by Travelers.

    Neither the pricing protection or the anti-dilution provision affect the liquidation preference as defined in the original Series C Preferred Stock agreement.

SERIES C-II CONVERTIBLE PREFERRED STOCK

    In September 2000, the Company designated 924,527 shares of its authorized preferred stock as Series C-II Preferred Stock, $0.01 par value ("Series C-II Preferred"). On September 29, 2000, the Company completed a private placement of 924,527 shares of the Series C-II Preferred with detachable warrants for an aggregate purchase price of $2,450,000 with three investors (the "Series C-II Investors"). The conversion price of the Series C-II Preferred is $2.65. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series C-II Preferred are entitled to receive an amount equal to $2.65 per share. The liquidation price per share would be paid out of the assets of the Company available for distribution prior to any payments made on any shares of the Company's Common Stock or any other capital stock that ranks junior to the Preferred Stock.

    In addition to the Series C-II Preferred, the Series C-II Investors received detachable warrants which provide them the right to purchase an aggregate of 396,037 shares of the Company's Common Stock at an exercise price of $2.65.

    The aggregate fair market value of the Series C-II Preferred on September 29, 2000 was $2,302,072, based upon the fair market value of the Company's Common Stock on that date. Additionally, the fair market value of the warrants issued, as calculated using the Black Scholes pricing model, was $504,706. In accordance with EITF 98-5, the Company allocated the net proceeds between the Series C-II Preferred and the detachable warrants based on the relative fair value method as described in APB No. 14. The Company allocated $2,009,448 to the Series C-II Preferred and recorded $440,552 of additional paid-in-capital to account for the issuance of the warrants. The difference between the net proceeds allocated to, and the fair market value of, the Series C-II Preferred on the closing date, which amounted to $292,624, was recorded as a preferred stock dividend in accordance with EITF 98-5.

    The Series C-II Investors are entitled to certain anti-dilution protections, triggered by certain subsequent issuances of equity by the Company. The anti-dilution provision primarily adjusts the conversion price of the Series C-II Preferred and the number and exercise price of the original

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999

(6)  STOCKHOLDERS' EQUITY (CONTINUED)
warrants issued. The anti-dilution provision was triggered by the Series C-III Preferred investment described below. As a result, the conversion price of the Series C-II Preferred was adjusted to $2.537, the Company issued an additional 17,641 warrants to the Series C-II Investors and the exercise price of the warrants originally issued to the Series C-II Investors was reduced to $2.537. The Company recorded a deemed non-cash convertible preferred stock dividend of $136,505 to record the additional benefit received by the Series C-II Investors.

SERIES C-III CONVERTIBLE PREFERRED STOCK

    In December 2000, the Company designated 2,049,839 shares of its authorized preferred stock as Series C-III Preferred Stock, $0.01 par value ("Series C-III Preferred"). On December 8, 2000, the Company completed a private placement of the 2,049,839 shares of the Series C-III Preferred with detachable warrants for an aggregate purchase price of $2,550,000 with two investors (the "Series C-III Investors"). The conversion price of the Series III Preferred is $1.244. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series C-III Preferred are entitled to receive an amount equal to $1.244 per share. The liquidation price per share would be paid out of the assets of the Company available for distribution prior to any payments made on any shares of the Company's Common Stock or any other capital stock that ranks junior to the Preferred Stock.

    In addition to the Series C-III Preferred, the Series C-III Investors received detachable warrants which provide them the right to purchase an aggregate of 635,450 shares of the Company's Common Stock at an exercise price of $1.14.

    The aggregate fair market value of the Series C-III Preferred on December 8, 2000 was $2,459,807, based upon the fair market value of the Company's Common Stock on that date. Additionally, the fair market value of the warrants issued, as calculated using the Black Scholes pricing model, was $350,458. In accordance with EITF 98-5, the Company allocated the net proceeds between the Series C-III Preferred and the detachable warrants based on the relative fair value method as described in APB No. 14. The Company allocated $2,231,928 to the Series C-III Preferred and recorded $318,072 of additional paid-in-capital to account for the issuance of the warrants. The difference between the net proceeds allocated to, and the fair market value of, the Series C-III Preferred on the closing date, which amounted to $227,879, was recorded as a preferred stock dividend in accordance with EITF 98-5.

    The Series C-III Investors are entitled to certain anti-dilution protections triggered by certain subsequent issuances of equity by the Company. The anti-dilution provision primarily adjusts the conversion price of the Series C-III Preferred and the number and exercise price of the original warrants issued to the Series C-III Investors.

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999

(6)  STOCKHOLDERS' EQUITY (CONTINUED)


    The following table summarizes the common stock issuable upon conversion of all outstanding convertible securities at December 31, 2000:



                                                        CONVERSION OR       SHARES OF COMMON STOCK
               CONVERTIBLE SECURITY                    EXERCISE PRICE      ISSUABLE UPON CONVERSION
               --------------------                    --------------      ------------------------
Series A Preferred Stock...........................  $    7.50 per share             400,000
Series B Preferred Stock...........................  $23.46875 per share              34,100
Series C Preferred Stock...........................  $   6.082 per share           1,644,314
Series C Warrants..................................  $    8.69 per share             205,538
Series C Warrants..................................  $   10.86 per share             205,538
Series C-II Preferred Stock........................  $   2.537 per share             965,708
Series C-II Warrants...............................  $   2.537 per share             413,678
Series C-III Preferred Stock.......................  $   1.244 per share           2,049,839
Series C-III Warrants..............................  $    1.14 per share             635,450


(7) RESTRUCTURING CHARGE

    In December 2000, in connection with certain cost saving and corporate restructuring initiatives, the Company's Board of Director's approved a plan that included the sale of certain content-related, non-strategic assets that would no longer be used in the operations of the Company, closing the Company's offices in San Francisco and Los Angeles and a reduction in the Company's workforce.

    As a result of these initiatives, the Company recorded a non-cash restructuring charge of $2,968,665 for the year ended December 31, 2000. The non-cash restructuring charge was comprised of the following: (1) $2,539,134 related to the write-off of goodwill and certain intangible assets associated with the Company's acquisitions of content-related entities that are being disposed of (2) $235,759 related to the write-off of certain fixed assets, consisting primarily of furniture and fixtures and leasehold improvements, associated with the closing of the Company's offices in San Francisco and Los Angeles and (3) $193,772 related to the write-off of certain office security deposits and prepaid assets from which the Company would not derive any future benefit.

(8)  NON-CASH STOCK BASED COMPENSATION

    Pursuant to the Company's 1999 Amended and Restated Incentive and Nonqualified Stock Option Plan (the "1999 Plan"), employees of the Company were granted options to purchase shares of Common Stock. The terms of the options granted to employees under the 1999 Plan, including exercise price and number of shares granted, were fixed on the date of grant and remain the same throughout the duration of the 1999 Plan. In June 2000, the Company contracted with a third party to settle all exercises under the 1999 Plan.

    The Company accounts for stock-based compensation agreements in accordance with the provisions of APB Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," ("APB No. 25"). Under APB No. 25, fixed option plans for employees--that is those plans whose terms, including price and number of shares granted, remain the same throughout the duration of the plan--have no compensation expense associated with the options when the exercise price is equal to the fair value of the stock at the grant date. All options granted under the 1999 Plan were at fair market value on the date of grant. Accordingly, compensation expense was not recorded for options awarded to employees.

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999

(8)  NON-CASH STOCK BASED COMPENSATION (CONTINUED)
    For the period January 2000 through May 2000, the Company chose to self-administer the 1999 Plan. Also during the period, various employees began to exercise a vested portion of their options. Pursuant to the "cashless exercise" provisions of the 1999 Plan, the employees were permitted to pay the exercise price with cash, or "by surrendering, in addition to the options representing the shares being purchased, unexercised, vested options with a net fair market value equal to the price of the shares being purchased." The employees chose to surrender unexercised options, from their fixed grant total, with a fair market value equivalent to the cash exercise price.

    Under an interpretation of generally accepted accounting principles related to stock-based compensation, the employees' surrendering of unexercised, vested options in satisfaction of the exercise price, in lieu of cash, under a self-administered plan, resulted in the requirement to recognize the entire exercise value of the shares as non-cash stock based compensation expense.

    The number of shares, the range of exercise prices and the range of market values for the cashless exercises for January through May 2000 are as follows:

NUMBER OF SHARES                                                    RANGE OF MARKET
(INCLUDES SHARES SURRENDERED)            RANGE OF EXERCISE PRICES        VALUES
-----------------------------            ------------------------   ----------------
586,359................................        $0.88 - $2.25        $10.75 - $23.375

    The total non-cash compensation charge related to these exercises for the year ended December 31, 2000 was $10,257,883.

    On January 31, 2000, the Company issued a warrant to purchase 100,000 shares of its Common Stock to a business partner, in exchange for the partner's commitment to be a sponsor of the Company's Web site. The warrant has a five-year life and is immediately exercisable at an exercise price of $19.8875. The fair market value of the Company's Common Stock at the date of issue was $19.75.

    The sponsorship agreement is renewable annually and may be terminated at such time by either the Company or the business partner upon notice. The fair market value of the warrant was $1,300,000, calculated under the Black-Scholes pricing model using the following assumptions: risk-free interest rate of 6%, volatility of 75% and a 5 year term. As the warrant is immediately exercisable, the Company recorded a non-cash compensation charge of $1,300,000 during the first quarter of 2000.

    In connection with the termination of certain employees during 2000, the Company elected to accelerate the vesting schedule of certain stock options granted to these employees. In accordance with FIN 44, a company must recognize compensation expense if the vesting of a fixed award is modified such that, under the original terms, the award would have expired unexerciseable. Compensation expense is measured as the difference between the intrinsic value on the date of termination and the intrinsic value on the original measurement date. The Company recognized compensation expense of $766,898 for the year ended December 31, 2000 in connection with these accelerated options.

(9)  STOCK OPTION PLANS

    In June of 1999, the Company adopted the 1999 Stock Option Plan that replaced all outstanding option plans to date. Under the 1999 Stock Option Plan, all options issued under prior plans were recognized as issued and outstanding under the original terms granted. The Company had originally reserved 4,000,000 shares of Common Stock for issuance under the 1999 Stock Option Plan.

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999

(9)  STOCK OPTION PLANS (CONTINUED)
    In February of 2000, the Company amended the 1999 Stock Option Plan to create the 1999 Amended and Restated Incentive and Nonqualified Stock Option Plan as defined in note 8. The 1999 Plan increased the shares of Common Stock reserved for issuance from 4,000,000 to 5,500,000. The Company's stockholders approved the 1999 Plan in May 2000. The 1999 Plan provides for the issuance of incentive stock options, which are intended to qualify under section 422 of the Internal Revenue Service Code, non-qualified stock options and restricted stock grants. The granting of incentive stock options is subject to the limitations as set forth in the 1999 Plan. Directors, officers, employees and consultants are eligible to receive grants under the 1999 Plan. A committee selected by the Company's Board of Directors has the authority to approve option grants and the terms, which include the option price and the vesting terms. Options granted under the 1999 Plan expire after a ten-year period and are subject to acceleration upon the occurrence of certain events.

    In September 2000, the Board of Directors adopted the 2000 Nonqualified Stock Option Plan (the "2000 Plan"). The 2000 Plan reserved for issuance 5,000,000 shares of the Company's Common Stock. The 2000 Plan authorizes the Board of Directors to issue nonqualified stock options as provided in section 422 of the Internal Revenue Code, restricted stock and stock appreciation rights. Only employees, including officers, of the Company and its subsidiaries are eligible to receive grants under the 2000 Plan. A committee selected by the Company's Board of Directors has the authority to approve option grants and the terms, which include the option price and the vesting terms. Options granted under the 2000 Plan expire after a ten-year period and are subject to acceleration upon the occurrence of certain events.

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999

(9)  STOCK OPTION PLANS (CONTINUED)
    The following table summarizes the stock option activity under all plans from inception:

                                                             OPTIONS     WEIGHTED AVERAGE
                                                             GRANTED      EXERCISE PRICE
                                                           -----------   ----------------
Outstanding December 31, 1998............................    1,031,627        $1.52
    Granted..............................................    1,854,352         7.30
    Exercised............................................      (20,750)        2.25
    Canceled.............................................           --           --
                                                           -----------        -----
Outstanding December 31, 1999............................    2,865,229         5.25
    Granted..............................................    6,491,698         7.34
    Exercised............................................     (912,600)        1.28
    Canceled.............................................   (1,619,551)        9.58
                                                           -----------        -----
Outstanding at December 31, 2000.........................    6,824,776        $6.79
                                                           ===========        =====
Vested at December 31, 1999..............................      896,057
                                                           ===========
Vested at December 31, 2000..............................    1,099,616
                                                           ===========
Options available for grant at December 31, 2000.........    2,741,874
                                                           ===========

                                                                                              OPTIONS EXERCISABLE
                                                                   WEIGHTED AVERAGE      ------------------------------
                                                                 REMAINING CONTRACTUAL    NUMBER OF
                           NUMBER OF SHARES   WEIGHTED AVERAGE           LIFE              SHARES      WEIGHTED AVERAGE
RANGE OF EXERCISE PRICES     OUTSTANDING       EXERCISE PRICE         (IN YEARS)         OUTSTANDING    EXERCISE PRICE
------------------------   ----------------   ----------------   ---------------------   -----------   ----------------
    $ 0.88 - $ 2.99            2,670,441           $ 1.98                 9.1               676,636         $ 1.41
    $ 3.13 - $ 9.81            1,706,270           $ 5.71                 9.5                 8,333         $ 9.81
    $10.44 - $18.50            2,419,062           $12.63                 9.2               410,314         $12.76
    $19.50 - $34.00               29,003           $26.29                 9.0                 4,333         $27.75
    ---------------            ---------           ------                 ---             ---------         ------
    $ 0.88 - $34.00            6,824,776           $ 6.79                 9.2             1,099,616         $ 5.81
    ===============            =========           ======                 ===             =========         ======

    The Company applies APB No. 25 in accounting for its stock options granted to employees and accordingly, no compensation expense has been recognized in the consolidated financial statements. Had the Company determined compensation expense based on the fair value at the grant date for its stock options issued to its employees under SFAS 123, the net loss would have been adjusted to the pro forma amounts indicated below:

                                                                  YEAR ENDED           YEAR ENDED
                                                              DECEMBER 31, 2000    DECEMBER 31, 1999
                                                              ------------------   ------------------
Net loss, as reported.......................................     $ (43,643,458)       $ (10,087,542)
Net loss, pro forma.........................................       (48,351,292)         (10,335,300)

Loss per share, as reported.................................     $       (2.40)       $       (0.51)
Loss per share, pro forma...................................     $       (2.58)       $       (0.53)

Weighted average risk free interest rate....................               5.1%                 5.5%
Volatility..................................................                75%                  75%
Weighted average expected life..............................             3yrs.                3yrs.

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999

(9)  STOCK OPTION PLANS (CONTINUED)
    The per share weighted average fair value of the stock options granted during 2000 and 1999 was $3.73 and $1.44, respectively, on the date of grant using the option-pricing method with the weighted average assumptions noted in the table above.

(10)  EQUITY CREDIT LINE

    In December 2000, the Company entered into a common stock purchase agreement ("Stock Purchase Agreement") with an accredited investor ("Investor"), for the sale, from time to time, of the Company's Common Stock. Pursuant to the Stock Purchase Agreement, the Investor has committed to purchase up to $23,000,000 of Common Stock over a 36 month period. The Investor may be required to invest an additional $17,000,000 upon the attainment of certain trading volumes and weighted average market prices in the Company's Common Stock. However, the Company's ability to procure funds through the Stock Purchase Agreement may also be limited or prohibited based on certain trading volumes and weighted average market prices in the Company's Common Stock.

    Under the Stock Purchase Agreement, shares of Common Stock are periodically sold to the Investor at a discount from market value ranging from 6%-10%, depending on the closing price of the Company's Common Stock. The amount of Common Stock sold is at the sole discretion of the Company and at no time throughout the term of the Stock Purchase Agreement is the Company obligated to sell its Common Stock, unless the Company issues a draw-down notice. The Company issued warrants to purchase 50,000 shares of the Company's Common Stock and incurred $25,000 of transaction costs in connection with the Stock Purchase Agreement. The Company had not sold any Common Stock under the Stock Purchase Agreement as of December 31, 2000.

(11)  COMMITMENTS AND CONTINGENCIES

    (a)  Operating Leases

    The Company has entered into several non-cancelable leases, primarily related to the rental of certain facilities and equipment. Future minimum lease payments, by year and in the aggregate, under operating leases with initial or remaining terms in excess of one year consisted of the following at December 31, 2000:

YEAR ENDED DECEMBER 31,                                      AMOUNT
-----------------------                                     --------
2001......................................................  $671,248
2002......................................................   221,879
                                                            --------
  Total minimum lease payments............................  $893,527
                                                            ========

    Rent expense under operating leases amounted to $1,092,547 and $247,793 for the years ended December 31, 2000 and 1999, respectively.

    (b)  Employment Agreements

    The Company maintains employment agreements, expiring at various intervals, with three executives and several non-executive employees of the Company. The employment agreements provide for a minimum salary, incentive compensation and certain benefits, among other items.

                                  ON2.COM INC.

                           DECEMBER 31, 2000 AND 1999

(11)  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    (c)  Litigation

    The Company was a defendant in a lawsuit regarding an alleged breach of contract that sought damages in the millions of dollars. The Company denied the substantive allegations and contested the case vigorously. During fiscal year 1998, the court ruled that the plaintiff was entitled to $60,000 based on the contract, plus interest. Accordingly, the Company accrued and paid $89,000 relating to this matter. The Plaintiff filed a notice of appeal with respect to the summary judgment and trial decision. The Company opposed the appeal and cross-appealed with respect to denomination of prevailing party. The court held that the Company was the prevailing party and was thus entitled to recover reasonable counsel fees. In April 2000, the Company was granted a judgment for $215,000 in legal fees, which payment was received in May 2000.

    From time to time the Company has been named in other claims arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

(12)  RELATED PARTY TRANSACTIONS

    A former member of the Company's Board of Directors owns all of the securities of Verus Capital Corporation ("Verus"), a diversified investment group that is also a shareholder of Company. On June 15, 1999, the Company entered into a two-year consulting contract with Verus whereby the Company agreed to pay Verus $12,500 per month in exchange for management and consulting services. The Company paid to Verus $150,000 and $75,000 in consulting fees for the years ended December 31, 2000 and 1999, respectively.

    During 2000, the Company purchased $377,500 of Internet advertising services from an interactive media buying and marketing services company of which a director of the Company is chairman. These services were used to purchase advertising space on behalf of the Company on third party Internet publishers.

(13)  SUBSEQUENT EVENTS

    In January 2001, the Company entered into a financing agreement with an existing shareholder of the Company whereby the Company would receive up to $2,000,000 in exchange for convertible debentures and warrants to purchase shares of Common Stock. The amounts received under this financing arrangement will be equal to those amounts received under the Stock Purchase Agreement, as described in note 10, or any additional financings, up to a maximum of $2,000,000.

                             ON2 TECHNOLOGIES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2000            2000
                                                              -------------   ------------
                                                               (UNAUDITED)
                                          ASSETS
Current assets:
  Cash and cash equivalents.................................  $    575,956    $  1,561,495
  Accounts receivable.......................................       369,027         392,943
  Prepaid and other current assets..........................       356,303         566,540
                                                              ------------    ------------
      Total current assets..................................     1,301,286       2,520,978
Property and equipment, net.................................     1,639,609       2,522,188
Goodwill and other intangible assets, net...................     3,844,819       5,747,842
Other assets................................................       403,772         419,049
                                                              ------------    ------------
      Total assets..........................................  $  7,189,486    $ 11,210,057
                                                              ============    ============

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $    448,277    $  1,509,401
  Accrued expenses..........................................       423,719         769,221
  Notes payable.............................................            --         251,311
  Deferred revenue..........................................        25,047          72,604
  Capital lease obligations.................................            --          26,100
                                                              ------------    ------------
      Total current liabilities.............................       897,043       2,628,637
Convertible debentures......................................     1,963,344              --

Commitments and contingencies

Stockholders' equity:
      Preferred stock.......................................        86,242          50,528
      Common stock..........................................       354,074         276,842
      Additional paid-in capital............................    98,721,051      86,293,786
      Deferred compensation.................................            --         (47,410)
      Accumulated other comprehensive loss..................        (8,399)         (3,966)
      Accumulated deficit...................................   (94,823,869)    (77,988,360)
                                                              ------------    ------------
      Total stockholders' equity............................     4,329,099       8,581,420
                                                              ------------    ------------
      Total liabilities and stockholders' equity............  $  7,189,486    $ 11,210,057
                                                              ============    ============

SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                             ON2 TECHNOLOGIES, INC.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                            THREE MONTHS ENDED              NINE MONTHS ENDED
                                               SEPTEMBER 30,                  SEPTEMBER 30,
                                        ---------------------------   -----------------------------
                                            2001           2000           2001            2000
                                        ------------   ------------   -------------   -------------
Revenues..............................  $    497,556   $    289,750   $   1,301,504   $     618,724
Operating expenses:
      Research and development(1).....     1,132,045      2,590,394       4,526,418       8,715,055
      Sales and marketing(2)..........       332,787        995,496       1,744,598       5,386,091
      General and administrative(3)...     1,513,803      2,785,993       5,163,082       8,054,912
      Impairment charges..............        83,333             --         533,333              --
      Restructuring charges...........            --             --         293,200              --
      Non-cash stock based
        compensation..................        43,707             --         143,707      11,557,883
                                        ------------   ------------   -------------   -------------
Total operating expenses..............     3,105,675      6,371,883      12,404,338      33,713,941
                                        ------------   ------------   -------------   -------------
Loss from operations..................    (2,608,119)    (6,082,133)    (11,102,834)    (33,095,217)
Interest and other income (expense):
      Interest and other income.......         6,793         72,703          55,464         525,858
      Interest and other expense......      (484,051)        (3,418)     (1,610,821)        (30,414)
                                        ------------   ------------   -------------   -------------
        Other income (expense), net...      (477,258)        69,285      (1,555,357)        495,444
                                        ------------   ------------   -------------   -------------
Loss before provision for income
  taxes...............................    (3,085,377)    (6,012,848)    (12,658,191)    (32,599,773)
Provision for income taxes............        16,652         16,128          47,502          84,140
                                        ------------   ------------   -------------   -------------
Net loss..............................    (3,102,029)    (6,028,976)    (12,705,693)    (32,683,913)
Non-cash convertible preferred stock
  dividend............................     2,600,878        292,624       4,129,816       5,700,926
                                        ------------   ------------   -------------   -------------
Net loss attributable to common
  stockholders........................  $ (5,702,907)  $ (6,321,600)  $ (16,835,509)  $ (38,384,839)
                                        ============   ============   =============   =============
Basic and diluted net loss per common
  share...............................  $      (0.16)  $      (0.24)  $       (0.53)  $       (1.50)
                                        ============   ============   =============   =============
Weighted average basic and diluted
  common shares outstanding...........    35,003,671     26,896,160      31,738,183      25,611,297
                                        ============   ============   =============   =============


------------------------


(1) Excluding $-0- and $4,911,293 of non-cash stock based compensation for the three and nine months ended September 30, 2000, respectively (there was no similar expense in 2001).



(2) Excluding $9,428 of non-cash stock based compensation for the three and nine months ended September 30, 2001 ($-0- and $4,526,876 for the three and nine months ended September 30, 2000, respectively).



(3) Excluding $34,279 and $134,279 of non-cash stock based compensation for the three and nine months ended September 30, 2001, respectively ($-0- and $2,119,714 for the three and nine months ended September 30, 2000).


SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                             ON2 TECHNOLOGIES, INC.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               NINE MONTHS ENDED SEPTEMBER 30,
                                                              ---------------------------------
                                                                   2001              2000
                                                              ---------------   ---------------
Cash flows from operating activities:
  Net loss..................................................   $ (12,705,693)    $ (32,683,913)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
      Non-cash stock based compensation.....................         143,707        11,557,883
      Depreciation and amortization.........................       2,387,135         2,345,164
      Amortization of debt discount.........................       1,603,397                --
      Deferred compensation.................................          44,570            37,075
      Restructuring and impairment charges..................         826,533                --
      Impairment of equity investments......................         125,000                --
      Reserve for bad debt..................................          92,666                --
  Changes in operating assets and liabilities, net of effect of acquisitions:
      Accounts receivable, net..............................        (118,751)          (64,755)
      Prepaid and other current assets......................         110,237          (283,395)
      Other assets..........................................          12,302            26,675
      Accounts payable and accrued expenses.................      (1,372,991)         (332,577)
      Deferred revenue......................................         (47,557)          185,604
                                                               -------------     -------------
        Net cash used in operating activities...............      (8,899,445)      (19,212,239)
                                                               -------------     -------------
Cash flows from investing activities:
  Purchases of property and equipment.......................         (89,479)       (2,187,211)
  Proceeds from the sale of fixed assets....................          25,000                --
  Advances to affiliates....................................              --          (952,000)
  Cash paid for acquisitions, net of cash acquired..........         (42,415)         (241,551)
                                                               -------------     -------------
        Net cash used in investing activities...............        (106,894)       (3,380,762)
                                                               -------------     -------------
Cash flows from financing activities:
  Principal payments on capital lease obligations...........         (26,100)          (35,232)
  Principal payments on notes payable.......................        (251,311)               --
  Principal payments on notes payable to stockholders.......              --          (355,000)
  Proceeds from the issuance of Series C Preferred Stock,
    net.....................................................              --         9,990,825
  Proceeds from the issuance of Series C-II Preferred Stock,
    net.....................................................              --         2,450,000
  Proceeds from the issuance of Series C-VI Preferred Stock,
    net.....................................................       2,000,000                --
  Proceeds from the sale of common stock....................       4,289,140                --
  Proceeds from the issuance of convertible debentures......       2,000,000                --
  Proceeds from exercise of common stock options and
    warrants................................................          13,500           494,451
                                                               -------------     -------------
        Net cash provided by financing activities...........       8,025,229        12,545,044
                                                               -------------     -------------
Effect of exchange rate changes on cash and cash
  equivalents...............................................          (4,429)           (3,599)
                                                               -------------     -------------
Net change in cash and cash equivalents.....................        (985,539)      (10,051,556)
Cash and cash equivalents, beginning of period..............       1,561,495        15,083,419
                                                               -------------     -------------
Cash and cash equivalents, end of period....................   $     575,956     $   5,031,863
                                                               =============     =============

                             ON2 TECHNOLOGIES, INC.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND NON-CASH INVESTING AND FINANCING ACTIVITIES:

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Cash paid during the period for:
  Interest..................................................  $ 7,620    $27,393
                                                              =======    =======
  Taxes.....................................................  $30,862    $72,191
                                                              =======    =======
Acquisition of fixed assets under capital leases............  $    --    $72,750
                                                              =======    =======

SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                             ON2 TECHNOLOGIES, INC.

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A)  DESCRIPTION OF ON2 TECHNOLOGIES, INC.

    On2 Technologies, Inc. ("On2" or the "Company") has developed proprietary video compression and streaming technology that combines the classic elements of television with the interactivity of the Internet or consumer electronic devices for delivery to broadband end users. The Company's business model is to provide broadband video encoding, streaming and hosting services, broadband consulting and engineering services and to license its proprietary broadband technology solutions to owners of video content and consumer electronic devices who want to distribute television quality video images to broadband end users. On May 22, 2001, the Company's shareholders approved changing the name of the Company from On2.com Inc. to On2 Technologies, Inc.

    The Company's business is characterized by rapid technological change, new product development and evolving industry standards. Inherent in the Company's business model are various risks and uncertainties, including its limited operating history, unproven business model and the limited history of broadband technology services on the Internet. The Company's success may depend, in part, upon the emergence of the Internet as a communications medium, prospective product and service development efforts, and the acceptance of the Company's broadband technology solutions by the marketplace.

    (B)  BASIS OF PRESENTATION

    The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries from their respective dates of acquisition. All significant intercompany balances and transactions have been eliminated in consolidation.

    The interim condensed consolidated financial statements are unaudited. However, in the opinion of management, the interim data include all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation of the consolidated results for the interim periods. The condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures included herein are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the annual financial statements and notes thereto included in the Company's Form 10-KSB Report filed with the SEC on April 2, 2001.

    (C)  GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and other intangible assets primarily relate to the acquisitions of MetaVisual Creations Limited ("Metavisual") and Eight Cylinder Studios, Inc. ("8CS"). The underlying workforce related to the Metavisual acquisition is integral to the Company's product development and revenue generating activities. The Company is currently reviewing the direction it will take with regards to the technology and applications acquired with its acquisition of 8CS during November 2000. Management currently believes that the technology and assets acquired in both acquisitions are realizable and in alignment with the Company's current business model.

                             ON2 TECHNOLOGIES, INC.

(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (D)  RECLASSIFICATIONS

    Certain reclassifications have been made to the prior year's condensed consolidated financial statements to conform to the current year's presentation.

(2)  PROPERTY AND EQUIPMENT

                                                      SEPTEMBER 30,    DECEMBER 31,
                                                           2001            2000
                                                      --------------   -------------
Furniture and fixtures..............................    $  277,997      $  277,997
Computer equipment..................................     2,846,494       2,775,296
Leasehold improvements..............................       487,348         527,348
Licensed software...................................       907,388         851,570
                                                        ----------      ----------
                                                         4,519,227       4,432,211
Less accumulated depreciation and amortization......     2,879,618       1,910,023
                                                        ----------      ----------
  Total.............................................    $1,639,609      $2,522,188
                                                        ==========      ==========

    As of September 30, 2001, property and equipment included assets under capital leases of $90,721 with related accumulated depreciation of $54,176. As of December 31, 2000, property and equipment included assets under capital leases of $90,721 with related accumulated depreciation of $33,289.

(3)  NOTES PAYABLE

    In connection with its acquisition of Eight Cylinder Studios, Inc. in November 2000, the Company assumed a note payable in the amount of $325,254. Based upon the terms of the note, the Company paid $75,000 on December 15, 2000, at which time interest began to accrue at an annual rate of 9.50%. The Company made payments of $65,000 on each of January 15, 2001, February 15, 2001 and March 15, 2001. Final payment of $62,889 was made on April 15, 2001 and included all unpaid principal and interest.

(4)  CONVERTIBLE DEBENTURES

    In January 2001, the Company entered into a financing agreement with an existing shareholder of the Company whereby the Company would receive up to $2,000,000 in exchange for Series A Convertible Debentures ("Debentures") and warrants to purchase shares of Common Stock. The timing of and the dollar value of amounts received under this financing arrangement are required to equal amounts received and coincide with investments by others in the Company, up to a maximum of $2,000,000.

    Under the terms of the agreement, the Debentures consist of 200 units, which are comprised of (1) $10,000 principal amount of Debentures and (2) one warrant to purchase 6,667 shares of Common Stock at an exercise price of $1.68. The principal amount of the Debentures can be converted into shares of Common Stock at a conversion price of $0.45. The principal amount of the Debentures are due 4 years from the date of issuance and can be converted into shares of Common Stock six months after the date of issuance at the discretion of the holder.

                             ON2 TECHNOLOGIES, INC.

(4)  CONVERTIBLE DEBENTURES (CONTINUED)
    As of September 30, 2001, the Company had received the full $2,000,000 under the Debenture agreement. The Company allocated the proceeds received to the principal amount of the Debentures and the warrants based upon the relative fair value method. The difference between the relative fair value of the Debentures and the proceeds received was recorded as a debt discount. The total amount of the debt discount is limited to the total proceeds received. The initial amount of the debt discount recorded was $1,640,054. Amortization of the debt discount included in interest expense for the three and nine months ended September 30, 2001 was $484,051 and $1,603,397, respectively.

(5)  STOCKHOLDERS' EQUITY

    (C)  PREFERRED STOCK

SERIES C CONVERTIBLE PREFERRED STOCK

    The Travelers Indemnity Company ("Travelers"), the holders of the Series C Preferred Stock, was granted pricing protection on its investment regarding certain subsequent investments in the Company. These pricing protections were triggered by the investments in the Series C-II and Series C-III Preferred Stock described below and allows for the following:

    Upon the earlier of (i) a change of control or (ii) December 31, 2001, the Company will (a) cancel the Series C Preferred and in its place issue 1,849,057 shares of Series C-IV Preferred Stock, par value $0.01 per share, with a conversion price of $2.65, and 4,099,678 shares of Series C-V Preferred Stock, par value $0.01 per share, with a conversion price of $1.244, and (b) cancel the warrants issued in connection with the Series C Preferred Stock and in their place issue 462,264 warrants with an exercise price of $2.65 and 1,024,920 warrants with an exercise price of $1.14. Travelers is not entitled to any further pricing protections.

    Additionally, Travelers is entitled to certain anti-dilution protections. The anti-dilution provisions primarily adjust the conversion price of the Series C-IV and Series C-V Preferred Stock and the number and exercise price of the warrants. The anti-dilution provision for the Series C-IV and Series C-V Preferred Stock was triggered by certain subsequent debt and equity financings consummated by the Company. As of September 30, 2001, the conversion price of the Series C-IV Preferred Stock was adjusted to $1.90, the Company will issue 182,477 additional warrants and the exercise price of the warrants will be reduced to $1.90. Additionally, as of September 30, 2001, the conversion price of the Series C-V Preferred Stock was adjusted to $0.9756, the Company will issue 271,543 additional warrants and the exercise price of the warrants will be reduced to $0.9012. The Company recorded a deemed non-cash convertible preferred stock dividend for the three and nine months ended September 30, 2001 of $410,281 and $1,160,032, respectively, to recognize the additional benefit to be received by Travelers.

SERIES C-II CONVERTIBLE PREFERRED STOCK

    The holders of the Series C-II Preferred Stock are entitled to certain anti-dilution protections, triggered by certain subsequent issuances of debt or equity by the Company. The anti-dilution provision primarily adjusts the conversion price of the Series C-II Preferred Stock and the number and exercise price of the original warrants issued. The anti-dilution provision for the Series C-II Preferred Stock was triggered by certain subsequent debt and equity financings consummated by the Company. As of September 30, 2001, the conversion price of the Series C-II Preferred Stock was adjusted to $1.90, the

                             ON2 TECHNOLOGIES, INC.

(5)  STOCKHOLDERS' EQUITY (CONTINUED)
Company issued an additional 156,334 warrants and the exercise price of the warrants was reduced to $1.90. The Company recorded a deemed non-cash convertible preferred stock dividend for the three and nine months ended September 30, 2001 of $712,001 and $1,086,206, respectively, to record the additional benefit received by the Series C-II Investors.

SERIES C-III CONVERTIBLE PREFERRED STOCK

    The holders of the Series C-III Preferred Stock are entitled to certain anti-dilution protections, triggered by certain subsequent issuances of debt or equity by the Company. The anti-dilution provision primarily adjusts the conversion price of the Series C-III Preferred Stock and the number and exercise price of the original warrants issued. The anti-dilution provision for the Series C-III Preferred Stock was triggered by certain subsequent debt and equity financings consummated by the Company. As of September 30, 2001, the conversion price of the Series C-III Preferred Stock was adjusted to $0.9756, the Company issued an additional 168,357 warrants and the exercise price of the warrants was reduced to $0.9012. The Company recorded a deemed non-cash convertible preferred stock dividend for the three and nine months ended September 30, 2001 of $551,262 and $956,244, respectively, to record the additional benefit received by the Series C-III Investors.

SERIES C-VI CONVERTIBLE PREFERRED STOCK

    On July 18, 2001, the Company entered into a Unit Purchase Agreement with Travelers whereby it sold an aggregate of 3,571,429 units that consisted of one share of the Company's Common Stock and a warrant to purchase 1.5 shares of the Company's Common Stock. The Company received net proceeds of $2,000,000. On August 10, 2001, the Company entered into a new agreement with Travelers, rescinding the Unit Purchase Agreement and providing that Travelers receive 3,571,429 shares of preferred stock, which were not convertible into the Company's Common Stock for a period of six months. Each share of Series C-VI Preferred Stock converts on a one-for-one basis into shares of the Company's Common Stock. In addition, the Company issued to Travelers a warrant to purchase 5,357,144 shares of the Company's Common Stock that cannot be exercised for a period of six months. The exercise price of the warrant is $0.56 and the warrant expires on July 18, 2005.

    The Series C-VI Convertible Preferred Stock includes a liquidation preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of shares of Series C-VI Convertible Preferred Stock are entitled to receive an amount equal to $0.56 per share. The liquidation price per share would be paid out of the assets of the Company available for distribution prior to any payments made on any shares of the Company's Common Stock or any other capital stock other than the Preferred Stock.

    The aggregate fair market value of the Series C-VI Preferred on July 18, 2001 was $2,000,000, based upon the fair market value of the Company's Common Stock on that date. Additionally, the fair market value of the warrants issued, as calculated using the Black Scholes pricing model, was $1,729,027. In accordance with EITF 98-5, the Company allocated the net proceeds between the Series C-VI Preferred Stock and the warrants based on the relative fair value method as described in APB No. 14. The Company allocated $1,072,666 to the Series C-VI Preferred and recorded $927,334 of additional paid-in-capital to account for the issuance of the warrants. The difference between the net proceeds allocated to, and the fair market value of, the Series C-VI Preferred on the closing date,

                             ON2 TECHNOLOGIES, INC.

(5)  STOCKHOLDERS' EQUITY (CONTINUED)
which amounted to $927,334, was recorded as a non-cash convertible preferred stock dividend in accordance with EITF 98-5.

    (B)  COMMON STOCK

EQUITY-LINE OF CREDIT

    In December 2000, the Company entered into a common stock purchase agreement ("Stock Purchase Agreement") with an accredited investor ("Investor"), for the sale, from time to time, of the Company's Common Stock. Pursuant to the Stock Purchase Agreement, the Investor has committed to purchase up to $23,000,000 of Common Stock over a 36 month period. The Investor may be required to invest an additional $17,000,000 upon the attainment of certain trading volumes and weighted average market prices in the Company's Common Stock. However, the Company's ability to procure funds through the Stock Purchase Agreement may also be limited or prohibited based on certain trading volumes and weighted average market prices in the Company's Common Stock.

    Under the Stock Purchase Agreement, shares of Common Stock are periodically sold to the Investor at a discount from market value ranging from 6%-10%, depending on the closing price of the Company's Common Stock. The amount of Common Stock sold is at the sole discretion of the Company and at no time throughout the term of the Stock Purchase Agreement is the Company obligated to sell its Common Stock, unless the Company issues a draw-down notice. The Company issued warrants to purchase 50,000 shares of the Company's Common Stock and incurred $25,000 of transaction costs in connection with the Stock Purchase Agreement. As of September 30, 2001, the Company had sold approximately 5,458,965 shares of Common Stock for net proceeds of $3,289,140 under the Stock Purchase Agreement.

    On May 22, 2001, the Company's shareholders approved the sale, at the sole discretion of the Company, of up to 15,500,000 shares of Common Stock in connection with the Stock Purchase Agreement. The 15,500,000 shares include the shares of Common Stock issued to the Investor and outstanding as of September 30, 2001.

INVESTMENT BY REALNETWORKS, INC.

    On July 18, 2001, the Company entered into a Development and Services License Agreement and Common Stock Purchase Agreement with RealNetworks, Inc. whereby RealNetworks invested in the Company and licensed its proprietary VP4 compression technology. Pursuant to the agreements, RealNetworks received 1,785,714 shares of the Company's Common Stock, subject to adjustments to prevent dilution, and the Company received net proceeds of $1,000,000. The shares were issued to RealNetworks, Inc. at the fair market value at the time of the transaction.

(6)  RESTRUCTURING AND IMPAIRMENT CHARGES

    In December 2000, in connection with certain cost saving and corporate restructuring initiatives, the Company's Board of Director's approved a plan that included the sale of certain content-related, non-strategic assets that would no longer be used in the operations of the Company, closing the Company's offices in San Francisco and Los Angeles and a reduction in the Company's workforce.

                             ON2 TECHNOLOGIES, INC.

(6)  RESTRUCTURING AND IMPAIRMENT CHARGES (CONTINUED)
    As a result of these initiatives, the Company recorded a non-cash restructuring charge of $293,200 in the first quarter of 2001. The non-cash restructuring charge was comprised of the following: (1) $210,000 related to the termination of an employment contract which was satisfied through the issuance of 150,000 shares of Common Stock in February 2001 and (2) $83,200 related to the termination of a commercial lease obligation in San Francisco which was satisfied through the issuance of 80,000 shares of Common Stock in March 2001. The agreements were consummated subsequent to fiscal year end 2000 and the obligations of the Company could not be measured at December 31, 2000.


    For three and nine months ended September 30, 2001, the Company recorded an impairment charge of $20,000 and $470,000, respectively, related to its Quickband content library. The Company acquired the content library, consisting primarily of licensed content for distribution through DVD sales and the Internet, in April 2000. The library was originally acquired for the Company's broadband content site, which ceased operations in the second quarter of 2000. However, the Company continued to sell the licensed Quickband content, via DVD sales, through a distribution agreement acquired in connection with the library. As of December 31, 2000, the Company ceased all operations related to its content assets. At that time, the Company determined that further distribution of the Quickband content would result in recurring losses. The Company intended to sell the library and reduced the carrying value of the library to $500,000 at December 31, 2000. This amount represented the estimated fair value based upon interest in the library at that time from several potential buyers, which never materialized. The Company periodically reviewed the value of the library against market demand and recorded subsequent impairment changes in 2001 based upon the perceived value of the library and its content in the market. The changes are recorded in "Impairment charges" in the Statement of Operations. There are no additional charges related to the write-down or sale of the content library.


    The Company recorded a charge of $63,333 related to a trademark that would no longer be used by the Company. The write-off reflected the net book value of the asset at the time it was no longer deemed to have value.

(7)  2001 EMPLOYEE STOCK PURCHASE PLAN

    In February 2001, the Board of Directors adopted the 2001 Employee Stock Purchase Plan ("ESPP"). The ESPP will provide eligible employees of the Company the opportunity to apply a portion of their after tax compensation to the purchase of shares of the Company's Common Stock at a 15% discount from market value. The Company will reserve 4,000,000 authorized but unissued shares of Common Stock for issuance under the ESPP. The ESPP was approved at the Company's Annual Meeting of Shareholders on May 22, 2001.

                                9,629,717 SHARES


                             ON2 TECHNOLOGIES, INC.

                                  COMMON STOCK

                               ------------------

                                   PROSPECTUS

                             ---------------------

                                            , 2001

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article XII of the Registrant's amended and restated certificate of incorporation and Article IX of the Registrant's bylaws authorize indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant maintains liability insurance for the benefit of its directors and certain of its officers.

    The above discussion of the DGCL and of the Registrant's amended and restated certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, amended and restated certificate of incorporation, bylaws and indemnification agreements.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Company in connection with the issuance and distribution of the shares of common stock and warrants.


EXPENSE                                                       ESTIMATED AMOUNT
-------                                                       ----------------
Securities and Exchange Commission
  Registration Fee..........................................       $ 1,195
Printing and Engraving Expenses.............................       $ 2,000
Legal Fees and Expenses.....................................       $15,000
Accounting Fees and Expenses................................       $ 5,000
Transfer Agent Fees and Expenses............................       $ 1,000
Miscellaneous...............................................       $ 1,805
                                                                   -------
Total.......................................................       $26,000


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


    Pursuant to an Agreement and Plan of Merger, dated June 9, 1999, by and among Applied Capital Funding, Inc. (our predecessor), Applied Capital Acquisition Inc. and The Duck Corporation, we issued approximately 15,000,000 shares of our common stock to approximately 16 investors. In addition, we issued 2,000,000 shares of Series A Preferred Stock and 5,897,143 warrants pursuant to the Merger Agreement. Each share of Series A Preferred Stock was convertible into one share of common stock. Approximately 1,600,000 shares of Series A Preferred Stock were converted into 1,600,000 shares of our common stock between May 25, 2000 and June 2, 2000 at the sole discretion of the holders of the Series A Preferred Stock. The exercise price of the warrants was $3.14, and they expired on June 15, 2001. In exchange for the issuance of the shares of common stock, the Series A Preferred Stock and the Warrants, we received all of the issued and outstanding common stock of The Duck Corporation, which had a value of approximately $22.0 million. All of the investors were accredited investors who provided completed questionnaires to us and made certain representations regarding their status as accredited investors. In connection with this transaction, we relied on Section 4(2) of the Securities Act and Rule 506 of Regulation D in issuing the shares without registration under the Securities Act.

    On December 30, 1999, we issued 821,460 shares of our common stock and warrants to acquire 246,379 shares of our common stock in a private placement of securities. The exercise price of the warrants is $28.75, and they expire on December 29, 2004. We received proceeds of approximately $10.3 million in connection with the private placement. We also entered into nine Investor Rights Agreements, each dated December 1, 1999 and substantially similar to each other, with the owners of such shares and warrants pursuant to which we granted registration rights for those shares and the shares underlying the warrants. All of the investors were accredited investors who provided completed questionnaires to us and made certain representations regarding their status as accredited investors. We relied on Section 4(2) of the Securities Act and on Rule 506 of Regulation D in issuing the shares without registering the offering under the Securities Act.



    On September 27, 1999, we issued 169,444 shares of our common stock and warrants to purchase 2,500 shares of our common stock in a private placement in exchange for all of the outstanding stock of MetaVisual Creations Limited, and we agreed to give registration rights for the common stock to the former stockholders of MetaVisual Creations Limited. The exercise price of the warrants is $11.25, and they expire on September 27, 2004. All of the investors were accredited investors who made certain representations regarding their status as accredited investors. We relied on Section 4(2) of the Securities Act and on Rule 506 of Regulation D in issuing the shares without registering the offering under the Securities Act.



    On September 29, 2000, we issued 924,527 shares of our Series C-II Preferred Stock convertible into shares of our common stock and warrants to purchase 396,037 shares of our common stock in a private placement of securities to three purchasers, and we agreed to register, under certain circumstances, the shares underlying such preferred stock and warrants. The original exercise price of the warrants is $2.65, and they expire on September 28, 2003. All of the investors were accredited investors who providedd complete questionnaires to us and made certain representations regarding their status as accredited investors. We relied on Section 4(2) of the Securities Act and on Rule 506 of Regulation D in issuing the shares without registering the offering under the Securities Act. Both the preferred stock and the warrants are subject to anti-dilution provisions if we issue common stock below a certain price.



    On December 8, 2000, we issued 2,049,839 shares of our Series C-III Preferred Stock convertible into shares of our common stock and warrants to purchase 635,450 shares of our common stock in a private placement of securities to two purchasers, and we agreed to register the shares underlying such preferred stock and warrants. The original exercise price of the warrants is $1.14, and they expire on December 7, 2003. All of the investors were accredited investors who provided completed questionnaires to us and made certain representations regarding their status as accredited investors. We relied on
Section 4(2) of the Securities Act and on Rule 506 of Regulation D in issuing the shares without registering the offering under the Securities Act. Both the preferred stock and the warrants are subject to anti-dilution provisions if we issue common stock below a certain price.



    Effective as of February 1, 2001, we executed a General Release and Separation Agreement with two former employees, Dera Revel and Don McLaughlin, pursuant to which we agreed to issue to each of them warrants to purchase 3,000 and 7,500 shares of common stock, respectively, upon the execution and delivery of their respective agreement to us. The exercise price of the warrants is $1.34, and they expire on February 14, 2004. We relied on Section (4)(2) of the Securities Act in issuing the shares without registration. The former employees were neither accredited nor sophisticated investors. They had access to and general knowledge of our business in their capacity as employees of us.



    On February 15, 2001, we entered into a Settlement Agreement with Technology Resource Partners, pursuant to which we issued 32,328 shares of our common stock to it. Technology Resource Partners is not an accredited investor and, to our knowledge, the partners of that partnership are neither accredited investors or sophisticated investors. The partnership had access to all documents filed by us with the SEC pursuant to section 13(A), 13(C), 14 and 15(D) of the Securities Exchange Act of 1934. The shares were issued to settle a claim against us by Technology Resources Partners for services rendered to one of our subsidiaries. The total value of the claim was approximately $69,000, of which $30,000 was paid in cash. We relied on Section (4)(2) of the Securities Act in issuing the shares without registration.



    On February 21, 2001, we entered into a Lease Termination Agreement with Montgomery Lands, Inc. pursuant to which we issued 80,000 shares of our common stock to it. Montgomery Lands, Inc. is not an accredited investor, and to our knowledge, its shareholders are neither accredited investors or sophisticated investors. Montgomery Lands, Inc. had access to all documents filed by us with SEC pursuant to section 13(A), 13(C), 14 and 15(D) of the Securities Exchange Act of 1934. We did not receive any cash proceeds from the issuance of share shares to Montgomery Lands, Inc. In consideration for the issuance of such shares, Montgomery Lands, Inc. terminated our obligations under the lease agreement with it. That lease required us to rent approximately 3,900 square feet of office space at a monthly rate of approximately $24,000. We relied on Section (4)(2) of the Securities Act in issuing the shares without registration.



    On July 18, 2001, we issued 1,785,714 shares of our common stock to RealNetworks, Inc. in connection with a Development Services and License Agreement and a Common Stock Purchase Agreement. RealNetworks invested $1,000,000 in us. In addition, RealNetworks entered into a strategic relationship with us that provided for licensing of our technology to RealNetworks. RealNetworks Inc., an accredited investor, is a strategic partner of ours and we relied on Section 4(2) of the Securities Act and on Rule 506 of Regulation D in issuing the shares without registering the offering under the Securities Act.



    On July 18, 2001, we entered into Unit Purchase Agreement with Travelers whereby we agreed to sell, but did not issue 13,571,429 units which consisted of one share and a warrant to purchase 1.5 shares of our common stock. On
August 10, 2001, we entered into a new agreement with Travelers, rescinding the Unit Purchase Agreement. Pursuant to the August 10, 2001 agreement, we issued 3,571,429 shares of preferred stock to Travelers and warrants to purchase 1.5 shares of our common stock. The preferred stock and the warrants cannot be converted or exercised for a period of six months. Each share of preferred stock is convertible into one share of common stock. The exercise price of the warrants is $0.56, and they expire on August 10, 2005. In connection with the issuance of the shares and the warrants to Travelers, we received proceeds of $2,000,000. Travelers, an accredited investor, is a strategic partner of ours and we relied on Section 4(2) of the Securities Act and on Rule 506 of Regulation D in issuing the shares without registering the offering under the Securities Act.


    On December 1, 2000, we entered into a common stock purchase agreement with Crossover Ventures, Inc., an accredited investor, for the sale of our common stock, from time to time. As of November 26, 2001 we had sold 7,631,181 shares pursuant to that common stock purchase agreement. On November 21, 2001, we entered into a second common stock purchase agreement for the sale of additional shares of our common stock from time to time. We relied on Section 4(2) of the Securities Act and on Rule 506 of Regulation D in issuing the shares without registering the offering under the Securities Act.

ITEM 27. EXHIBITS

     EXHIBIT NO.                         IDENTIFICATION OF EXHIBIT
---------------------                    -------------------------
        3.1             Certificate of Incorporation filed as an exhibit to the
                        Annual Report on Form 10KSB for the fiscal year ended
                        December 31, 2000 and incorporated by reference herein.

        3.2 Bylaws filed as an exhibit to On2's definitive proxy statement on Schedule 14A for the fiscal year 1999 annual shareholder meeting and incorporated by reference herein.

        4.1             Common Stock Purchase Agreement, dated as of December 1,
                        2000, between On2.com Inc. and Crossover Ventures, Inc.
                        filed as an exhibit to the Registration on Form S-3, filed with the SEC on December 8, 2000 and incorporated by reference herein.

        4.2             Registration Rights Agreement, dated as of December 1, 2000, between Crossover Ventures, Inc. and On2.com Inc. filed as an exhibit to the Registration on Form S-3, filed with the
                        SEC on December 8, 2000 and incorporated by reference
                        herein.

        4.3             Warrant Agreement, dated as of December 1, 2000, between
                        Crossover Ventures, Inc. and On2.com Inc. filed as an
                        exhibit to the Registration on Form S-3, filed with the SEC on December 8, 2000 and incorporated by reference herein.

        4.4             Agreement and Plan of Merger, dated as of July 13, 2000, by and among On2.com Inc., 8C Acquisition Corp., Eight Cylinder
                        Studios, Inc. and certain shareholders of Eight Cylinder
                        Studios, Inc. filed as an exhibit to the Registration of
                        Form 8-K filed with the SEC on November 3, 2000 and
                        incorporated by reference herein.

        4.5             Amendment One to Agreement and Plan of Merger, dated as of
                        September 29, 2000, by and among On2.com Inc., 8C
                        Acquisition Corp., Eight Cylinder Studios, Inc. and certain shareholders of Eight Cylinder Studios, Inc. filed as an
                        exhibit to the Registration on Form 8-K filed with the SEC on November 3, 2000 and incorporated by reference herein.

        4.6             Amendment Two to Agreement and Plan of Merger, dated as of,
                        October 26, 2000 by and among On2.com Inc., 8C Acquisition
                        Corp., Eight Cylinder Studios, Inc. and certain shareholders of Eight Cylinder Studios, Inc. filed as an exhibit to the
                        Registration of Form 8-K filed with the SEC on November 3,
                        2000 and incorporated by reference herein.

        4.7             Amendment Three to Agreement and Plan of Merger, dated as of
                        October 31, 2000, by and among On2.com Inc., 8C Acquisition
                        Corp., Eight Cylinder Studios, Inc. and certain shareholders of Eight Cylinder Studios, Inc. filed as an exhibit to the
                        Registration of Form 8-K filed with the SEC on November 3,
                        2000 and incorporated by reference herein.

        4.8             Unit Subscription Agreement, dated as of January 29, 2001
                        between On2.com Inc. and Abanat Limited filed as an exhibit to the Registration on Form SB-2 filed with the SEC on
                        September 13, 2001 and incorporated by reference.

        4.9             Investor's Rights Agreement, dated as of January 29, 2001
                        between On2.com Inc. and Abanat Limited filed as an exhibit to the Registration on Form SB-2 filed with the SEC on
                        September 13, 2001 and incorporated by reference.

        4.10            Form of Debenture issued to Abanat Limited, dated
                        January 29, 2001 filed as an exhibit to the Registration on
                        Form SB-2 filed with the SEC on September 13, 2001 and
                        incorporated by reference.

        4.11            Form of Warrant issued to Abanat Limited, dated January 29,
                        2001 filed as an exhibit to the Registration on Form SB-2
                        filed with the SEC on September 13, 2001 and incorporated by reference.

     EXHIBIT NO.                         IDENTIFICATION OF EXHIBIT
---------------------                    -------------------------
        4.12            Development Services and License Agreement, dated as of July
                        18, 2001, between On2 Technologies, Inc. and RealNetworks,
                        Inc. filed as an exhibit to the Registration on Form SB-2
                        filed with the SEC on September 13, 2001 and incorporated by reference.

        4.13            Common Stock Purchase Agreement, dated as of July 18, 2001, between On2 Technologies, Inc. and RealNetworks, Inc. filed as an exhibit to the Registration on Form SB-2 filed with
                        the SEC on September 13, 2001 and incorporated by reference.

        4.14            Investor's Rights Agreement, dated as of July 18, 2001,
                        between On2 Technologies, Inc. and RealNetworks, Inc. filed as an exhibit to the Registration on Form SB-2 filed with
                        the SEC on September 13, 2001 and incorporated by reference.

        4.15*           Common Stock Purchase Agreement, dated as of November 21,
                        2001, between On2 Technologies, Inc. and Crossover
                        Ventures, Inc.

        4.16*           Registration Rights Agreement, dated as of November 21,
                        2001, between On2 Technologies, Inc. and Crossover
                        Ventures, Inc.

        5.1             Opinion of McGuireWoods, LLP.

       10.1             Employment Agreement with Douglas McIntyre filed as an
                        exhibit to the Company's Current Report on Form 10-QSB for the period ended June 30, 2000 and incorporated by reference herein.

       10.2 Employment Agreement with Mark Meagher filed as an exhibit to the Company's Current Report on Form 10-QSB for the period ended June 30, 2000 and incorporated by reference herein.

       23.1* Consent of Arthur Andersen LLP, independent public accountants.

       23.2             Consent of McGuireWoods LLP (included in Exhibit 5.1).

       24.1*            Power of Attorney (included in signature page).


------------------------

*   Previously filed.

ITEM 28. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (a) and
    (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on January 29, 2002.


                                                       ON2 TECHNOLOGIES, INC.

                                                       By:           /s/ DOUGLAS A. MCINTYRE
                                                            -----------------------------------------
                                                                       Douglas A. McIntyre
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
               /s/ DOUGLAS A. MCINTYRE
     -------------------------------------------       President, Chief Executive   January 29, 2002
                (Douglas A. McIntyre)                    Officer and Director

                          *
     -------------------------------------------       Founder, Chief Technology    January 29, 2002
                 (Daniel B. Miller)                      Officer and Director

                 /s/ MARK J. MEAGHER                   Executive Vice President
     -------------------------------------------         and Chief Financial        January 29, 2002
                  (Mark J. Meagher)                      Officer

            /s/ CHRISTOPHER J. ACQUAVIVA               Vice President and
     -------------------------------------------         Principal Accounting       January 29, 2002
             (Christopher J. Acquaviva)                  Officer

                          *
     -------------------------------------------       Director                     January 29, 2002
                 (Stephen D. Klein)

                          *
     -------------------------------------------       Director                     January 29, 2002
                 (William A. Newman)

                          *
     -------------------------------------------       Director                     January 29, 2002
                  (Jack L. Rivkin)

                          *
     -------------------------------------------       Director                     January 29, 2002
                  (Strauss Zelnick)



*By:                 /s/ DOUGLAS A. MCINTYRE
             --------------------------------------
                       Douglas A. McIntyre
                        ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


     EXHIBIT NO.                         IDENTIFICATION OF EXHIBIT
---------------------                    -------------------------
        3.1             Certificate of Incorporation filed as an exhibit to the
                        Annual Report on Form 10KSB for the fiscal year ended
                        December 31, 2000 and incorporated by reference herein.

        3.2 Bylaws filed as an exhibit to On2's definitive proxy statement on Schedule 14A for the fiscal year 1999 annual shareholder meeting and incorporated by reference herein.

        4.1             Common Stock Purchase Agreement, dated as of
                        December December 1, 2000, between On2.com Inc. and
                        Crossover Ventures, Inc. filed as an exhibit to the
                        Registration on Form S-3, filed with the SEC on December 8,
                        2000 and incorporated by reference herein.

        4.2             Registration Rights Agreement, dated as of
                        December December 1, 2000, between Crossover Ventures, Inc.
                        and On2.com Inc. filed as an exhibit to the Registration on
                        Form S-3, filed with the SEC on December 8, 2000 and
                        incorporated by reference herein.

        4.3             Warrant Agreement, dated as of December 1, 2000, between
                        Crossover Ventures, Inc. and On2.com Inc. filed as an
                        exhibit to the Registration on Form S-3, filed with the SEC on December 8, 2000 and incorporated by reference herein.

        4.4             Agreement and Plan of Merger, dated as of July 13, 2000, by and among On2.com Inc., 8C Acquisition Corp., Eight Cylinder
                        Studios, Inc. and certain shareholders of Eight Cylinder
                        Studios, Inc. filed as an exhibit to the Registration of
                        Form 8-K filed with the SEC on November 3, 2000 and
                        incorporated by reference herein.

        4.5             Amendment One to Agreement and Plan of Merger, dated as of
                        September 29, 2000, by and among On2.com Inc., 8C
                        Acquisition Corp., Eight Cylinder Studios, Inc. and certain shareholders of Eight Cylinder Studios, Inc. filed as an
                        exhibit to the Registration on Form 8-K filed with the SEC on November 3, 2000 and incorporated by reference herein.

        4.6             Amendment Two to Agreement and Plan of Merger, dated as of,
                        October 26, 2000 by and among On2.com Inc., 8C Acquisition
                        Corp., Eight Cylinder Studios, Inc. and certain shareholders of Eight Cylinder Studios, Inc. filed as an exhibit to the
                        Registration of Form 8-K filed with the SEC on November 3,
                        2000 and incorporated by reference herein.

        4.7             Amendment Three to Agreement and Plan of Merger, dated as of
                        October 31, 2000, by and among On2.com Inc., 8C Acquisition
                        Corp., Eight Cylinder Studios, Inc. and certain shareholders of Eight Cylinder Studios, Inc. filed as an exhibit to the
                        Registration of Form 8-K filed with the SEC on November 3,
                        2000 and incorporated by reference herein.

        4.8             Unit Subscription Agreement, dated as of January 29, 2001
                        between On2.com Inc. and Abanat Limited filed as an exhibit to the Registration on Form SB-2 filed with the SEC on
                        September 13, 2001 and incorporated by reference.

        4.9             Investor's Rights Agreement, dated as of January 29, 2001
                        between On2.com Inc. and Abanat Limited filed as an exhibit to the Registration on Form SB-2 filed with the SEC on
                        September 13, 2001 and incorporated by reference.

        4.10            Form of Debenture issued to Abanat Limited, dated
                        January 29, 2001 filed as an exhibit to the Registration on
                        Form SB-2 filed with the SEC on September 13, 2001 and
                        incorporated by reference.

        4.11            Form of Warrant issued to Abanat Limited, dated January 29,
                        2001 filed as an exhibit to the Registration on Form SB-2
                        filed with the SEC on September 13, 2001 and incorporated by reference.

        4.12            Development Services and License Agreement, dated as of
                        July 18, 2001, between On2 Technologies, Inc. and
                        RealNetworks, Inc. filed as an exhibit to the Registration on Form SB-2 filed with the SEC on September 13, 2001 and incorporated by reference.

     EXHIBIT NO.                         IDENTIFICATION OF EXHIBIT
---------------------                    -------------------------
        4.13            Common Stock Purchase Agreement, dated as of July 18, 2001, between On2 Technologies, Inc. and RealNetworks, Inc. filed as an exhibit to the Registration on Form SB-2 filed with
                        the SEC on September 13, 2001 and incorporated by reference.

        4.14            Investor's Rights Agreement, dated as of July 18, 2001,
                        between On2 Technologies, Inc. and RealNetworks, Inc. filed as an exhibit to the Registration on Form SB-2 filed with
                        the SEC on September 13, 2001 and incorporated by reference.

        4.15*           Common Stock Purchase Agreement, dated as of November 21,
                        2001, between On2 Technologies, Inc. and Crossover
                        Ventures, Inc.

        4.16*           Registration Rights Agreement, dated as of November 21,
                        2001, between On2 Technologies, Inc. and Crossover
                        Ventures, Inc.

        5.1             Opinion of McGuireWoods LLP

       10.1             Employment Agreement with Douglas McIntyre filed as an
                        exhibit to the Company's Current Report on Form 10-QSB for the period ended June 30, 2000 and incorporated by reference herein.

       10.2 Employment Agreement with Mark Meagher filed as an exhibit to the Company's Current Report on Form 10-QSB for the period ended June 30, 2000 and incorporated by reference herein.

       23.1* Consent of Arthur Andersen LLP, independent public accountants.

       23.2             Consent of McGuireWoods LLP (included in Exhibit 5.1).

       24.1*            Power of Attorney (included in signature page).


------------------------

*   Previously filed.